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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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DUKE ENERGY CORPORATION
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Welcome to the Duke Energy

Annual Meeting
of Shareholders

March [    •    ], 2021

Dear Fellow Shareholders:

I am pleased to invite you to Duke Energy's Annual Meeting to be held on Thursday, May 6, 2021, at 12:30 p.m. Eastern time. We look forward to updating you at the Annual Meeting on our strategy and areas of focus and progress in 2020, as well as plans for the future of Duke Energy.

This past year has produced challenges for our Company, customers, and communities unlike any other we have seen. However, I am proud to say that Duke Energy rose to the occasion. We took steps throughout the pandemic to support our customers and communities when they needed us the most – without any layoffs or furloughs of our employees. We also produced exceptional results and continued to work toward our goals.

Our path forward has a clear destination: achieve net-zero carbon emissions from electricity generation by 2050. To meet this target, we are executing a more aggressive clean energy strategy that is transforming how we generate power, improve our energy infrastructure, and support our customers. Foundational to our efforts are safety, operational excellence, and a diverse and inclusive workforce.

This proxy statement contains information about our Board's oversight of Duke Energy's strategy, performance, and risks, as well as our ESG practices. It also describes the outreach we have had in the past year with you – our fellow shareholders – and how that feedback has influenced the work that we are doing at Duke Energy.

Annual Meeting Details

This year's Annual Meeting will once again be held exclusively via live webcast. This will be the fourth year we have held our Annual Meeting via live webcast. The online format has successfully expanded our ability to connect with shareholders from all over the world while still providing you the same opportunities to vote and ask questions that you would have had at an in-person meeting, including by submitting questions in writing in advance of the Annual Meeting on our pre-meeting forum at proxyvote.com. An audio broadcast of the Annual Meeting will also be available by phone toll-free at 866.548.4713, confirmation code 7210509. Details regarding how to participate in the Annual Meeting via live webcast, as well as the items to be voted on, are described in the accompanying Notice of Annual Meeting of Shareholders, "Rules of Conduct for the Annual Meeting" on page 1 of the Proxy Summary, and in the "Frequently Asked Questions and Answers About the Annual Meeting" on page 80 of this proxy statement.

Please review this proxy statement prior to casting your vote as it contains important information relating to the business of the Annual Meeting. Page 81 contains instructions on how you can vote your shares online, by phone, or by mail. We encourage you to vote and share your feedback with us, and hope you can participate in the Annual Meeting.

Thank you for your continued investment in Duke Energy.

Sincerely,

Lynn J. Good
Chair, President and CEO

Letter from the Board of Directors

Dear Fellow Shareholders:

It is our great honor to serve as independent members of the Board with our Chair, President and CEO, Lynn Good, who has skillfully positioned Duke Energy as a leader while the utility industry navigates rapid changes. We are a diverse, engaged, and experienced group of directors who are deeply committed to sound corporate governance, human capital management, executive compensation, and risk management policies and practices to ensure that Duke Energy operates responsibly and efficiently and achieves long-term sustainable value for our fellow shareholders. The varied perspectives of this Board allow us to actively oversee the most important issues facing Duke Energy.

Since the 2020 Annual Meeting, the world and the Company have faced historic challenges. Throughout these challenges, the Board has focused on the key risk areas for the Company, including safe operations for our employees, customers, and communities; managing regulatory risks; fostering a culture of ethics and compliance, and diversity, equity, and inclusion; and ensuring that cyber and physical security is always top of mind for all employees. The Board has also overseen Duke Energy's continued progress on its clean energy transition, leading to the adoption of a new goal to reach net-zero methane emissions from our natural gas distribution business by 2030 to further bolster the Company's previous commitments to reduce carbon emissions from electricity generation by at least 50% from 2005 levels by 2030 and to reach net-zero carbon emissions from electricity generation by 2050.

In 2020, we also continued our annual shareholder engagement program, reaching out to holders of over one-third of our outstanding common shares in the spring and fall. We held numerous conversations with shareholders and stakeholders outside of our shareholder engagement program, and the feedback we have gathered from these engagements has helped the Board shape our policies, practices, and disclosures.

We look forward to continuing our dialogue with shareholders at the 2021 Annual Meeting, and thank you for your continued support.

Sincerely,

Michael G. Browning Annette K. Clayton Theodore F. Craver, Jr. Robert M. Davis	Daniel R. DiMicco Nicholas C. Fanandakis John T. Herron William E. Kennard	E. Marie McKee Marya M. Rose Thomas E. Skains William E. Webster, Jr.

Notice of 2021 Annual Meeting of Shareholders

Items of Business		Board's Voting Recommendation
1	Election of Directors
2	Ratification of Deloitte & Touche LLP as Duke Energy's independent registered public accounting firm for 2021
3	Advisory vote to approve Duke Energy's named executive officer compensation
4	Amendment to the Amended and Restated Certificate of Incorporation of Duke Energy Corporation to eliminate supermajority requirements
5	Two shareholder proposals, if properly presented at the meeting
6	Any other business that may properly come before the meeting (or any adjournment or postponement of the meeting)

Vote Now
By Internet	By Mailing Your Proxy Card

Visit 24/7 proxyvote.com	Cast your vote, sign your proxy card, and mail free of postage
By Phone	Participate in the Annual Meeting

Call toll free 24/7 at 800.690.6903 or by calling the number provided by your broker, bank, or other nominee if your shares are not registered in your name	You will need the 16-digit control number, which can be found on your Notice, on your proxy card, and on the instructions that accompany your proxy materials

Meeting Date: May 6, 2021

Record Date:   March 8, 2021

Only holders of record of Duke Energy common stock as of the close of business on the record date are entitled to participate in, vote, and ask questions at the Annual Meeting.

Webcast: duke-energy.onlineshareholdermeeting.com

To participate in the Annual Meeting via live webcast at duke-energy.onlineshareholdermeeting.com, you will need the 16-digit control number, which can be found on your Notice, on your proxy card, and on the instructions that accompany your proxy materials. Those who are not shareholders as of the record date may view the Annual Meeting as guests.

The Annual Meeting will begin promptly at 12:30 p.m. Eastern time. Online check-in will begin at 12:00 p.m. Eastern time.

Audio Broadcast:

Shareholders and guests may also listen to an audio broadcast of the Annual Meeting by phone toll free at 866.548.4713, confirmation code 7210509.

Pre-Meeting Information:

On our pre-meeting forum at proxyvote.com, shareholders of record can submit questions in writing in advance of the Annual Meeting, access copies of proxy materials, and vote. Because we will be providing our proxy materials to our shareholders electronically, most of our shareholders will receive only the Notice containing instructions on how to access the proxy materials electronically and vote online, by phone, or by mail. If you would like to request paper copies of the proxy materials, you may follow the instructions on your Notice.

Dated: March [ • ], 2021	By order of the Board of Directors,

Kodwo Ghartey-Tagoe Executive Vice President, Chief Legal Officer and Corporate Secretary

DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

RULES OF CONDUCT FOR THE ANNUAL MEETING

Duke Energy strives to provide our shareholders at the online-only Annual Meeting the same rights that they would have had at an in-person meeting and an enhanced opportunity for participation and discourse.

•
Shareholders who have submitted proposals for the Annual Meeting are given the choice of recording the presentation of their proposal in advance or presenting their proposal live via a third-party operated telephone line.

•
A representative of Broadridge Financial Solutions has been appointed as the independent inspector of elections.

•
Shareholders as of the record date who would like to submit questions in writing in advance of the Annual Meeting may do so by visiting our pre-meeting forum at proxyvote.com using their 16-digit control number.

•
Shareholders participating in the Annual Meeting live via webcast may also submit questions in writing during the Annual Meeting. Shareholders are encouraged to provide their name and contact information in case the Company needs to contact them after the Annual Meeting.

•
Individuals who are not shareholders as of the record date who are interested in viewing or listening to the Annual Meeting will be allowed to check-in to duke-energy.onlineshareholdermeeting.com to view the Annual Meeting as a guest, or listen to the Annual Meeting toll-free at 866.548.4713, confirmation code 7210509.

•
Questions submitted by shareholders will be read during the Annual Meeting unedited. Of course, questions that are of an inappropriate personal nature or that use offensive language will not be read at the Annual Meeting or posted on our website after the Annual Meeting. Questions regarding technical issues related to the Annual Meeting will be referred to technical support personnel to respond separately.

•
We will post answers to all questions received in advance of or during the Annual Meeting, including those questions that we do not answer during the Annual Meeting, on our website at duke-energy.com/our-company/investors/financial-news under "05/06/2021 – Annual Meeting of Shareholders." All unedited questions and the answers to those questions, as well as a video replay of the Annual Meeting, will be available on our website until the release of the proxy statement for the 2022 Annual Meeting.

•
Questions on topics that have been previously asked and answered during the Annual Meeting will be answered after the Annual Meeting and posted on our website at duke-energy.com/our-company/investors/financial-news under "05/06/2021 – Annual Meeting of Shareholders" along with all other submitted questions.

•
The Question and Answer portion of the Annual Meeting will end upon the earlier of 1:30 p.m. Eastern time, or after all question topics that are not of an inappropriate nature have been answered.

GLOSSARY OF TERMS

To enhance the readability of this year's proxy statement, we added a Glossary of Terms beginning on page 85, which includes all defined terms in this proxy statement.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 1

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider. You should read the entire proxy statement carefully before voting. Page references and website addresses are supplied to help you find additional information in this proxy statement and elsewhere. Information provided on websites linked to this proxy statement is not incorporated by reference into this proxy statement.

Who We Are

Headquartered in Charlotte, North Carolina, Duke Energy is one of the largest energy holding companies in the United States, providing electricity to 7.9 million retail electric customers in six states and natural gas distribution services to 1.6 million customers in five states. We have approximately 51,000 megawatts of electric generating capacity in North Carolina, South Carolina, the Midwest, and Florida, and 2,800 megawatts of generating capacity through our commercial renewables business, which owns and operates diverse power generation assets in North America, including a portfolio of renewable wind, solar, energy storage, and microgrid projects. More information about Duke Energy is available on our website at duke-energy.com.

Voting Information

	Broker Non-Votes*	Abstentions	Votes Required for Approval

Proposal 1: Election of Directors (page 10) The Board recommends you vote FOR each Nominee	Do not count	Do not count	Majority of votes cast, with a resignation policy

Proposal 2: Ratification of Deloitte & Touche LLP as Duke Energy's Independent Registered Public Accounting Firm for 2021 (page 34) The Board recommends you vote FOR this proposal	Brokers have discretion to vote	Vote against	Majority of shares represented

Proposal 3: Advisory Vote to approve Duke Energy's named executive officer compensation (page 36) The Board recommends you vote FOR this proposal	Do not count	Vote against	Majority of shares represented

Proposal 4: Amendment to the Amended and Restated Certificate of Incorporation of Duke Energy Corporation to eliminate supermajority requirements (page 71)

The Board recommends you vote FOR this proposal

	Do not count	Vote against	80% of shares outstanding

Shareholder Proposals 5 - 6: (page 72) The Board recommends you vote AGAINST each shareholder proposal	Do not count	Vote against	Majority of shares represented

*
NYSE rules state that if your shares are held through a broker, bank, or other nominee, they cannot vote on nondiscretionary matters without your instruction.

2 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROXY SUMMARY

Our Strategy

Duke Energy is working to create a smarter energy future for the people and communities it serves. Our business strategy is focused on safely transforming and readying our system by investing in new and existing carbon-free technology, modernizing our gas and electric infrastructure, and expanding and integrating efficiency and demand management programs.

In the past two years, we have set ambitious climate goals that are aligned with this strategy and will help us drive it forward. In 2019, Duke Energy set a goal to reach net-zero carbon emissions from electricity generation by 2050, and in 2020 we set another goal to reach net-zero methane emissions from our natural gas distribution business by 2030. To achieve these major milestones, we are working to shape the landscape by partnering with stakeholders, championing public policy that advances innovation, and advancing regulatory models that support carbon and methane reductions.

As we work to transition our business to clean energy, we are focused on delivering sustainable value for our customers and shareholders, by maintaining affordability and leveraging business transformation to exceed customer expectations, optimizing investments to drive attractive shareholder returns, and providing new product offerings and solutions that deliver growth.

Fundamental to accomplishing this strategy is safety, operational excellence, and a diverse and inclusive workforce.

Our History

Duke Energy has been powering the lives of our customers and communities for more than a century and has been at the forefront of new beginnings. And while we are investing in the future, we will never forget the people and the events that got us where we are today.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 3

PROXY SUMMARY

Highlights Since the 2020 Annual Meeting (page 39)

Safety remains our top priority

Despite challenging circumstances, our employees continued to make safety our top priority. Our results in 2020 were consistent with our industry-leading safety performance levels from 2016 through 2019.

Response to COVID-19 pandemic

We executed on our robust business continuity plans to ensure that critical functions continued while maintaining a safe work environment. In addition to benefits provided to our employees to support them during the pandemic, we also quickly transitioned 18,000 employees to remote work, developed new safety protocols aligned with CDC guidance for essential workers, increased communications to keep employees informed, and implemented a series of surveys to get employee input. We also added bandwidth for our information and technology systems to support the remote operations of our employees.

Progress toward generating cleaner energy

In 2020, our overall reduction of carbon emissions from electricity generation since 2005 surpassed 40%. We also filed our IRPs in North Carolina and South Carolina, outlining six pathways to a cleaner energy future consistent with stakeholder feedback and priorities.

ESG goals and strategy

Managing costs during challenging times

We activated agile business levers in 2020 to achieve $450 million in mitigation actions, including approximately $320 million of O&M savings – enabling the Company to deliver adjusted EPS results within our original guidance range of $5.05 to $5.45 and preventing employee layoffs or furloughs.

Constructive regulatory outcomes across our multijurisdictional footprint

4 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROXY SUMMARY

Shareholder Engagement Highlights (pages 22 and 37)

As part of our commitment to corporate governance, we have a track record of engaging with shareholders year round to discuss and respond to their feedback.

The agenda for these conversations spanned a variety of topics:

1	Board oversight and composition, including diversity and skills	2	Our strategic vision, including our goal to reach net-zero carbon emissions from electricity generation by 2050	3	Our operational priorities and response to the pandemic

4	Our commitment to, and progress on, ESG issues	5	Our human capital management and diversity and inclusion initiatives	6	Our executive compensation program

Environmental, Social, and Governance Highlights

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 5

PROXY SUMMARY

Corporate Governance Highlights (page 27)

Independence	• Independent Lead Director with clearly defined role and responsibilities • Independent Board committees • Independent directors meet in executive session at each regularly scheduled Board meeting

Shareholder Rights

•

Ability for shareholders to nominate directors through proxy access

•

Robust year round shareholder engagement program, including director involvement

•

Ability for shareholders to take action by less than unanimous written consent

•

Ability for shareholders to call a special shareholder meeting

•

Board responsiveness to majority support of shareholder proposals

•

Each share of common stock is equal to one vote

Good Governance Practices

•

Majority voting for directors with mandatory resignation policy and plurality carve out for contested elections

•

Annual Board, committee, and director assessments

•

Clearly defined environmental and social initiatives and goals

•

Annual election of all directors

•

Policy to prohibit all hedging and pledging of corporate securities

•

Regular Board refreshment

Executive Compensation Highlights (page 37)

Our executive compensation program is designed to:

1	Link Pay to Performance	2	Attract and Retain talented executive officers and key employees	3	Emphasize Performance-Based Compensation to motivate executives and key employees

4	Reward Individual Performance	5	Encourage Long-Term Commitments to Duke Energy and align the interests of executives with shareholders

We meet these objectives through the appropriate mix of compensation, including base salary, short-term and long-term incentives, consisting of performance shares and RSUs.

COMPENSATION COMPONENTS

	Base salary	STI	LTI

Link pay to performance

Attract and retain talented executives and key employees

Emphasize performance-based compensation to motivate executives and key employees

Reward individual performance

Encourage long-term commitment to Duke Energy and align the interests of executives with shareholders

6 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROXY SUMMARY

Key Compensation Features

Following are key features of our executive compensation program:

AT DUKE ENERGY WE...	AT DUKE ENERGY WE DO NOT...

Integrate key performance metrics in our incentive plans relating to environmental, climate, safety, human capital management, and customer initiatives	Provide tax gross-ups to NEOs
Require significant stock ownership, including 6x base salary for our CEO and 3x base salary for other NEOs	Permit hedging or pledging of Duke Energy securities
Maintain a stock retention policy	Provide "single trigger" vesting of stock awards upon a change in control
Tie equity and cash-based incentive compensation to a clawback policy	Provide employment agreements to a broad group
Use an independent compensation consultant retained by and reporting directly to the Compensation and People Development Committee to advise on compensation matters	Encourage excessive or inappropriate risk-taking through our compensation program
Review tally sheets on an annual basis	Provide excessive perquisites
Consider shareholder feedback and the prior year's "say-on-pay" vote	Provide dividend equivalents on unearned performance shares
Require that equity awards must be subject to a one-year minimum vesting period, subject to limited exceptions
Disclose performance targets for the performance share cycle granted in the most recent year

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 7

PROXY SUMMARY

Our Board Nominees (page 10)

Our Board regularly and diligently reviews its composition to ensure that its collective membership has the skills to meet needs of our business and reflects a diversity of perspectives and experiences. All nominees have the highest level of professional integrity.

Committee Memberships (C: Chair)

Name Independence, Age, Tenure Position(1)	Gender (G), Racial or Ethnically (R&E) Diverse	Other Public Boards	Audit	Compensation and People Development	Corporate Governance	Finance and Risk Management	Operations and Nuclear Oversight	Regulatory Policy

Michael G. Browning Independent Lead Director, 74, 2006 Chairman, Browning Consolidated		None		•	C			•

Annette K. Clayton Independent, 57, 2019 President and CEO, North America Operations, Schneider Electric SA	G	Polaris Industries Incorporated	•				•

Theodore F. Craver, Jr. Independent, 69, 2017 Retired Chairman, President and CEO, Edison International		Wells Fargo & Company	C					•

Robert M. Davis Independent, 54, 2018 CFO and Executive Vice President, Global Services, Merck		None		•		•

Caroline Dorsa Independent, 61, N/A(2) Retired Executive Vice President and CFO, Public Service Enterprise Group Incorporated	G	Biogen Inc., Illumina, Inc. and Intellia Therapeutics, Inc.

W. Roy Dunbar Independent, 59, N/A(2) Retired Chairman and CEO of Network Solutions, LLC	R&E	Johnson Controls International, PLC and SiteOne Landscape Supply, Inc.

Nicholas C. Fanandakis Independent, 64, 2019 Retired Executive Vice President, DuPont de Nemours, Inc. (fka DowDuPont, Inc.)		FTI Consulting, Inc. and ITT Inc.	•			•

Lynn J. Good Executive Director, 61, 2013 Chair, President and CEO, Duke Energy Corporation	G	The Boeing Company

John T. Herron Independent, 67, 2013 Retired President, CEO and Chief Nuclear Officer, Entergy Nuclear		None				•	C

E. Marie McKee Independent, 70, 2012 Retired Senior Vice President, Corning Incorporated	G	None		C	•

Michael J. Pacilio Independent, 60, N/A(2) Retired Executive Vice President and Chief Operating Officer, Exelon Generation, Exelon Corp.		None

Thomas E. Skains Independent, 64, 2016 Retired Chairman, President and CEO, Piedmont Natural Gas Company, Inc.		National Fuel Gas Company and Truist Financial Corporation				•		C

William E. Webster, Jr. Independent, 67, 2016 Retired Executive Vice President, Institute of Nuclear Power Operations		None	•				•

(1)
Information provided as of the record date of March 8, 2021

(2)
New director nominees for the 2021 Annual Meeting

8 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROXY SUMMARY

Our Board Composition

Diversity of Skills, Qualifications, and Experience

Our Board exhibits a diverse range of skills and experience that collectively creates a well-rounded perspective suitable to protecting the interests of shareholders. The table below denotes the areas of expertise we value and the number of directors with that expertise or experience.

Customer Service experience is important as Duke Energy focuses on meeting customer expectations and transforming the customer experience.	9

Cybersecurity/Technology experience is important in overseeing the security of Duke Energy's business and operational technical systems, including customer experience, financial systems, and internal and grid operations.	8

Environmental experience is important in analyzing and responding to Duke Energy's risks from climate change and transition to clean energy, as well as in assessing Duke Energy's environmental compliance obligations and operations.	9

Human Capital Management experience is important in overseeing the needs of our workforce – Duke Energy's most critical resource.	5

Industry experience is important in understanding the unique technical, regulatory, and financial aspects of the utility industry.	9

Legal experience is important in understanding Duke Energy's legal risks and obligations.	2

Regulatory/Government experience is important in understanding the regulated nature of the utility industry.	10

Risk Management experience is important in overseeing a myriad of risks, including operational, financial, strategic, and reputational risks that affect our business.	12

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 9

PROPOSAL 1:     ELECTION OF DIRECTORS

The Board of Directors

The Corporate Governance Committee, comprised of only independent directors, has recommended, and the Board has approved, the individuals discussed on pages 11 through 17 as nominees for election to serve on the Board. The nominees include 10 of our current directors and three new nominees, Caroline Dorsa, W. Roy Dunbar, and Michael J. Pacilio, who the Board recommended because of their diversity, skills, and background, which will aid the Board in overseeing the Company's strategy. Each of the new nominees was identified by an independent search firm.

We have a declassified Board, which means all the directors are voted on every year at the Annual Meeting. If any director is unable to stand for election, the Board may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve.

Our Principles for Corporate Governance includes a director tenure policy in addition to a retirement policy, which is described in more detail on page 27 of this proxy statement. Pursuant to this policy, Daniel R. DiMicco will be retiring at the 2021 Annual Meeting. In addition to the retirement of Mr. DiMicco, two other directors, William E. Kennard and Marya M. Rose, each decided not to sit for nomination at the 2021 Annual Meeting due to increased external business and personal commitments. We appreciate the contributions of Mr. DiMicco, Mr. Kennard, and Ms. Rose during their service to Duke Energy.

Majority Voting for the Election of Directors

Under Duke Energy's By-Laws, in an uncontested election at which a quorum is present, a director-nominee will be elected if the number of votes cast "FOR" the nominee's election exceeds the number of votes cast as "WITHHOLD" from that nominee's election. Abstentions and broker non-votes do not count. In addition, Duke Energy has a resignation policy in our Principles for Corporate Governance, which requires an incumbent director who has more votes cast as "WITHHOLD" from that nominee's election than votes cast "FOR" his or her election to tender his or her letter of resignation for consideration by the Corporate Governance Committee.

In contested elections, directors will be elected by plurality vote. For purposes of the By-Laws, a "contested election" is an election in which the number of nominees for director is greater than the number of directors to be elected.

10 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROPOSAL 1:    ELECTION OF DIRECTORS

Biographical Information, Skills, and Qualifications of our Board Nominees

Michael G. Browning

Independent Director Nominee Independent Lead Director
Age: 74 Director of Duke Energy since 2006 Principal, Browning Consolidated, LLC	Committees: • Compensation and People Development Committee • Corporate Governance Committee (Chair) • Regulatory Policy Committee Other current public directorships: • None

Mr. Browning currently serves as Chairman of MGB Holdings, Inc. operating as owner, general partner, and managing member of various real estate entities. He is also Principal of Browning Consolidated, a real estate development firm, and was Chairman of the Board of Browning Consolidated from 1981 until November 2019. Mr. Browning is a former director of Standard Management Corporation, Conseco, Inc., and Indiana Financial Corporation. Mr. Browning has served as Independent Lead Director since January 1, 2016.

Skills and qualifications:

Mr. Browning's qualifications for election include his management experience, as well as his knowledge and understanding of customers' needs in Duke Energy's Midwest service territory gained during his long career as the Chairman of Browning Consolidated, a real estate development firm located in Indiana. Mr. Browning's financial and investment expertise adds a valuable perspective to the Board and its committees.

Annette K. Clayton

Independent Director Nominee
Age: 57 Director of Duke Energy since 2019 President and CEO, North America Operations, Schneider Electric SA	Committees: • Audit Committee • Operations and Nuclear Oversight Committee Other current public directorships: • Polaris Industries Incorporated

Ms. Clayton has been President and CEO of the North America Operations of Schneider Electric, a global electrical equipment manufacturer, and a member of the Executive Committee since June 2016. She also served as Chief Supply Chain Officer from June 2016 until January 2019. From May 2011 to June 2016, she served as Executive Vice President of Schneider Electric and a Member of the Executive Committee, Hong Kong. Prior to her employment at Schneider Electric, Ms. Clayton served at Dell, Inc. as Vice President of Global Supply Chain Operations and Vice President of Dell Americas operations, and at General Motors as President of their Saturn subsidiary, Corporate Vice President of Global Quality, and a member of their strategy board.

Skills and qualifications:

Ms. Clayton's qualifications for election include her experience as senior management of Schneider Electric overseeing the strategic direction and financial accountability of the company's North America operations. In her role as President and CEO of Schneider Electric's North America Operations, she has gained experience in customer service through her direct responsibility for the customer call centers, in cybersecurity and technology through Schneider Electric's work with the government on cybersecurity infrastructure, and the digital transformation of their supply chain, and in environmental and regulatory matters through her oversight of Schneider Electric's Safety and Environment function. She also has human capital management experience through her work on talent management initiatives, succession planning, and supply chain workforce planning at Schneider Electric. These skills uniquely fit the skill sets that benefit Duke Energy in our corporate strategy.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 11

PROPOSAL 1:    ELECTION OF DIRECTORS

Theodore F. Craver, Jr.

Independent Director Nominee
Age: 69 Director of Duke Energy since 2017 Retired Chairman, President and CEO, Edison International	Committees: • Audit Committee (Chair) • Regulatory Policy Committee Other current public directorships: • Wells Fargo & Company

Mr. Craver was Chairman, President and CEO of Edison International, the parent company of a large California utility and various competitive electric businesses, from 2008 until his retirement in 2016. From 2005 to 2007, Mr. Craver served as CEO of Edison Mission Energy, a subsidiary of Edison International. Prior to his appointment as CEO of Edison Mission Energy, Mr. Craver served as CFO of Edison International from 2000 to 2004. He started at Edison International in 1996 after leaving First Interstate Bancorp where he was Executive Vice President and Corporate Treasurer. Mr. Craver is a former member of the ESCC, the organization that is the principal liaison between the federal government and the electric power sector responsible for coordinating efforts to prepare for, and respond to, national-level disasters or threats to critical infrastructure. Mr. Craver currently serves as a Senior Advisor to Blackstone's Global Infrastructure Fund and as a Senior Advisor to Bain & Company. He is also a member of the Economic Advisory Council of the Federal Reserve Bank of San Francisco, on the Board of Advisors of Mobility Impact Partners, and, in 2019, joined the Advisory Board of the Center on Cyber and Technology Innovation, which is a research institute focusing on national security and foreign policy.

Skills and qualifications:

Mr. Craver's qualifications for election include his experience as CEO of Edison International, which gives him in-depth knowledge of the utility industry and the regulatory arena, including environmental regulations, as well as his financial and risk management experience obtained as a CFO at Edison International, and at First Interstate Bancorp as the Chair of the Asset and Liability Committee, which was responsible for the oversight of risk management within the organization. Mr. Craver's experience in the industry also gives him a keen awareness of the needs of utility customers during this time of industry change. In addition, Mr. Craver's experience with grid cybersecurity as a member of the Steering Committee of the ESCC and as a member of the Advisory Board of the Center on Cyber and Technology Innovation gives him insight into this crucial area for Duke Energy. In 2018, he earned the CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors.

12 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROPOSAL 1:    ELECTION OF DIRECTORS

Robert M. Davis

Independent Director Nominee
Age: 54 Director of Duke Energy since 2018 CFO and Executive Vice President, Global Services, Merck	Committees: • Compensation and People Development Committee • Finance and Risk Management Committee Other current public directorships: • None

Mr. Davis has been CFO since April 2014 and CFO and Executive Vice President, Global Services since 2016 for Merck, a global health care company that provides prescription medicines, vaccines, and other health solutions. In February 2021, Merck announced that Mr. Davis would become President of Merck effective April 1, 2021, and CEO and a member of the Merck board of directors effective July 1, 2021. Prior to Merck, Mr. Davis worked for Baxter International, Inc. as Corporate Vice President and President of Medical Products from 2010 to 2014, Corporate Vice President and President of Baxter International's renal business in 2010, Corporate Vice President and CFO from 2006 to 2010, and Treasurer from 2004 to 2006. Mr. Davis previously served on the board of directors of C.R. Bard until its merger with Becton, Dickinson and Company in December 2017.

Skills and qualifications:

Mr. Davis' qualifications for election include his significant experience in regulatory matters, finance, and risk management obtained during his service as the CFO of Merck, where enterprise risk management and finance are within his areas of responsibility, as well as his prior experience gained in a variety of management and finance roles at Baxter International. Mr. Davis' legal knowledge, obtained when he earned his Doctor of Jurisprudence, adds additional insight to the Board's discussions of legal and risk issues. Mr. Davis also has significant experience with technology and cybersecurity as a result of his direct oversight over those areas during his time as CFO of Merck and at Baxter International. Mr. Davis' experience at Merck provides valuable insight into navigating an industry undergoing rapid transformation.

Caroline Dorsa

Independent Director Nominee
Age: 61 New Director Nominee Retired Executive Vice President and CFO, Public Service Enterprise Group Incorporated	Committees: Not applicable Other current public directorships: • Biogen Inc. • Illumina, Inc. • Intellia Therapeutics, Inc.

Ms. Dorsa served as the Executive Vice President and CFO of Public Service Enterprise Group, a diversified energy company, from April 2009 until her retirement in October 2015, and served on its board of directors from February 2003 to April 2009. She also served in numerous senior management positions at Merck, Gilead Sciences, and Avaya prior to joining Public Service Enterprise Group.

Skills and qualifications:

Ms. Dorsa's qualifications for election include her financial acumen, her cybersecurity and technology experience, and her understanding of the regulatory and human capital risks in the energy industry, gained during her time at Public Service Enterprise Group, where she served as a member of the board of directors, Executive Vice President and CFO, head of the finance department, and was directly responsible for the information technology and business development groups.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 13

PROPOSAL 1:    ELECTION OF DIRECTORS

W. Roy Dunbar

Independent Director Nominee
Age: 59 New Director Nominee Retired Chairman and CEO of Network Solutions, LLC	Committees: Not applicable Other current public directorships: • Johnson Controls International, PLC • SiteOne Landscape Supply, Inc.

Mr. Dunbar was Chairman and CEO of Network Solutions, a technology company and web service provider, from January 2008 until October 2009. Following his time at Network Solutions, Mr. Dunbar acted as a developer for solar projects. Mr. Dunbar also served as the President of Global Technology and Operations for MasterCard Incorporated from September 2004 until January 2008. Prior to MasterCard, Mr. Dunbar worked at Eli Lilly and Company for 14 years, serving as President of Intercontinental Operations, and earlier as Chief Information Officer.

Skills and qualifications:

Mr. Dunbar's qualifications for election include his strong leadership skills, his experience and insight into environmental issues and the energy industry during his time as a solar developer, and his deep experience across a number of functional disciplines, including the application of information technology across different business sectors. The variety of these experiences in these areas which are critical to the success of the Company's strategy will make him a uniquely qualified addition to the Board.

Nicholas C. Fanandakis

Independent Director Nominee
Age: 64 Director of Duke Energy since 2019 Retired Executive Vice President, DuPont de Nemours, Inc.	Committees: • Audit Committee • Finance and Risk Management Committee Other current public directorships: • FTI Consulting, Inc. • ITT Inc.

Mr. Fanandakis is a retired Executive Vice President of DuPont, a holding company with agriculture, materials science, and specialty products businesses. Mr. Fanandakis served as Executive Vice President and CFO at E.I. du Pont de Nemours and Company from 2009 until January 2019 and as Executive Vice President of DuPont until his retirement in July 2019. Prior to 2009, Mr. Fanandakis served in various plant, marketing, product management, and business director roles in the DuPont organization since 1979.

Skills and qualifications:

Mr. Fanandakis' qualifications for election include his management experience gained during his career in numerous areas of DuPont. In addition to his management experience, Mr. Fanandakis' expertise in finance, tax, banking, and risk management at a company undergoing transformation is an asset to Duke Energy's Board.

14 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROPOSAL 1:    ELECTION OF DIRECTORS

Lynn J. Good

Non-Independent Director Nominee Chair
Age: 61 Director of Duke Energy since 2013 Chair, President and CEO, Duke Energy Corporation	Committees: • None Other current public directorships: • The Boeing Company

Ms. Good has served as Chair, President and CEO of Duke Energy since January 1, 2016, and was Vice Chair, President and CEO of Duke Energy from July 2013 through December 2015. She served as Executive Vice President and CFO of Duke Energy from July 2009 through June 2013.

Skills and qualifications:

Ms. Good is our Chair, President and CEO and was previously our CFO. Her extensive financial and risk management background, as well as her knowledge of the affairs of Duke Energy and our business make her uniquely suited to lead our Board and Duke Energy. Her many years of experience in the utility industry, her knowledge of the associated regulatory issues, technologies, environmental regulations, and customer focus, provide valuable resources for the Board.

John T. Herron

Independent Director Nominee
Age: 67 Director of Duke Energy since 2013 Retired President, CEO and Chief Nuclear Officer, Entergy Nuclear	Committees: • Finance and Risk Management Committee • Operations and Nuclear Oversight Committee (Chair) Other current public directorships: • None

Mr. Herron was President, CEO and Chief Nuclear Officer of Entergy Nuclear, the nuclear operations of Entergy Corporation, an electric utility, from 2009 until his retirement in 2013. Mr. Herron joined Entergy Nuclear in 2001 and held a variety of positions. He began his career in nuclear operations in 1979 and, through his career, held positions at a number of nuclear stations across the country. Mr. Herron is a director of Ontario Power Generation and also has served on the board of directors of INPO.

Skills and qualifications:

Mr. Herron's qualifications for election include his knowledge and extensive insight gained as a senior executive in the utility industry, including his three decades of experience in nuclear energy. In addition to his nuclear expertise, during Mr. Herron's career, and particularly during his time as CEO and Chief Nuclear Officer of Entergy Nuclear, he gained significant financial, regulatory, and environmental expertise, as well as an understanding of utility customers. He also obtained risk management expertise, a required skill for those tasked with overseeing the operation of nuclear power plants. Mr. Herron also had direct responsibility for the management of cybersecurity as CEO and Chief Nuclear Officer of Entergy Nuclear.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 15

PROPOSAL 1:    ELECTION OF DIRECTORS

E. Marie McKee

Independent Director Nominee
Age: 70 Director of Duke Energy since 2012 Retired Senior Vice President, Corning Incorporated	Committees: • Compensation and People Development Committee (Chair) • Corporate Governance Committee Other current public directorships: • None

Ms. McKee is a retired Senior Vice President of Corning Incorporated, a manufacturer of components for high-technology systems for consumer electronics, mobile emissions controls, telecommunications, and life sciences. Ms. McKee has over 35 years of experience obtained at Corning, where she held a variety of management positions with increasing levels of responsibility, including Senior Vice President of Human Resources from 1996 until 2010, President of Steuben Glass from 1998 until 2008, and President of The Corning Museum of Glass and The Corning Foundation from 1998 until 2014.

Skills and qualifications:

Ms. McKee's qualifications for election include her senior management experience in human resources, which provides her with a thorough knowledge of human capital management and compensation practices. Her prior experience as a senior executive of Corning Incorporated has also given her excellent operating skills and an understanding of environmental regulations, technology, and risk management with regard to the manufacturing process, which aids the Board in its oversight of environmental and health and safety matters.

Michael J. Pacilio

Independent Director Nominee
Age: 60 New Director Nominee Retired Executive Vice President and Chief Operating Officer, Exelon Generation, Exelon Corp.	Committees: • Not applicable Other current public directorships: • None

Mr. Pacilio is a retired Executive Vice President and Chief Operating Officer of Exelon Generation, one of the largest competitive U.S. power generators, with the nation's largest nuclear fleet and a balanced portfolio of natural gas, hydro, wind, and solar generation. Mr. Pacilio has almost 40 years of experience at Exelon, where he held a variety of management positions within Exelon Nuclear and Exelon Generation, including President and Chief Nuclear Officer, and has held numerous leadership roles outside of Exelon, including leading the nuclear sector's response to the Fukushima tsunami, helping to develop national industry equipment on digital equipment and cybersecurity, and roles within INPO, the World Nuclear Association and the Nuclear Energy Institute, where he served on the executive committee of the board of directors.

Skills and qualifications:

Mr Pacilio's qualifications for election include his extensive knowledge of the nuclear industry, which relies heavily on an understanding and application of risk management and regulatory expertise. His understanding of the financial, operational, and environmental requirements for carbon-free generation, including nuclear, wind, and solar, will provide valuable insight to the Board as the Company navigates our clean energy transition. In addition, Mr. Pacilio's cybersecurity and technology experience within the industry will be valuable as the Company continues to utilize digital innovation to become more efficient.

16 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROPOSAL 1:    ELECTION OF DIRECTORS

Thomas E. Skains

Independent Director Nominee
Age: 65 Director of Duke Energy since 2016 Retired Chairman, President and CEO, Piedmont Natural Gas Company, Inc.	Committees: • Finance and Risk Management Committee • Regulatory Policy Committee (Chair) Other current public directorships: • National Fuel Gas Company • Truist Financial Corporation

Mr. Skains was Chairman, President and CEO of Piedmont, a regional natural gas distributor, until his retirement in 2016. He served as Chairman of Piedmont from December 2003 until October 2016, CEO from February 2003 until October 2016, and as President from February 2002 until October 2016. Prior to his service as President, Ms. Skains served in various roles, including Chief Operating Officer and as Senior Vice President, Marketing and Supply Services where he directed Piedmont's commercial natural gas activities.

Skills and qualifications:

Mr. Skains' qualifications for election include his financial and risk management expertise and public company governance and strategy gained during his time as Chairman, President and CEO of Piedmont. His time at Piedmont also provided him with in-depth knowledge of the natural gas industry, the environmental regulations related to the industry, and the needs of natural gas customers, which is helpful to Duke Energy as we expand our natural gas business. His prior experience as a corporate energy attorney also gives Mr. Skains insight on legal and regulatory compliance matters.

William E. Webster, Jr.

Independent Director Nominee
Age: 67 Director of Duke Energy since 2016 Retired Executive Vice President, Institute of Nuclear Power Operations	Committees: • Audit Committee • Operations and Nuclear Oversight Committee Other current public directorships: • None

Mr. Webster was Executive Vice President of Industry Strategy for INPO, a nonprofit organization that promotes the highest levels of safety and reliability in the operation of commercial nuclear power plants, until his retirement in June 2016. Mr. Webster has 34 years of experience obtained at INPO where he held a variety of management positions in the Industry Evaluations, Plant Support, Engineering Support, and Plant Analysis and Emergency Preparedness divisions prior to his retirement. Mr. Webster currently serves as the Chairman of the Japan Nuclear Safety Institute.

Skills and qualifications:

Mr. Webster's qualifications for election include the extensive knowledge he gained during his 34 years in the nuclear industry, including experience with respect to environmental laws and reporting for the nuclear industry, and his regulatory expertise through his interface with the NRC on making new nuclear safety rules after the Fukushima accident in Japan. At INPO, Mr. Webster also was responsible for the development of risk management guidelines for the nuclear industry. These skills, as well as his operational and engineering expertise, are an asset to the Board and its committees as the Company focuses on operational excellence.

The Board of Directors Recommends a Vote "FOR" Each Nominee.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 17

INFORMATION ON THE BOARD OF DIRECTORS

Our Board Leadership Structure

The Board regularly evaluates the leadership structure of Duke Energy and may consider alternative approaches, as appropriate, over time. The Board believes that Duke Energy and our shareholders are best served by the Board retaining discretion to determine the appropriate leadership structure based on what it believes is best for Duke Energy at a particular point in time, including whether the same individual should serve as both Chair and CEO, or whether the roles should be separate.

Lynn Good serves as Duke Energy's Chair, President and CEO. Our Board believes that combining the Chair and CEO roles at this time fosters clear accountability, effective decision-making, and execution of corporate strategy.

Independent Lead Director Responsibilities

The Board recognizes the importance of independent oversight over management as well, and has structured the Board with a robust independent lead director role that is elected by the independent members of the Board. Michael G. Browning serves as our Independent Lead Director and has served in that role since January 2016. Mr. Browning's responsibilities, which meet the latest corporate governance standards set by the National Association of Corporate Directors, include:

•
serving as liaison between the Chair and the CEO and the independent directors;

•
leading, in conjunction with the Corporate Governance Committee, the process for the review of the CEO;

•
leading, in conjunction with the Corporate Governance Committee, the Board, committee, and individual director self-assessment review process;

•
presiding at the executive sessions of the independent members of the Board at every regularly scheduled meeting;

•
assisting the Chair and the CEO in setting, reviewing, and approving agendas and schedules of Board meetings;

•
approving meeting schedules to assure there is sufficient time for discussion of all agenda items;

•
reviewing and approving information sent to the Board and advising on quality, quantity, and timeliness of information;

•
calling meetings of the independent members of the Board when necessary and appropriate;

•
developing topics for discussion during executive sessions of the Board;

•
assisting the Chair and the CEO to promote the efficient and effective performance and functioning of the Board; and

•
being available for consultation and direct communication with our major shareholders.

In addition to these enumerated responsibilities of the Independent Lead Director in the Principles for Corporate Governance, the Independent Lead Director is in constant contact with management and the Board – acting as a touchpoint to the Chair and CEO, encouraging feedback among the directors, seeking input on and recommending agenda topics, and following up with directors and management on meeting outcomes and deliverables. The Independent Lead Director also leads the discussion on the Board's refreshment efforts by working regularly with the Company's third-party search firm to locate skilled and diverse candidates for the Board. Finally, the Independent Lead Director also leads the Board's oversight of strategy – leading the Board's annual strategy retreat and working with the Chair and CEO to align the Board's committee structures and responsibilities with the Company's long-term strategy, such as consolidating the responsibilities for the oversight of Duke Energy's generation fleet under the Operations and Nuclear Oversight Committee in 2019, and adding the responsibility for the oversight of ESG goals and strategies to the Corporate Governance Committee in 2020.

A complete list of the responsibilities of our Independent Lead Director is included in our Principles for Corporate Governance, a copy of which is posted on our website at duke-energy.com/our-company/investors/corporate-governance/principles-corp-governance.

Independence of Directors

The Board has determined that none of the directors, other than Ms. Good, has a material relationship with Duke Energy or any of our subsidiaries, and all are, therefore, independent under the listing standards of the NYSE and the rules and regulations of the SEC.

In making the determination regarding each director's independence, the Board considered all transactions and the materiality of any relationship with Duke Energy and any of our subsidiaries in light of all facts and circumstances.

The Board may determine a director to be independent if it has affirmatively determined that the director has no material relationship with Duke Energy or our subsidiaries, either directly or as a shareholder, director, officer, or employee of an organization that has a relationship with Duke Energy or our subsidiaries. Independence determinations are generally made when a director joins the Board and on an annual basis at the time the Board approves director-nominees for inclusion in the proxy statement.

18 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

INFORMATION ON THE BOARD OF DIRECTORS

The Board also considers its Standards for Assessing Director Independence, which sets forth certain relationships between Duke Energy and our directors and their immediate family members, or affiliated entities, that the Board, in its judgment, has deemed to be immaterial for purposes of assessing a director's independence. Duke Energy's Standards for Assessing Director Independence are on our website at duke-energy.com/our-company/investors/corporate-governance/board. In the event a director has a relationship with Duke Energy that is not addressed in the Standards for Assessing Director Independence, the Corporate Governance Committee, which is composed entirely of independent members of the Board, reviews the relationship and makes a recommendation to the nonconflicted, independent members of the Board who determine whether such relationship is material.

Director Attendance

The Board met nine times during 2020 and has met three times so far in 2021. During 2020 Board meetings, our Board held five executive sessions with independent directors only.

Directors are expected to attend at least 75% of Board meetings and the meetings of the committees upon which he or she serves. The overall attendance percentage for our directors was approximately 99% in 2020, and all directors attended more than 75% of the Board meetings and the meetings of the committees upon which he or she served in 2020. Directors are also encouraged to attend the Annual Meeting. All directors who were directors at the time of last year's Annual Meeting on May 7, 2020, attended the 2020 Annual Meeting.

Board and Committee Assessments

Each year the Board, with the assistance of the Corporate Governance Committee, conducts an assessment of the Board, each of its committees, and the directors. The assessment process is overseen by a third-party advisor, which allows directors to provide anonymous feedback and promotes candidness among the directors. The third-party advisor aggregates and provides analysis of all results, which is then presented to the Board and committees and discussed.

In addition to the written assessments, the Independent Lead Director annually takes the opportunity to meet with each of the directors separately to discuss the performance of the Board and to obtain advice on areas of improvement for the Board and the individual directors. Our Board is committed to effective board succession planning and refreshment, including having honest and difficult conversations, as may be deemed necessary, with individual directors.

Management and the Board then incorporate the feedback received in both the written assessments and the discussions throughout the year.

This annual review process and discussion provides continuous improvement in the overall effectiveness of the directors, committees, and Board, and provides an opportunity for directors to express any concerns they may have. This process also allows the Board to identify opportunities for Board succession and skills.

In 2020, in direct response to feedback from last year's assessment process, the Corporate Governance Committee took the opportunity to have a third-party advisor review and update the assessments, streamline the process, and make it more data-driven. In response to other feedback from 2020, we expressly added the responsibility for ESG goals and strategy to the Corporate Governance Committee and incorporated human capital management and diversity and inclusion oversight responsibilities to the Compensation and People Development Committee.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 19

INFORMATION ON THE BOARD OF DIRECTORS

Board Role in Management Succession

The independent directors of the Board are actively involved in our management succession planning process. Among the Corporate Governance Committee's responsibilities described in its charter is to oversee continuity and succession planning. At least annually, the Corporate Governance Committee or full Board reviews the CEO succession plan and makes recommendations to the Board for the successor to the CEO. The Corporate Governance Committee also oversees the evaluation of the CEO. In addition, the Corporation Governance Committee reports to the Board any concerns or issues that might indicate that organizational strengths are not sufficient to meet the requirements of long-range goals.

Board Oversight of Risk

As is true with other large public companies, Duke Energy faces a myriad of risks, including operational, financial, strategic, and reputational risks that affect every segment of our business. The Board is actively involved in the oversight of these risks in several ways. This oversight is conducted primarily through the Finance and Risk Management Committee of the Board but also through the other committees of the Board, as appropriate. The Finance and Risk Management Committee reviews Duke Energy's enterprise risk program with management, including the Chief Risk Officer, on a regular basis at its committee meetings. The enterprise risk program includes the identification of a broad range of risks that affect Duke Energy, their probabilities and severity, and incorporates a review of our approach to managing and prioritizing those risks based on input from the officers responsible for the management of those risks.

In addition to the oversight of enterprise risk that is conducted through the Finance and Risk Management Committee, each committee of the Board is responsible for the oversight of certain individual areas of risk that pertain to that committee's area of focus. Each committee regularly receives updates from the business units in that committee's area of focus to review the risks in those areas. Throughout the year, each committee chair reports to the full Board regarding the committee's considerations and actions related to the risks within its area of focus.

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INFORMATION ON THE BOARD OF DIRECTORS

Board Oversight of Key Environmental, Social, and Governance Risks

The Board places an emphasis on its oversight of ESG risks because it understands the importance of those issues to the long-term success and vitality of Duke Energy, our customers, and our communities. Some of the key ESG risks that the Board focuses on are climate and environmental operations; governance and management of our cyber protection processes, which are critical to the maintenance of our generation facilities and electric grid; and human capital management, corporate culture, and diversity, equity, and inclusion. Since the 2020 Annual Meeting, the Board has focused extensively on these issues, many of which became even more critical as a result of the challenges of the pandemic. This focus has resulted in numerous actions by the Company to mitigate the risks and enhance related opportunities, examples of which are detailed below.

Climate

- Incorporated the responsibility for the oversight of ESG strategies, goals, and trends into the Corporate Governance Committee charter.
- Released our second comprehensive Climate Report, with scenarios relating to our goal to reach net-zero carbon emissions from electricity by 2050.
- Released our Trade Associations Climate Review, which discusses the alignment of our climate position with the climate positions of the trade associations reported in our Political Expenditures Reports.
- Began using SASB standards to help inform and align our sustainability reporting.
- Announced a goal to reach net-zero methane emissions from our natural gas distribution business by 2030.
- Launched an ESG website and held our first ESG Investor Day to reach out to shareholders, investors, and other stakeholders in response to the growing interest and requests on ESG matters.
- Established a new climate goal in our 2021 STI plan.

Cybersecurity and Technology

- Successfully managed technology needs to allow for the transition of nearly 18,000 employees to remote work.
- Launched informational workstation lock screens to promote cybersecurity safety among employees.
- Continued our practice of annually required cybersecurity training for all employees.
- Conducted regular workforce phishing drills and drills of our emergency response plans.
- Worked with industry partners, peer utilities, and government agencies to share lessons learned and best practices.

COVID-19 Pandemic Response

- Led the way in our sector nationally, suspending all nonpay disconnects and waiving late payment fees and other fees until the national state of emergency was lifted. In the fall of 2020, we began returning to normal business practices, ensuring diligent communication with our customers and providing flexible payment arrangements.
- Successfully managed significant O&M cost reductions to prevent employee layoffs or furloughs during the pandemic.
- Deployed personal protection equipment and implemented CDC guidelines for employees in critical roles who could not work remotely.
- Provided additional benefits to support our workforce throughout the pandemic, including 60 additional hours of personal time to employees who experienced certain disruptions in dependent care, the option for more flexible work schedules, a $1,500 stipend to assist with unplanned expenses resulting from the pandemic for employees of a certain pay threshold, and funded more than $550,000 in assistance to qualified employees through the Relief4Employees program, which is a fund that employees can draw from for short-term financial help during times of personal need.

Human Capital Management, Corporate Culture, and Diversity, Equity, and Inclusion

- Held more than 500 Pathways to Inclusion conversations with employees to discuss racial equity issues in the wake of the death of George Floyd and convened an Enterprise D&I Advisory Council chaired by our Chief Operating Officer.
- Announced, as part of our overall commitment to diversity, our plan to disclose additional diversity and inclusion data from our EEO-1 report starting in 2021.
- Reinforced our culture of ethics, compliance, and accountability by further strengthening the training and certification requirements for employees involved in political activities.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 21

INFORMATION ON THE BOARD OF DIRECTORS

Shareholder Engagement

We conduct extensive governance reviews and investor outreach so that management and the Board understand and consider the issues that matter most to our shareholders and address them effectively. In 2020, we reached out to holders of approximately 37% of Duke Energy's outstanding common shares, and members of our Board and management met with holders of approximately 27% of Duke Energy's outstanding common shares. We engaged with every shareholder who accepted our offer to meet as well as every shareholder who requested to meet with us.

During 2020, Duke Energy engaged with shareholders on numerous topics, including sustainability, governance, and executive compensation matters. Shareholder feedback has been invaluable to us in enhancing our practices, policies, and related disclosures. During 2020, we focused our engagements with shareholders on the following topics:

•
Our pandemic response for employees and the community;

•
Our climate goals, clean energy transition, and related investments in renewables and grid modernization;

•
The six options for meeting the generation needs of our customers in North Carolina and South Carolina over the next 15 years while reducing carbon emissions, which were outlined in our IRPs filed in North Carolina and South Carolina;

•
Our shareholder proposals for the 2020 Annual Meeting;

•
Our leadership and diversity initiatives for our workforce;

•
Board oversight and composition, including diversity and skills;

•
Our executive compensation program and ways we incorporate our clean energy transition into the metrics; and

•
Our lobbying practices and how they are aligned with our corporate climate strategy.

The Corporate Governance Committee reviewed the feedback from all discussions and the feedback informed the decisions discussed herein, including updates to our political expenditures disclosures and the preparation of a report to describe the alignment of our lobbying activities with our climate position, as well as the adoption of a climate metric in our STI plan. Additional information on our discussions with shareholders regarding executive compensation matters is provided on page 37 of this proxy statement.

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INFORMATION ON THE BOARD OF DIRECTORS

Board of Directors Committees

The Board has six standing, permanent committees described below. Each committee operates under a written charter adopted by the Board. The charters are posted on our website at duke-energy.com/our-company/investors/corporate-governance/board-committee-charters.

BOARD COMMITTEE MEMBERSHIP ROSTER(1)

Name	Audit	Compensation and People Development	Corporate Governance	Finance and Risk Management	Operations and Nuclear Oversight	Regulatory Policy

Michael G. Browning		✔	C			✔
Annette K. Clayton	✔				✔
Theodore F. Craver, Jr.	C					✔
Robert M. Davis		✔		✔
Daniel R. DiMicco(2)			✔		✔
Nicholas C. Fanandakis	✔			✔
Lynn J. Good
John T. Herron				✔	C
William E. Kennard(2)			✔	C
E. Marie McKee		C	✔
Marya M. Rose(2)		✔				✔
Thomas E. Skains				✔		C
William E. Webster, Jr.	✔				✔

(C)
Committee Chair

(1)
As of March 23, 2021

(2)
Tenure ends at 2021 Annual Meeting

Audit Committee

Meetings in 2020: 8
Theodore F. Craver, Jr. Chair	Committee Members Theodore F. Craver, Jr., Chair* Annette K. Clayton* Nicholas C. Fanandakis* William E. Webster, Jr.* * Designated as an Audit Committee Financial Expert by the Board
•
The Audit Committee considers risks and matters related to financial reporting, internal controls, compliance, legal matters, and cybersecurity and technology matters.

•
As part of its responsibilities, the Audit Committee selects and retains an independent registered public accounting firm to conduct audits of the accounts of Duke Energy and our subsidiaries. It also reviews with the independent registered public accounting firm the scope and results of their audits, as well as the accounting procedures, internal controls, and accounting and financial reporting policies and practices of Duke Energy and our subsidiaries, and makes reports and recommendations to the Board as it deems appropriate.

•
The Audit Committee is responsible for approving all audit and permissible non-audit services provided to Duke Energy by our independent registered public accounting firm. Pursuant to this responsibility, the Audit Committee adopted the policy on Engaging the Independent Auditor for Services, which provides that the Audit Committee will establish detailed services and related fee levels that may be provided by the independent registered public accounting firm. See page 34 for additional information on the Audit Committee's preapproval policy.

•
The Audit Committee also receives, reviews, and acts on complaints and concerns regarding material accounting, internal controls, and auditing matters, including complaints regarding material misconduct on the part of our executive

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 23

INFORMATION ON THE BOARD OF DIRECTORS

  officers that could lead to significant reputational damage to the Company. Information regarding how to report concerns to the Audit Committee is posted on our website at duke-energy.com/our-company/investors/corporate-governance/report-concerns-to-the-audit-committee.

•
The Audit Committee has primary responsibility for the oversight of cybersecurity and technology. As part of this, the Audit Committee receives updates on cybersecurity and grid security issues, compliance with regulations, employee training, and drills at every regularly scheduled Audit Committee meeting, and also receives periodic updates on our digital transformation and the operation of, and enhancements to, our financial systems and business and operational technical systems that affect customer experience.

•
The Board has determined that each of the members are "Audit Committee Financial Experts" as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. See pages 11, 12, 14, and 17 for a description of the business experience for Ms. Clayton, Mr. Craver, Mr. Fanandakis, and Mr. Webster, all of whom are nominated for election at the Annual Meeting.

•
Each of the members has also been determined to be "independent" within the meaning of the NYSE's listing standards, Rule 10A-3 of the Exchange Act and Duke Energy's Standards for Assessing Director Independence. In addition, each of the members meets the financial literacy requirements for audit committee membership under the NYSE's rules and the rules and regulations of the SEC.

Compensation and People Development Committee

Meetings in 2020: 6
E. Marie McKee Chair	Committee Members E. Marie McKee, Chair Michael G. Browning Robert M. Davis Marya M. Rose
•
The Compensation and People Development Committee, formerly the Compensation Committee, was renamed in December 2020, which is also when the responsibility for the oversight of human capital initiatives, including with respect to diversity and inclusion, employee engagement and talent development, was expressly incorporated into its charter.

•
The Compensation and People Development Committee establishes and reviews our overall compensation philosophy, confirms that our policies and philosophy do not encourage excessive or inappropriate risk-taking by our employees, reviews and approves the salaries and other compensation of certain employees, including all executive officers of Duke Energy, reviews and approves compensatory agreements with executive officers, approves certain equity grants and delegates authority to approve others, and reviews the effectiveness of, and approves changes to, compensation programs. It also makes recommendations to the Board on compensation for independent directors.

•
Management's role in the compensation-setting process is to recommend compensation programs and assemble information as required by the committee. When establishing the compensation program for our NEOs, the committee considers input and recommendations from management, including Ms. Good, who attends the Compensation and People Development Committee meetings.

•
The Compensation and People Development Committee has engaged FW Cook as its independent compensation consultant. The compensation consultant generally attends each committee meeting and provides advice to the committee at the meetings, including reviewing and commenting on market compensation data used to establish the compensation of the executive officers and directors. The consultant has been instructed that it shall provide completely independent advice to the Compensation and People Development Committee and is not permitted to provide any services to Duke Energy other than at the direction of the Compensation and People Development Committee.

•
Each of the members of the Compensation and People Development Committee has been determined to be "independent" within the meaning of the NYSE's listing standards, Rule 10C-1(b) of the Exchange Act, and Duke Energy's Standards for Assessing Director Independence.

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INFORMATION ON THE BOARD OF DIRECTORS

•
Compensation and People Development Committee Interlocks and Insider Participation.  During 2020, Ms. McKee, Mr. Browning, Mr. Davis and Ms. Rose served as members of the Compensation and People Development Committee. None of the Compensation and People Development Committee members were officers or employees of Duke Energy, a former officer of Duke Energy, or had any business relationships requiring review and disclosure under our Related Person Transactions Policy. Furthermore, none of our executive officers served as a director or member of the Compensation Committee, as the Committee was named in 2020, of another entity where an executive officer of such entity served as a director of Duke Energy or on our Compensation and People Development Committee.

Corporate Governance Committee

Meetings in 2020: 5
Michael G. Browning Chair	Committee Members Michael G. Browning, Chair Daniel R. DiMicco William E. Kennard E. Marie McKee
•
The Corporate Governance Committee considers risks and matters related to corporate governance and our policies and practices with respect to environmental, social and governance strategies and goals, including political activities, community affairs, and sustainability.

•
It recommends the size and composition of the Board and its committees and recommends potential CEO successors to the Board.

•
The Corporate Governance Committee also recommends to the Board the slate of nominees, including any nominees recommended by shareholders, for director at each year's Annual Meeting and when vacancies occur, names of individuals who would make suitable directors of Duke Energy. This committee may engage an external search firm or a third party to assist in identifying or evaluating a potential nominee.

•
The Corporate Governance Committee performs an annual evaluation of the performance of the CEO with input from the full Board. The Corporate Governance Committee assists the Board in its annual determination of director independence and review of any related person transactions as well as the Board's annual assessment of the Board and each of its committees.

•
Each of the members of the Corporate Governance Committee has been determined to be "independent" within the meaning of the NYSE's listing standards and Duke Energy's Standards for Assessing Director Independence.

Finance and Risk Management Committee

Meetings in 2020: 5
William E. Kennard Chair	Committee Members William E. Kennard, Chair Robert M. Davis Nicholas C. Fanandakis John T. Herron Thomas E. Skains
•
The Finance and Risk Management Committee is primarily responsible for the oversight of financial risk and enterprise risk at Duke Energy. This oversight function includes reviews of our long-term and short-term financial objectives, evaluating financing requirements, and making recommendations to the Board regarding dividends, financing plans, and fiscal policies.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 25

INFORMATION ON THE BOARD OF DIRECTORS

•
The Finance and Risk Management Committee reviews the financial exposure of Duke Energy, as well as mitigation strategies, reviews Duke Energy's enterprise risk exposures, and provides oversight for the process to assess and manage enterprise risk.

•
The Finance and Risk Committee also reviews the financial impacts of major projects and capital expenditures, as well as the financial and risk implications of any significant transaction requiring Board approval.

Operations and Nuclear Oversight Committee

Meetings in 2020: 4
John T. Herron Chair	Committee Members John T. Herron, Chair Annette K. Clayton Daniel R. DiMicco William E. Webster, Jr.
•
The Operations and Nuclear Oversight Committee provides oversight of the nuclear safety, operational and financial performance as well as operational risks, long-term plans, and strategies of Duke Energy's nuclear power program. The oversight role is one of review, observation, and comment, and in no way alters management's authority, responsibility, or accountability.

•
The Operations and Nuclear Oversight Committee is responsible for the oversight of Duke Energy's environmental, health, and safety goals and policies, including ash management, and the operational performance of Duke Energy's utilities with regard to energy supply, delivery, fuel procurement, and transportation.

•
The Operations and Nuclear Oversight Committee visits each of Duke Energy's operating nuclear power stations periodically and reviews the station's nuclear safety, operational, and financial performance. As a result of safety measures that were incorporated at our facilities during the pandemic, the committee was unable to visit any facilities in 2020.

Regulatory Policy Committee

Meetings in 2020: 4
Thomas E. Skains Chair	Committee Members Thomas E. Skains, Chair Michael G. Browning Theodore F. Craver, Jr. Marya M. Rose
•
The Regulatory Policy Committee provides oversight of Duke Energy's regulatory and legislative strategy impacting utility operations in each jurisdiction. This includes oversight of the regulatory objectives and public policy initiatives and practices of Duke Energy's utility operations.

•
The Regulatory Policy Committee reviews the customer strategies, initiatives, and goals of the regulated utilities and compares them periodically against applicable industry benchmarks and best practices.

•
The Regulatory Policy Committee also has oversight of Duke Energy's principal regulatory compliance risks and related risk mitigation plans.

26 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

The following is the report of the Corporate Governance Committee with respect to its philosophy, responsibilities, and initiatives. The Corporate Governance Committee's charter is available on our website at duke-energy.com/our-company/investors/corporate-governance/board-committee-charters/corporate-governance and is summarized below. Additional information about the Corporate Governance Committee and its members is detailed on page 25 of this proxy statement.

Philosophy and Responsibilities

We believe that sound corporate governance has three components:

•
Board independence;

•
processes and practices that foster sound decision-making by both management and the Board; and

•
balancing the interests of all of our stakeholders – our investors, customers, employees, the communities we serve, and the environment.

Membership. The committee must be comprised of three or more members, all of whom must qualify as independent directors under the listing standards of the NYSE and other applicable rules and regulations.

Responsibilities. The committee's responsibilities include, among other things:

•
implementing policies regarding corporate governance matters;

•
assessing the Board's membership needs and recommending nominees;

•
recommending to the Board those directors to be selected for membership on, or removal from, the various Board committees and those directors to be designated as chairs of Board committees;

•
sponsoring and overseeing annual performance evaluations for the various Board committees, including the Corporate Governance Committee, the Board, and the CEO;

•
overseeing Duke Energy's political expenditures and activities pursuant to the Political Expenditures Policy;

•
reviewing our charitable contributions and community service policies and practices;

•
reviewing Duke Energy's policies, programs, and practices with regard to sustainability;

•
reviewing Duke Energy's ESG strategies and goals and any trends that may affect the Company; and

•
reviewing Duke Energy's engagements with shareholders.

The committee may also conduct or authorize investigations into or studies of matters within the scope of the committee's duties and responsibilities, and may retain, at Duke Energy's expense, and in the committee's sole discretion, consultants to assist in such work as the committee deems necessary.

Governance Policies

All of the Board committee charters, as well as our Principles for Corporate Governance, Code of Business Ethics for Employees, and Code of Business Conduct & Ethics for Directors, are available on our website at duke-energy.com/our-company/investors/corporate-governance.

Any amendments to or waivers from our Code of Business Ethics for Employees with respect to executive officers or Code of Business Conduct & Ethics for Directors must be approved by the Board and posted on our website.

In addition, information regarding how to report actual or suspected violations of our Code of Business Ethics, either through our anonymous EthicsLine or otherwise, is provided on the Ethics section of our website at duke-energy.com/our-company/about-us/ethics.

Board Composition

Board Refreshment

The Board annually reviews its composition, skills, and needs in the context of Duke Energy's overall strategy. As part of the Board's overall refreshment, the Board has adopted a retirement and tenure policy within our Principles for Corporate Governance, which includes a range for the Board to consider when determining when retirement is appropriate. Pursuant to this policy, the Board may determine, based on the best interest of Duke Energy and our shareholders at the time, not to nominate a director once the director has reached the age of 70 or 15 years of service on the Board though it is not obligated to do so. However, the Board will not nominate a director for election at the Annual Meeting in the calendar year following the year of his or her 75th birthday without a waiver of this policy from the Board.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 27

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

Director Qualifications and Diversity. The Board recognizes that a diverse Board, management, and workforce is key to Duke Energy's success and believes that diversity of background, skill sets, experience, thought, ethnicity, race, gender, age, and nationality, are important considerations in selecting candidates. This commitment to diversity is evidenced in the backgrounds, skills, and qualifications of the directors who have been nominated, as well as the diversity of Duke Energy's executives and workforce, starting with our Chair, President and CEO, Lynn J. Good, who was selected by the Board to lead Duke Energy in 2013, and the diverse senior management team that reports to her.

The Board strives to have diverse members representing a range of experiences and qualifications in areas that are relevant to Duke Energy's business and strategy. As part of the search process, the committee looks for the most qualified candidates, including women and minorities, with the following characteristics:

•
fundamental qualities such as intelligence, high ethics and standards, integrity, and fairness;

•
a genuine interest in Duke Energy and a recognition that, as a member of the Board, one is accountable to the shareholders of Duke Energy, not to any particular interest group;

•
a broad business background or understanding of business and financial affairs of a large, complex organization;

•
diversity, including racial and ethnic diversity, gender, experiences, skills, and qualifications;

•
executive management experience at a highly complex organization such as a corporation, university, or major unit of government, or a professional who regularly advises such organizations;

•
no conflict of interest or legal impediment to the duty of loyalty owed to Duke Energy and our shareholders;

•
willingness to commit sufficient time;

•
compatibility and ability to work well with other directors and executives in a team effort with a view to a long-term relationship with Duke Energy as a director;

•
independent opinions and willingness to state them in a constructive manner; and

•
willingness to become a shareholder of Duke Energy (within a reasonable time of election to the Board).

Director Candidate Recommendations. The committee may engage a third party from time to time to assist it in identifying and evaluating director-nominee candidates, in addition to current members of the Board standing for re-election. The committee will provide the third party, based on the profile described above, the characteristics, skills, and experiences that may complement those of our existing members. The third party will then provide recommendations for nominees with such attributes. The committee considers nominees recommended by shareholders on a similar basis, taking into account, among other things, the profile criteria described above and the nominee's experiences and skills. In addition, the committee considers the shareholder-nominee's independence with respect to both Duke Energy and the recommending shareholder. All of the nominees on the proxy card were recommended by the committee.

Shareholders interested in submitting nominees as candidates for election as directors must provide timely written notice to the Corporate Governance Committee, c/o Kodwo Ghartey-Tagoe, Executive Vice President, Chief Legal Officer and Corporate Secretary, Duke Energy Corporation, DEC 48H, P.O. Box 1414, Charlotte, NC 28201-1414. The written notice must set forth, as to each person whom the shareholder proposes to nominate for election as director:

•
the name and address of the recommending shareholder(s), and the class and number of shares of common stock of Duke Energy that are beneficially owned by the recommending shareholder(s);

•
a representation that the recommending shareholder(s) is a holder of record of common stock of Duke Energy entitled to vote at the Annual Meeting and intends to attend the Annual Meeting remotely or by proxy to nominate the person(s) specified in the written notice;

•
the name, age, business address, principal occupation, and employment of the recommended nominee;

•
any information relevant to a determination of whether the recommended nominee meets the criteria for Board membership established by the Board and/or the Corporate Governance Committee;

•
any information regarding the recommended nominee relevant to a determination of whether the recommended nominee would be considered independent under the applicable NYSE rules and SEC rules and regulations;

•
a description of any business or personal relationship between the recommended nominee and the recommending shareholder(s), including all arrangements or understandings between the recommended nominee and the recommending shareholder(s) and any other person(s) (naming such person(s)) pursuant to which the nomination is to be made by the recommending shareholder(s);

•
a statement, signed by the recommended nominee, (i) verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation; (ii) affirming the recommended nominee's willingness to be a director; and (iii) consenting to serve as a director if so elected;

•
if the recommending shareholder(s) has beneficially owned more than 5% of Duke Energy's common stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the rules and regulations of the SEC;

28 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

•
if the recommending shareholder(s) intends to solicit proxies in support of such recommended nominee, a representation to that effect; and

•
all other information relating to the recommended nominee that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Exchange Act, including, without limitation, information regarding: (i) the recommended nominee's business experience; (ii) the class and number of shares of capital stock of Duke Energy, if any, that are beneficially owned by the recommended nominee; and (iii) material relationships or transactions, if any, between the recommended nominee and Duke Energy's management.

Director Candidate Nominations through Proxy Access. In order to nominate a director pursuant to our proxy access provision for the 2022 Annual Meeting, shareholders who meet the eligibility and other requirements set forth in Section 3.04 of the Company's By-Laws must send a written notice to the Corporate Governance Committee, c/o Kodwo Ghartey-Tagoe, Executive Vice President, Chief Legal Officer and Corporate Secretary, Duke Energy Corporation, DEC 48H, P.O. Box 1414, Charlotte, NC 28201-1414. The written notice must be provided no earlier than October 24, 2021, and no later than November 23, 2021, and must provide the information set forth above, as well as the other detailed requirements set forth in Section 3.04 of the Company's By-Laws, which can be located on our website at duke-energy.com/our-company/investors/corporate-governance.

Director Onboarding. Over half of our Board members have joined the Board in the last five years. In order to help those new directors quickly transition into their roles on the Board, the director onboarding process has become increasingly important. Immediately following their appointment, each new director meets individually with the senior executives responsible for our major lines of business and operations so that they may better understand the issues involved in all aspects of Duke Energy's business. In addition to discussing Duke Energy's businesses and operations, the new directors learn about our corporate governance practices and policies; the financial and technical aspects of our electric utility, natural gas, and commercial renewables businesses; the enterprise's significant risks; our long-term strategy; and Duke Energy's long-standing mission to provide clean, reliable, and affordable energy for our customers. Finally, new members to our Audit and Compensation and People Development Committees have a separate orientation to learn more about each committee's responsibilities, policies, and practices, and the matters regularly coming before the committee.

Communications and Engagements with Directors

Interested parties can communicate with any of our directors by writing to our Corporate Secretary at the following address:

Corporate Secretary
Kodwo Ghartey-Tagoe
Executive Vice President, Chief Legal Officer and Corporate Secretary
Duke Energy Corporation
DEC 48H
P.O. Box 1414
Charlotte, NC 28201-1414

Interested parties can communicate with our Independent Lead Director by writing to the following address:

Independent Lead Director
c/o Kodwo Ghartey-Tagoe
Executive Vice President, Chief Legal Officer and Corporate Secretary
Duke Energy Corporation
DEC 48H
P.O. Box 1414
Charlotte, NC 28201-1414

Our Corporate Secretary will distribute communications to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be excluded, such as spam, junk mail and mass mailings, service complaints, resumes, and other forms of job inquiries, surveys, and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, obscene or similarly unsuitable will be excluded. However, any communication that is so excluded remains available to any director upon request.

Corporate Governance Committee
Michael G. Browning, Chair
Daniel R. DiMicco
William E. Kennard
E. Marie McKee

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 29

DIRECTOR COMPENSATION

Our director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our shareholders. We compensate directors who are not employed by Duke Energy with a combination of cash and equity awards, along with certain other benefits as described below. Ms. Good receives no compensation for her service on the Board.

The Compensation and People Development Committee annually reviews the director compensation program and recommends proposed changes for approval by the Board. As part of this review, they consider the significant amount of time expended, and the skill level required, by each director not employed by Duke Energy in fulfilling his or her duties on the Board, each director's role and involvement on the Board and its committees, and the market compensation practices and levels of our peer companies.

During its annual review of the director compensation program in 2020, the Compensation and People Development Committee considered an analysis prepared by its independent consultant, FW Cook, which summarized director compensation trends for independent directors and pay levels at the same peer companies used to evaluate the compensation of our NEOs. Following this review, and after considering the advice of FW Cook about market practices and pay levels, the Compensation and People Development Committee did not recommend any changes to our director compensation program.

For 2020, our director compensation program consisted of the following:

Annual Board Stock Retainer for 2020. In 2020, each eligible director received the portion of his or her annual retainer that was payable in stock in the form of fully vested shares. The stock retainer was granted under the Duke Energy Corporation 2015 Long-Term Incentive Plan that was approved by our shareholders and contains an annual limit on equity awards of $400,000 to any director not employed by Duke Energy.

Deferral Plan. Directors may elect to receive all or a portion of their annual compensation on a current basis or defer such compensation under the Directors' Savings Plan. Deferred amounts are credited to an unfunded account, the balance of which is adjusted for the performance of phantom investment options, including the Duke Energy common stock fund, as elected by the director, and generally are paid when the director terminates his or her service from the Board.

Charitable Giving Program.    The Duke Energy Foundation, independent of Duke Energy, maintains the Duke Energy Foundation Matching Gifts Program under which directors and employees generally are eligible to request matching contributions of up to $2,500 per director or employee per calendar year to qualifying institutions. In addition, a donation of $2,500 was made to a designated charity on behalf of each of the independent directors who retired from the Board during 2020, and a donation of $1,000 was made to Feeding America in December 2020 on behalf of each of the directors not employed by Duke Energy who was actively serving at that time.

Expense Reimbursement and Insurance. Duke Energy provides travel insurance to directors and reimburses directors for expenses reasonably incurred in connection with attendance and participation at Board and committee meetings and special functions.

Stock Ownership Guidelines. Directors are subject to stock ownership guidelines, which establish a minimum level of ownership of Duke Energy common stock (or common stock equivalents). Currently, each director not employed by Duke Energy is required to own shares with a value equal to at least five times the annual Board cash retainer (i.e., an ownership level of $625,000) or retain 50% of his or her vested annual equity retainer. All directors were in compliance with the guidelines as of December 31, 2020.

30 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

DIRECTOR COMPENSATION

The following table describes the compensation earned during 2020 by each individual, other than Ms. Good, who served as a director during 2020.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Michael G. Browning	194,851	160,000	3,766	358,617
Annette K. Clayton	125,000	160,000	3,266	288,266
Theodore F. Craver, Jr.	160,000	160,000	3,766	323,766
Robert M. Davis	125,000	160,000	3,766	288,766
Daniel R. DiMicco	125,000	160,000	3,766	288,766
Nicholas C. Fanandakis	135,000	160,000	1,266	296,266
John T. Herron	145,000	160,000	3,766	308,766
William E. Kennard	150,000	160,000	3,766	313,766
E. Marie McKee	145,000	160,000	3,766	308,766
Charles W. Moorman IV(1)	43,956	0	2,800	46,756
Marya M. Rose	125,000	160,000	3,766	288,766
Carlos A. Saladrigas(1)	43,956	0	5,580	49,536
Thomas E. Skains	150,000	160,000	3,766	313,766
William E. Webster, Jr.	125,000	160,000	3,766	288,766

(1)
Effective May 7, 2020, Mr. Moorman and Mr. Saladrigas retired from the Board.

(2)
Mr. Browning, Ms. Clayton, Mr. Moorman, Mr. Saladrigas, and Mr. Webster elected to defer $194,851; $125,000; $43,956; $43,956; and $125,000 respectively, of their 2020 cash compensation under the Directors' Savings Plan.

(3)
This column reflects the grant date fair value of the stock awards granted to each eligible director during 2020. The grant date fair value was determined in accordance with the accounting guidance for stock-based compensation. See Note 21 of the Consolidated Financial Statements contained in our 2020 Form 10-K for an explanation of the assumptions made in valuing these awards. In May 2020, each sitting director on the Board received an annual stock retainer in the form of 1,992 shares of Duke Energy common stock. Mr. Browning, Ms. Clayton, Mr. Fanandakis, Mr. Kennard, Ms. Rose, and Mr. Webster elected to defer their 2020 - 2021 stock retainer of Duke Energy shares under the Directors' Savings Plan.

(4)
The All Other Compensation column includes the following for 2020:

Name	Business Travel Accident Insurance ($)	Charitable Contributions ($)	Other* ($)	Total ($)

Michael G. Browning	266	3,500	0	3,766
Annette K. Clayton	266	3,000	0	3,266
Theodore F. Craver, Jr.	266	3,500	0	3,766
Robert M. Davis	266	3,500	0	3,766
Daniel R. DiMicco	266	3,500	0	3,766
Nicholas C. Fanandakis	266	1,000	0	1,266
John T. Herron	266	3,500	0	3,766
William E. Kennard	266	3,500	0	3,766
E. Marie McKee	266	3,500	0	3,766
Charles W. Moorman IV	92	2,500	208	2,800
Marya M. Rose	266	3,500	0	3,766
Carlos A. Saladrigas	92	5,000	488	5,580
Thomas E. Skains	266	3,500	0	3,766
William E. Webster, Jr.	266	3,500	0	3,766

*
lncludes the cost of gifts for the directors who retired during 2020.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the amount of Duke Energy common stock beneficially owned by the three new director nominees, the current directors, and the executive officers listed in the Summary Compensation Table under Executive Compensation (referred to as the NEOs), and all directors and executive officers as a group as of March 1, 2021. There were 769,023,438 shares of Duke Energy common stock outstanding as of March 1, 2021.

Name or Identity of Group	Total Shares Beneficially Owned(1)	Percent of Class

Melissa H. Anderson(2)	10,199	*
Michael G. Browning	96,441	*
Annette K. Clayton	7,524	*
Theodore F. Craver, Jr.	8,328	*
Robert M. Davis	6,650	*
Daniel R. DiMicco	56,751	*
Caroline Dorsa(3)	2,850	*
W. Roy Dunbar(3)	0	*
Douglas F Esamann	79,916	*
Nicholas C. Fanandakis	3,608	*
Lynn J. Good	309,947	*
John T. Herron	22,167	*
Dhiaa M. Jamil	35,117	*
Julia S. Janson	39,510	*
William E. Kennard	15,564	*
E. Marie McKee	2,155	*
Michael J. Pacilio(3)	45	*
Marya M. Rose	4,285	*
Thomas E. Skains	24,196	*
William E. Webster, Jr.	3,962	*
Steven K. Young	95,115	*
Director nominees, directors, and executive officers as a group (25)	847,327	*

*
Represents less than 1%.

(1)
Includes the following number of shares with respect to which directors and executive officers have the right to acquire beneficial ownership within 60 days of March 1, 2021: Ms. Anderson – 0; Mr. Browning – 31,784; Ms. Clayton – 3,981; Mr. Craver – 598; Mr. Davis – 2,261; Mr. DiMicco – 20,374; Ms. Dorsa – 0; Mr. Dunbar – 0; Mr. Esamann – 0; Mr. Fanandakis – 2,059; Ms. Good – 0; Mr. Herron – 0; Mr. Jamil – 0; Ms. Janson – 0; Mr. Kennard – 15,564; Ms. McKee – 163; Mr. Pacilio – 0; Ms. Rose – 3,981; Mr. Skains – 0; Mr. Webster – 2,901; and Mr. Young – 0; and all directors and executive officers as a group – 83,665

(2)
Provided as of the date of termination of employment

(3)
New director nominees for the 2021 Annual Meeting

Supplemental Table – Including Ownership of Units Representing Common Stock

The table below shows ownership of both Duke Energy common stock (listed in the table above as defined by SEC regulations), as well as units (not listed in the table above) related to Duke Energy common stock under the Directors' Savings Plan or the Executive Savings Plan, as applicable, which units do not represent an equity interest in Duke Energy, but are equal in economic value to one share of Duke Energy common stock.

Name or Identity of Group	Number of Units

Melissa H. Anderson(1)	12,125
Michael G. Browning	130,492
Annette K. Clayton	7,524
Theodore F. Craver, Jr.	11,913
Robert M. Davis	6,650
Daniel R. DiMicco	58,311
Caroline Dorsa(2)	2,850
W. Roy Dunbar(2)	0
Douglas F Esamann	80,357
Nicholas C. Fanandakis	3,608
Lynn J. Good	310,032
John T. Herron	22,167
Dhiaa M. Jamil	37,256
Julia S. Janson	39,748
William E. Kennard	15,564
E. Marie McKee	68,885
Michael J. Pacilio(2)	45
Marya M. Rose	4,285
Thomas E. Skains	24,196
William E. Webster, Jr.	9,579
Steven K. Young	95,682

(1)
Provided as of the date of termination of employment

(2)
New director nominees for the 2021 Annual Meeting

32 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial owners of 5% or more of Duke Energy's outstanding shares of common stock as of December 31, 2020. This information is based on the most recently available reports filed with the SEC and provided to us by the company listed.

Name or Identity of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage

The Vanguard Group(1)	61,598,521	8.37%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock Inc.(2)	51,232,982	7.00%
40 East 52nd Street New York, NY 10022
State Street Corporation(3)	37,329,619	5.07%
State Street Financial Center One Lincoln Street Boston, MA 02111

(1)
According to the Schedule 13G/A filed by The Vanguard Group, these shares are beneficially owned by The Vanguard Group, which is the parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) to various investment companies, and has no shares with sole voting power, 1,692,605 shares with shared voting power, sole dispositive power with regard to 57,994,046 shares, and 3,604,475 shares with shared dispositive power.

(2)
According to the Schedule 13G/A filed by BlackRock Inc., these shares are beneficially owned by BlackRock Inc., which is the parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) to various investment companies, and has sole voting power with respect to 45,925,897 shares, no shares with shared voting power, sole dispositive power with regard to 51,232,982 shares, and no shares with shared dispositive power.

(3)
According to the Schedule 13G filed by State Street Corporation, these shares are beneficially owned by State Street Corporation, which is the parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) to various investment companies, and has no shares with sole voting power, 33,337,640 shares with shared voting power, no shares with sole dispositive power, and 37,291,150 shares with shared dispositive power.

Prohibition on Hedging and Pledging

Under our Securities Trading Policy, our directors, officers, employees, and their "related persons" may not engage in any hedging or monetization transactions with respect to Duke Energy securities, including by trading in put or call options, warrants, swaps, forwards and other derivatives or similar instruments on our securities, or by selling Duke Energy securities "short." In addition, our directors, officers, employees, and their related persons are prohibited from holding Duke Energy securities in a margin account or otherwise pledging our securities in any way, including as collateral for a loan. For purposes of this policy, a "related person" of any director or employee includes the spouse, minor children, or anyone else living in the director's or employee's household, partnerships in which the director or employee is a general partner, trusts of which the director or employee is a trustee, estates of which the director or employee is an executor, and any other legal entities controlled by the director or employee.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 33

PROPOSAL 2:     RATIFICATION OF DELOITTE & TOUCHE LLP AS DUKE ENERGY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

The Audit Committee is directly responsible for the appointment and compensation, including the preapproval of audit fees as described below, and the retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee annually performs an assessment of Deloitte's independence and performance in deciding whether to retain Deloitte or engage a different independent auditor. Based on this evaluation, the Audit Committee has selected Deloitte as Duke Energy's independent registered public accounting firm for 2021. This appointment is being submitted to shareholders for its ratification as the Audit Committee and the Board believe that the continued retention of Deloitte as our independent registered public accounting firm is in the best interests of Duke Energy and our shareholders.

Independence

Deloitte (or one of its predecessor companies) has served as our independent registered public accounting firm since 1947. Deloitte's level of service, industry experience, and years of experience with Duke Energy have allowed them to gain expertise regarding Duke Energy's operations, accounting policies and practices, and internal controls over financial reporting. It also prevents the significant time commitment that educating a new auditor would entail, which could also result in distraction in focus for Duke Energy management and enables a more efficient fee structure.

To safeguard the continued independence of the independent registered public accounting firm, the Audit Committee adopted a policy that provides that the independent registered public accounting firm is only permitted to provide services to Duke Energy and our subsidiaries that have been preapproved by the Audit Committee. Pursuant to the policy, detailed audit services, audit-related services, tax services, and certain other services have been specifically preapproved up to certain categorical fee limits. Proposed services exceeding cost of preapproved limits must be approved by the Audit Committee before the independent registered public accounting firm is engaged for such service. All other services that are not prohibited pursuant to the SEC's or other applicable regulatory bodies' rules or regulations must be specifically approved by the Audit Committee before the independent registered public accounting firm is engaged for such service. All services performed in 2020 and 2019 by the independent registered public accounting firm were approved by the Duke Energy Audit Committee pursuant to its policy on Engaging the Independent Auditor for Services. Information on Deloitte's fees for services rendered in 2020 and 2019 are listed below.

In addition to the annual review of Deloitte's independence and in association with the mandatory rotation of Deloitte's lead engagement partner every five years, the Audit Committee oversees the selection of Deloitte's new lead engagement partner, including discussing candidate qualifications and interviewing potential candidates put forth by Deloitte. Deloitte's lead engagement partner was last approved by the Audit Committee in 2018 to begin in the 2019 audit year.

Representatives of Deloitte are expected to participate in the Annual Meeting and will be available to respond to appropriate questions that are submitted in advance of or at the Annual Meeting.

The approval of a majority of shares represented in person or by proxy at the Annual Meeting is required to approve this proposal.

Audit Fees

Type of Fees	2020	2019

Audit Fees(1)(5)	$12,949,000	$13,460,000
Audit-Related Fees(2)	1,681,000	588,000
Tax Fees(3)	75,000	192,000
All Other Fees(4)	10,000	30,000

Total fees:	$14,715,000	$14,270,000

(1)
Audit Fees are fees billed, or expected to be billed, by Deloitte for professional services for the financial statement audits of Duke Energy and our subsidiaries, including the audit of the internal control over financial reporting of Duke Energy and subsidiaries included in Duke Energy's 2020 Form 10-K, reviews of financial statements included in Duke Energy's Quarterly Reports on Form 10-Q, statutory and regulatory attestation procedures, and services associated with securities filings such as comfort letters and consents.

(2)
Audit-Related Fees are fees billed, or expected to be billed, by Deloitte for assurance and related services, including examinations of management assertions on financial reporting-related matters.

(3)
Tax Fees are fees billed, or expected to be billed, by Deloitte for tax return assistance and preparation, tax examination assistance, and professional services related to tax planning and tax strategy.

(4)
Other Fees are billed, or expected to be billed, by Deloitte for attendance at Deloitte-sponsored conferences and access to Deloitte research tools and subscription services.

For the Above Reasons, the Board of Directors Recommends a Vote "FOR" This Proposal.

34 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Duke Energy's audited financial statements for the fiscal year ended December 31, 2020. The information contained in this report of the Audit Committee shall not be deemed to be "soliciting material" or "filed" or "incorporated by reference" in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Duke Energy specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The purpose of the Audit Committee is to assist the Board in its general oversight of Duke Energy's financial reporting, internal controls, including disclosure controls and procedures, and audit functions. The Audit Committee's charter describes in greater detail the full responsibilities of the committee and is available on our website at duke-energy.com/our-company/investors/corporate-governance/board-committee-charters/audit. Further information about the Audit Committee, its policy on Engaging the Independent Auditor for Services, and its members is detailed on pages 23 and 34 of this proxy statement.

The Audit Committee has reviewed and discussed the consolidated financial statements of Duke Energy and its subsidiaries with management and Deloitte, Duke Energy's independent registered public accounting firm. Management is responsible for the preparation, presentation, and integrity of Duke Energy's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15I); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and, evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Deloitte is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with GAAP, as well as expressing an opinion on the effectiveness of internal control over financial reporting based on the criteria established in "Internal Control – Integrated Framework (2013)" issued by the Committee of Sponsoring Organizations of the Treadway Commission.

The Audit Committee reviewed the Company's audited financial statements with management and Deloitte, and met separately with both management and Deloitte to discuss and review those financial statements and reports prior to issuance. These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Management has represented, and Deloitte has confirmed, that the financial statements are fairly presented, in all material respects, in conformity with GAAP.

In addition, management completed the documentation, testing, and evaluation of Duke Energy's system of internal control over financial reporting in response to the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received updates provided by management and Deloitte at each of the regularly scheduled Audit Committee meetings. At the conclusion of the process, management presented to the Audit Committee on the effectiveness of Duke Energy's internal control over financial reporting. The Audit Committee also reviewed the report of management contained in Duke Energy's 2020 Form 10-K filed with the SEC, as well as Deloitte's report included in the Company's 2020 Form 10-K related to its audit of the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. In addition, Deloitte has provided the Audit Committee with the written disclosures and the letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, "Communications with Audit Committees Concerning Independence" that relates to Deloitte's independence from Duke Energy and our subsidiaries and the Audit Committee has discussed with Deloitte the firm's independence.

Based on its review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in Duke Energy's 2020 Form 10-K for filing with the SEC.

Audit Committee
Theodore F. Craver, Jr., Chair
Annette K. Clayton
Nicholas C. Fanandakis
William E. Webster, Jr.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 35

PROPOSAL 3:     ADVISORY VOTE TO APPROVE DUKE ENERGY'S NAMED EXECUTIVE OFFICER COMPENSATION

At the 2011 and 2017 Annual Meetings, Duke Energy's shareholders recommended that our Board hold say-on-pay votes on an annual basis. As a result, we are providing our shareholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement. This proposal gives our shareholders the opportunity to express their views on the compensation of our NEOs.

In connection with this proposal, the Board encourages shareholders to review, in detail, the description of the compensation program for our NEOs that is set forth in the Compensation Discussion and Analysis beginning on page 37, as well as the information contained in the compensation tables and narrative discussion in this proxy statement.

As described in more detail in the Compensation Discussion and Analysis section, the guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of our executives and shareholders should be aligned. Our compensation program is designed to provide significant upside and downside potential depending on actual results as compared to predetermined measures of success. A significant portion of our NEOs' TDC is directly contingent upon achieving specific results that are important to our long-term success and growth in shareholder value. We supplement our pay for performance program with a number of compensation policies that are aligned with the long-term interests of Duke Energy and our shareholders.

We are asking our shareholders to indicate their support for the compensation of our NEOs as disclosed in this proxy statement by voting "FOR" the following resolution:

"RESOLVED, that the shareholders of Duke Energy approve, on an advisory basis, the compensation paid to Duke Energy's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Act, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion in Duke Energy's 2021 Proxy Statement."

The approval of a majority of shares represented in person or by proxy at the Annual Meeting is required to approve this proposal. Because your vote is advisory, it will not be binding on the Board, the Compensation and People Development Committee, or Duke Energy. The Compensation and People Development Committee, however, will review the voting results and take them into consideration when making future decisions regarding the compensation of our NEOs.

For the Above Reasons, the Board of Directors Recommends a Vote "FOR" This Proposal.

REPORT OF THE COMPENSATION AND PEOPLE DEVELOPMENT COMMITTEE

The Compensation and People Development Committee is responsible for the oversight of Duke Energy's compensation programs and compensation of Duke Energy's executive officers per the Compensation and People Development Committee's charter, which is available on our website at duke-energy.com/our-company/investors/corporate-governance/board-committee-charters/compensation.

The Compensation and People Development Committee of Duke Energy has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation and People Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and People Development Committee
E. Marie McKee, Chair
Michael G. Browning
Robert M. Davis
Marya M. Rose

36 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

COMPENSATION DISCUSSION AND ANALYSIS

Section 1: Executive Summary

The purpose of this Compensation Discussion and Analysis is to provide information about Duke Energy's compensation objectives and policies for our NEOs, who, for 2020 are:

Name	Title

Lynn J. Good	Chair, President and CEO
Steven K. Young	Executive Vice President and CFO
Dhiaa M. Jamil	Executive Vice President and Chief Operating Officer
Julia S. Janson	Executive Vice President, External Affairs and President, Carolinas Region
Douglas F Esamann	Executive Vice President, Energy Solutions and President, Midwest/Florida Regions and Natural Gas Business

Our NEOs for 2020 also include Melissa H. Anderson, who previously served as Executive Vice President and Chief Human Resources Officer, and who resigned during 2020. This Compensation Discussion and Analysis focuses on the compensation earned by our current NEOs listed in the table above, but also describes the compensation earned by Ms. Anderson where appropriate.

Compensation Objectives and Principles for 2020
•
Our compensation program is designed to link pay to performance, with the goal of attracting and retaining talented executives, rewarding individual performance, sustaining long-term performance, and aligning the interests of our management team with those of key stakeholders, including shareholders and customers.

•
Our compensation program provides significant upside and downside potential depending on actual results, as compared to predetermined goals for success.

•
In setting executive compensation for 2020, we sought to balance the evolving nature of our business strategy with Duke Energy's focus on maximizing long-term value and providing safe, reliable, and cost-effective service to our customers.

•
Duke Energy did not adjust any results for the impact of the pandemic to increase incentive compensation payouts.

Shareholder Engagement

We have a long-standing history of engaging with, and responding to the feedback provided by, our shareholders and value the deep relationships we have built. The feedback our shareholders have provided over time has greatly informed our compensation and governance programs as well as our environmental and social initiatives. Given its success, we continued our shareholder outreach program in 2020, reaching out to holders of approximately 37% of our outstanding shares and met with the holders of approximately 27% of our outstanding shares. Our outreach team included members of our Board, as well as management representing, among others, Investor Relations, Government Affairs, Sustainability, Human Resources, and the Legal Department.

The focus of these meetings was to provide an update on:

•
our strategic vision, including our goal to reach net-zero carbon emissions from electricity generation by 2050;

•
our operational priorities, including our response to the pandemic;

•
Board oversight and composition, including diversity and skills;

•
our commitment to, and progress on, ESG issues;

•
our human capital management, including our diversity and inclusion initiatives; and

•
our executive compensation program.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 37

COMPENSATION DISCUSSION AND ANALYSIS

During these conversations, shareholders thanked us for the pay for performance alignment in our compensation program, as well as the clear and detailed disclosure of our executive compensation program. Shareholders also were pleased that environmental, customer satisfaction, and safety metrics continue to be incorporated into our incentive plans.

We greatly value the input shareholders provided and will continue our outreach efforts on a wide variety of topics.

Business Highlights: Compensation Decisions in Context

Advancing Our Clean Energy Transformation

38 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

COMPENSATION DISCUSSION AND ANALYSIS

Core Areas of Focus

Under the leadership of Ms. Good, who became our CEO in July 2013, we have intensified our focus on serving our customers and communities, while leading the way to a safe, secure, and responsible energy future. Our strategy for the next decade is clear. We see a long runway of opportunities ahead and remain focused on investing in infrastructure our customers value and delivering sustainable growth for our investors.

Duke Energy is committed to creating value for our shareholders while transforming the energy experience of our communities. We continuously strive to achieve this core purpose of creating shareholder value in all that we do, with a particular emphasis on modernizing the energy grid and generating cleaner energy.

2020 Business Highlights

Duke Energy successfully responded to the challenges of 2020. We supported our customers amid the impacts of the pandemic, met our near-term financial commitments, and positioned Duke Energy for sustainable long-term growth. We worked collaboratively with stakeholders across our service territories to advance our strategy of transforming for a cleaner future – all built on a foundation of safety, operational excellence, and a diverse and inclusive workforce. Our business highlights in 2020 include the following:

•
Operational Excellence

•
Duke Energy demonstrated agility throughout the pandemic. We supported our workforce while delivering on our commitment to provide reliable energy our customers expect. Despite the pandemic, Duke Energy did not have any employee layoffs or furloughs during 2020.

•
Safety remains our top priority. To reinforce our commitment to safety, we included safety metrics in both the STI and LTI plans. Our employees delivered strong safety results in 2020, consistent with our industry-leading performance levels from 2016 through 2019. Nevertheless, we did not meet our safety modifier due to the occurrence of a significant operational event related to a fatality, which is unacceptable.

•
We made significant progress toward generating cleaner energy with the filing of our IRPs in North Carolina and South Carolina outlining six pathways to a cleaner energy future consistent with stakeholder feedback and priorities.

•
In October 2020, we hosted our inaugural ESG Investor Day where management outlined the pathway to net-zero carbon emissions from electricity generation by 2050 and announced a new goal of net-zero methane emissions from the natural gas distribution business by 2030.

•
We achieved constructive regulatory outcomes across our multijurisdictional footprint. Constructive settlements in the rate cases in North Carolina mitigated rate impacts while recognizing the value of investments to modernize the energy grid for our customers. In Indiana, we accelerated our clean energy strategy by accelerating the retirement of several coal units and continuing to invest in the grid. And in Florida, the Clean Energy Connection program was approved, allowing customers to reduce their carbon footprint while advancing renewable energy development in the state.

•
Our focus on customer satisfaction has been recognized by our customers, as illustrated by external measures, which indicate that customer satisfaction with Duke Energy is generally increasing at a faster rate than the utility industry.

•
Financial Performance

•
Our ability to manage costs was critical during 2020, as we mitigated costs to offset the impacts of the pandemic and delivered adjusted EPS results within our original guidance range of $5.05 to $5.45.

•
We successfully navigated volatile financial markets during 2020, maintaining the financial stability of Duke Energy.

•
We resolved uncertainties in our financial plan during 2020, focusing our five-year capital plan on low risk, clean energy investments to deliver sustainable value for customers and shareholders.

•
During 2020, we also increased our dividend payment for the 14th consecutive year.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 39

COMPENSATION DISCUSSION AND ANALYSIS

Performance Metrics Aligned to Our ESG Strategy

NEW CLIMATE GOAL FOR 2021 STI

In 2021, our STI plan includes a new climate goal that focuses on:

- Demonstrating leadership to advance our climate strategy to cost effectively reduce our carbon footprint from electricity generation by at least 50% by 2030 and to net-zero carbon emissions from electricity generation by 2050;
- Advocating for public policy related to our climate strategy; and
- Investing in clean energy, including renewables, as well as grid capacity and capabilities to support higher levels of carbon-free generation.

The new climate goal formally incorporates these strategic objectives into each NEO's individual objectives under the 2021 STI plan and is based on a qualitative performance assessment against key measures for each objective.

SAFETY

Safety remains our top priority. As an indication of our commitment to safety, we include safety metrics in both the STI and LTI plans based on the TICR for employees, which measures the number of occupational injuries and illnesses per 100 workers, to emphasize our focus on an event-free and injury-free workplace.

CUSTOMERS

Our priority on the customer experience is measured with a customer satisfaction metric in the STI plan, which is comprised of customer satisfaction results for each area of our business. Our desire to increase customer satisfaction provides an additional incentive to generate clean energy.

CARBON REDUCTION

Our STI plan incorporates a nuclear reliability objective and a renewable availability metric to measure the efficiency of our generation assets that are helping us achieve our goal of at least a 50% reduction in carbon emissions from electricity generation by 2030 (compared to 2005 levels) and net-zero carbon emissions from electricity generation by 2050.

ENVIRONMENTAL EVENTS

To enhance our commitment to the environment, the STI plan includes a reportable environmental events metric. This objective emphasizes identification and mitigation of environmental risks associated with our operations.

STRONG GOVERNANCE

Our compensation program is based on sound governance principles and policies to reinforce our pay for performance philosophy and strengthen the alignment of the interests of executives and shareholders, as more fully described on pages 42, 52, and 53.

40 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

COMPENSATION DISCUSSION AND ANALYSIS

Chief Executive Officer Compensation

Ms. Good's leadership has been instrumental to the evolution of Duke Energy. Since becoming our CEO in 2013, Ms. Good has led the development of our strategy (focused on modernizing the energy grid and generating cleaner energy), driven industry-leading operational performance, and guided us through several major transactions as we restructured our portfolio of businesses to reduce risk and improve returns. As we seek to advance and execute on our strategic vision in the coming years, Ms. Good's leadership will continue to be critical to the organization.

In recognition of Ms. Good's sustained outstanding performance and to remain competitive based on market data, in February 2020, the Compensation and People Development Committee determined that it was appropriate to adjust Ms. Good's compensation by increasing her STI opportunity from 155% to 165% of her annual base salary and increasing her LTI opportunity from 750% to 800% of her annual base salary. No adjustments were made to Ms. Good's base salary during 2020.

Core Compensation Structure and Incentive Metrics in 2020
•
Our core compensation program consists of base salary, STI and LTI (performance shares and RSUs), as outlined in the table below.

	Element	Performance Metrics Aligned to Strategy

Base Salary	• Cash

Short-Term Incentive	• Short-Term Cash Incentive	Measured over a one-year period:

•

Adjusted EPS

•

O&M

•

Reliability

•

Safety (targets set on an absolute basis)

•

Environmental

•

Customer Satisfaction

•

Individual Objectives (including a climate goal starting in 2021)

Long-Term Equity Incentive	• Performance Shares (70%)	Measured over a three-year period: • Cumulative Adjusted EPS • Relative TSR • Safety (targets set on a relative basis)

	• RSUs (30%)	• Service-based with three-year pro rata vesting

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 41

COMPENSATION DISCUSSION AND ANALYSIS

•
The following chart illustrates the components of the TDC opportunities provided to our CEO and other NEOs.

Executive Compensation Best Practices

Following are key features of our executive compensation program:

AT DUKE ENERGY WE...	AT DUKE ENERGY WE DO NOT...

Integrate key performance metrics in our incentive plans relating to environmental, climate, safety, human capital management, and customer initiatives	Provide tax gross-ups to NEOs
Require significant stock ownership, including 6x base salary for our CEO and 3x base salary for other NEOs	Permit hedging or pledging of Duke Energy securities
Maintain a stock retention policy	Provide "single trigger" vesting of stock awards upon a change in control
Tie equity and cash-based incentive compensation to a clawback policy	Provide employment agreements to a broad group
Use an independent compensation consultant retained by and reporting directly to the Compensation and People Development Committee to advise on compensation matters	Encourage excessive or inappropriate risk-taking through our compensation program
Review tally sheets on an annual basis	Provide excessive perquisites
Consider shareholder feedback and the prior year's "say-on-pay" vote	Provide dividend equivalents on unearned performance shares
Require that equity awards must be subject to a one-year minimum vesting period, subject to limited exceptions
Disclose performance targets for the performance share cycle granted in the most recent year

42 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

COMPENSATION DISCUSSION AND ANALYSIS

Section 2: Compensation Program

Overall Design

We design our compensation program so that it motivates our executives to focus on our core business priorities and aligns the interests of executives and key stakeholders, including shareholders and customers.

Elements of Our Total Direct Compensation Program

As discussed in more detail below, during 2020, the components of TDC for our NEOs were base salary, STI compensation, and LTI compensation.

Base Salary

The salary for each NEO is based on, among other factors, job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions at other companies obtained from market surveys, and internal comparisons. The Compensation and People Development Committee considers changes in the base salaries of our NEOs at least annually. In 2020, the Compensation and People Development Committee approved merit increases, effective as of March 1, 2020, of 4% for Mr. Jamil, 5% each for Mr. Young, Ms. Janson, and Mr. Esamann, and 3% for Ms. Anderson. As noted above, the Compensation and People Development Committee did not make any change to Ms. Good's base salary for 2020.

Short-Term Incentive Compensation

STI opportunities are provided to our NEOs under the Duke Energy Corporation Executive Short-Term Incentive Plan to promote the achievement of annual performance objectives. Each year, the Compensation and People Development Committee establishes the target STI opportunity for each NEO, which is based on a percentage of his or her base salary. As noted above, in February 2020, the Compensation and People Development Committee increased Ms. Good's 2020 STI opportunity from 155% to 165% of her annual base salary. The STI opportunities for the other NEOs remained unchanged from 2019 levels.

Name	Target STI Opportunity (as a % of base salary)(1)

Lynn J. Good	165%
Steven K. Young	90%
Dhiaa M. Jamil	90%
Julia S. Janson	90%
Douglas F Esamann	90%

(1)
Ms. Anderson's STI opportunity for 2020 was 80% of her annual base salary.

As discussed in more detail on the following page, the Compensation and People Development Committee established the following objectives under the STI plan in February 2020, with the STI target opportunity allocated between corporate and individual objectives.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 43

COMPENSATION DISCUSSION AND ANALYSIS

In order to emphasize the importance of the EPS objective, the Compensation and People Development Committee established a performance floor or circuit breaker providing that if an adjusted EPS performance level of at least $4.50 was not achieved, our NEOs would not receive any payout under the 2020 STI plan. The Compensation and People Development Committee also included a potential positive or negative modifier, each in the amount of 5% of a participant's entire STI payment, based on whether a significant operational event occurred during the year.

Depending on actual performance, NEOs were eligible to earn up to 183.75% of the amount of their STI target opportunity, based on a potential maximum payout of 200% for the EPS objective, a 150% potential maximum payout for the O&M expense, operational excellence, customer satisfaction and individual objectives, and the potential 5% safety adder.

Corporate Objectives (80% of total)

The 2020 corporate objectives and the related target and performance results were as follows:

Objective(1)	Weight	Threshold (50%)	Target (100%)	Maximum(2)	Result	Sub-Total	Payout

Adjusted EPS	50%	$5.05	$5.30	$5.45	$5.12		64	%(3[nc_te,h])
O&M Expense	10%	$5.100B	$4.950B	$4.800B	$4.830B		140.1%
Operational Excellence(4)	10%						119.7%
(a) Reliability(5)
Nuclear Optimized Reliability		203.31	197.38	191.65	183.97	150%
Fossil/Hydro Optimized Reliability		59.80	57.47	56.07	55.93	150%
Transmission Reliability		0.32	0.26	0.24	0.28	83.3%
Commercial Renewables Availability		94.0%	95.0%	96.25%	94.3%	65%
Natural Gas Business Outage Factor		4	2	0	2	0%
Customer Delivery Reliability		50	100	150	87.7	87.7%
(b) Safety/Environmental(6)
TICR Employees		0.49	0.37	0.34	0.33	150%
Reportable Environmental Events		46	37	31	21	150%
Customer Satisfaction	10%	42.0	44.0	46.0	50.1		150%

(1)
For additional information about the calculation of the EPS and O&M expense control objectives, see page 54.

(2)
A payout of up to 200% of the target opportunity is available for the adjusted EPS objective and a payout of up to 150% of the target opportunity is available for the other objectives.

(3)
The Compensation and People Development Committee exercised negative discretion to reduce the payout for the EPS performance measure. See page 46 for additional information. If an adjusted basic EPS performance level of at least $4.50 was not achieved (i.e., a performance floor or circuit breaker), the NEOs would not have received a payout under the 2020 STI plan.

(4)
Each of the two primary operational excellence objectives contains an equal weighting of one-half of the aggregate weighting of 10%.

(5)
Each reliability metric contains an equal weighting of one-sixth of the aggregate weighting of the reliability objective.

(6)
Each safety/environmental metric contains an equal weighting of one-half of the aggregate weighting of the safety/environmental objective.

44 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

COMPENSATION DISCUSSION AND ANALYSIS

Corporate Metrics	Description/Rationale

Financial Metrics

Adjusted EPS	A widely accepted, easily understood, and important metric used to evaluate the success of our performance. This metric impacts the market value of our common stock, which aligns the interests of shareholders and executives. For the 2020 STI plan, this measure is calculated based on adjusted basic EPS.
O&M Expense	A measure that includes those costs necessary to support daily operations, as well as operate and maintain the operating efficiency and productive life of assets.

Reliability Metrics

Nuclear Optimized Reliability	A measure of the linkage between financial investment and reliability of the nuclear fleet.
Fossil/Hydro Optimized Reliability	A measure of the linkage between financial investment and reliability of the fossil/hydro fleet.
Transmission Reliability	A measure of the balance between sustained line outage events and customer impact. The metric reflects system reliability relative to both operational and equipment performance.
Commercial Renewables Availability
A renewables energy yield metric, calculated by comparing actual generation to expected generation, based on the wind speed measured at the turbine and by calculating the actual generation to expected generation based on solar intensity measures at the panels.
Natural Gas Business Outage Factor
A measure of the number of outages in the natural gas business. For this purpose, an "outage" is defined as an event that causes a loss of natural gas service for at least 100 customers, where such event is not caused by a third party. If a single event causes a loss of natural gas service for at least 500 customers, that event automatically results in less than minimum performance for this measure.
Customer Delivery Reliability
A metric designed to focus on the customer experience, being reflective of reliability and responsiveness to changes in performance. This metric is calculated using the following inputs: system average interruption duration index (SAIDI) (40%); customers experiencing multiple interruptions (CEMI-6) (30%); and customers experiencing long interruption duration (CELID-4) (30%).

Safety/Environmental Metrics

TICR	A measure of the number of occupational injuries and illnesses per 100 employees. This objective emphasizes our focus on achieving an event-free and injury-free workplace.
Reportable Environmental Events
A measure of environmental events resulting from operations that have an impact on the environment, require the notification of a regulatory agency, or result in a regulatory citation or other enforcement action. This objective emphasizes service reliability and the mitigation of environmental risks associated with our operations.

Customer Satisfaction Metric

CSAT	A composite of customer satisfaction results for each regulated utility. For our electric utilities, the results are based on the Residential Net Promoter Score (50%), the Small/Medium Business Net Promoter Score (25%), and the Large Business Net Promoter Score (25%). For our gas utilities, the results are based on the Residential Gas Net Promoter Score (80%), the Small/Medium Business Gas Net Promoter Score (15%), and the Major Accounts Gas Net Promoter Score (5%).

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 45

COMPENSATION DISCUSSION AND ANALYSIS

Individual Objectives (20% of total)

The 2020 individual objectives for our NEOs were divided into the following three areas:

•
Achieve growth and financial results;

•
Drive sustainable results for employee safety, environmental performance, optimized reliability and capacity utilization, and advance business transformation initiatives; and

•
Continue to strengthen leadership capabilities and bench strength, foster a culture of inclusion, innovation and execution, and advance the diversity of the workforce.

Safety Modifier

In order to emphasize a continued focus on safety, the Compensation and People Development Committee included a safety modifier, which can be positive or negative, in the 2020 STI plan. Under this modifier, the STI plan payments for each of our NEOs would be decreased by 5% if Duke Energy experienced a significant operational event in 2020. In addition, the STI plan payments of our NEOs, along with other eligible employees, would be increased by 5% if there were no significant operational events in 2020. The payments to the NEOs under the 2020 STI plan were reduced by 5%, which was incorporated into the reduction of payments as described below, because of the occurrence of a significant operational event with respect to a work-related fatality.

Discretionary Reduction of 2020 STI Plan Payouts

Duke Energy successfully responded to the extraordinary challenges of 2020, which included the pandemic and the cancellation of our Atlantic Coast Pipeline project. The executive team helped us advance several key strategic initiatives, including constructive regulatory outcomes and the achievement of cost reductions to mitigate the impact of the pandemic, and deliver adjusted basic EPS results within our original guidance range of $5.05 to $5.45. Nevertheless, our adjusted basic EPS fell short of our original target. Given these results and the extraordinary nature of 2020, the Compensation and People Development Committee reduced 2020 STI Plan payments to 51.0% of target for each NEO, by completely eliminating any payout associated with the adjusted EPS measure and setting the payout level associated with each NEO's individual objectives at 50% of target. Duke Energy did not adjust any results for the impact of the pandemic to increase incentive compensation payouts.

Based on the aggregate corporate and individual performance results, including the discretionary reduction of payments each NEO's aggregate payout under the 2020 STI plan was equal to:

Name	Target STI Opportunity ($)	Final Payout as a % of Target STI Opportunity*	Payout** ($)

Lynn J. Good	$2,294,325	51.0%	$1,169,578
Steven K. Young	$692,567	51.0%	$353,050
Dhiaa M. Jamil	$780,712	51.0%	$397,984
Julia S. Janson	$670,313	51.0%	$341,705
Douglas F Esamann	$632,813	51.0%	$322,589

*
Ms. Anderson resigned during 2020 and was entitled to a pro rata amount of her STI payout, determined in the same manner as the other NEOs, in the amount of $149,637.

**
Payouts were determined based on the aggregate achievement of the performance measures (with individual performance objectives set at the threshold (50%) level), which amount was then adjusted down by the Compensation and People Development Committee by reducing the payout level for the adjusted basic EPS performance measure to 0%, resulting in a final payout of 51.0% of the target level.

Long-Term Incentive Compensation

Our LTI program is designed to provide our NEOs with appropriate balance to the STI plan and to align executive and shareholder interests in an effort to maximize shareholder value.

Each year, the Compensation and People Development Committee establishes the target LTI opportunity for each NEO, which is based on a percentage of his or her base salary. In February 2020, the target LTI opportunity (expressed as a percentage of annual base salary) was increased by 25 percentage points for Mr. Jamil and 50 percentage points for each of the other NEOs to further close the gap between his or her TDC opportunity and market median.

Name	Target LTI Opportunity (as a % of base salary)*

Lynn J. Good	800%
Steven K. Young	300%
Dhiaa M. Jamil	325%
Julia S. Janson	300%
Douglas F Esamann	300%

*
The target LTI opportunity for Ms. Anderson, 150% of her annual base salary, was not changed in 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and People Development Committee reviews the allocation between performance shares and RSUs annually with its compensation consultant, which confirmed that the present mix of performance shares (70% allocation) and RSUs (30% allocation) was generally more performance-weighted than both utility peers and the general industry. The Compensation and People Development Committee believes that this allocation strikes an appropriate balance to both incentivize and retain our executive officers, and aligns with our strong pay for performance philosophy.

2020 - 2022 Performance Shares (70% of Long-Term Incentive Program)

Our Compensation and People Development Committee has designed our performance shares to reflect shareholder feedback requesting a focus on multiple core metrics linked to our long-term success and balancing relative and absolute performance in order to emphasize pay for performance comparisons.

In order to emphasize pay for performance, the 2020 - 2022 performance shares vest at the end of the three-year performance period based on: (i) our cumulative adjusted EPS compared to pre-established targets (50% weighting); (ii) our relative TSR compared to the companies in the UTY (25% weighting); and (iii) a safety measure based on our TICR compared to certain companies in the EEI Group 1 Large Company Index (25% weighting). These performance measures were selected to emphasize their importance in aligning the interests of our executives and shareholders.

Each of the three performance measures for the 2020 - 2022 performance shares is described below, along with a table that sets forth the performance targets and payout levels.

The first performance measure is based on Duke Energy's three-year cumulative adjusted basic EPS measured against pre-established target levels. The Compensation and People Development Committee established the EPS target for the three-year cycle in February 2020 at a level that is challenging, but achievable with strong long-term performance. The following table provides the EPS target levels and corresponding payout levels:

Cumulative Adjusted EPS	Percent Payout of Target 2020 - 2022 Performance Shares

$17.00 or Higher	200%
$16.10 (Target)	100%
$14.50	50%
Lower than $14.50	0%

If Duke Energy's cumulative adjusted basic EPS during the performance period is between $14.50 to $16.10, or between $16.10 to $17.00, the payout for the portion of the performance shares related to this performance measure is interpolated on a straight-line basis.

The second performance measure is based on the percentile ranking of Duke Energy's TSR for the three-year performance period beginning January 1 in the year of grant compared to the TSR of each company in the UTY for the same period. The target amount is not earned unless Duke Energy's TSR is at least at the 55th percentile of the UTY. The following table provides the percentile ranking and corresponding payout levels:

Relative TSR Performance Percentile	Percent Payout of Target 2020 - 2022 Performance Shares*

90th or Higher	200%
55th (Target)	100%
25th	50%
Below 25th	0%

*
If Duke Energy's cumulative TSR is negative during the performance period, the payout is limited to the target level regardless of the relative performance. If Duke Energy's cumulative TSR is at least 15%, the payout cannot be less than 30% of the target number of shares related to the TSR portion of the award regardless of the relative performance.

If Duke Energy achieves a TSR ranking between the 25th percentile and the 55th percentile or between the 55th percentile and the 90th percentile, the number of performance shares related to this performance measure is interpolated on a straight-line basis.

To determine performance share payouts, TSR is calculated using the difference between the opening and closing value of the shares of Duke Energy and each peer in the UTY, with dividends assumed to be reinvested. For purposes of the TSR calculation, the opening value is determined based on the average closing stock price for each company's shares on each trading day during the calendar month immediately preceding the performance period, and the closing value is determined based on the average closing stock price for each company's shares on each trading day during the last calendar month in the performance period.

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COMPENSATION DISCUSSION AND ANALYSIS

The third performance measure relates to Duke Energy's safety performance, which is measured based on our TICR for employees, as compared to companies in the EEI Group 1 Large Company Index, excluding companies without gas or nuclear operations. The following table provides the TICR target levels and corresponding payout levels:

Relative TICR Performance Percentile	Percent Payout of Target 2020 - 2022 Performance Shares

Top Company	200%
90th (Target)	100%
75th	50%
Below 75th	0%

If Duke Energy's safety performance during the 2020 - 2022 period is between the minimum and target level, or between the target and maximum level, the payout for the portion of the shares related to this performance measure is interpolated on a straight-line basis.

In February 2020, the Compensation and People Development Committee added an enhanced retirement vesting provision to future performance share awards for members of the Senior Management Committee, including the NEOs, which provides for continued vesting upon retirement after having attained at least age 60 and completing at least five years of service. This enhanced vesting provision applies only if the retiring executive is employed for at least one of the three years in the performance period and remains in compliance with restrictive covenants, such as non-competition and non-solicitation provisions. The performance shares remain subject to the achievement of actual performance results.

Restricted Stock Units (30% of Long-Term Incentive Program)

The RSUs generally vest in equal installments on the first three anniversaries of the date of grant, provided the recipient continues to be employed by Duke Energy on each vesting date.

Payout of 2018 - 2020 Performance Shares

The 2018 - 2020 performance shares for the three-year performance period ending December 31, 2020, generally vest based on: (i) our cumulative adjusted EPS compared to pre-established targets (50% weighting); (ii) our relative TSR compared to the companies in the UTY (25% weighting); and (iii) a safety measure based on our TICR compared to pre-established targets (25% weighting).

The first measure was based on our cumulative adjusted EPS during the three-year period compared to pre-established targets, as follows:

Cumulative Adjusted EPS	Percent Payout of Target 2018 - 2020 Performance Shares	Result	Payout of Target

$15.60 or Higher	200%
$15.00 (Target)	100%
$14.40	50%	$14.90	91.67%
Lower than $14.40	0%

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COMPENSATION DISCUSSION AND ANALYSIS

The second measure was based on our relative TSR for the three-year period, which was 20.1%, as compared to the companies in the UTY, as follows:

Relative TSR Performance Percentile	Percent Payout of Target 2018 - 2020 Performance Shares	Result	Payout of Target*

90th or Higher	200%
55th (Target)	100%
25th	50%	38.8th Percentile	73.15%
Below 25th	0%

*
This measure further provides that if cumulative TSR is at least 15%, the payout cannot be less than 30% of target, and if cumulative TSR is negative, the payout cannot be more than target.

The third measure was based on TICR for employees during the three-year period compared to pre-established targets, as follows:

TICR for Employees	Percent Payout of Target 2018 - 2020 Performance Shares	Result	Payout of Target

0.41 or Better	200%	0.38	200%
0.54 (Target)	100%
0.71	50%
Worse than 0.71	0%

In the aggregate, this performance corresponds to a payout of 114.12% of the target number of 2018 - 2020 performance shares, plus dividend equivalents earned during the performance period. Duke Energy did not adjust any results for the impact of the pandemic to increase incentive compensation payouts. The following table lists the number of 2018 - 2020 performance shares to which our NEOs became vested at the end of that performance cycle:

Name	2018 - 2020 Target Shares	Overall Achievement as a % of Target	2018 - 2020 Performance Shares Earned*

Lynn J. Good	94,074	114.12%	107,357
Steven K. Young	14,850	114.12%	16,947
Dhiaa M. Jamil	20,624	114.12%	23,536
Julia S. Janson	13,392	114.12%	15,283
Douglas F Esamann	13,086	114.12%	14,934

*
Ms. Anderson received 8,311 vested performance shares for the 2018–2020 cycle.

Other Elements of Our Compensation Program

Retirement and Welfare Benefits

Our NEOs participate in the retirement and welfare plans generally available to other eligible employees. In addition, in order to attract and retain key executive talent, we believe that it is important to provide our NEOs with certain limited retirement benefits that are offered only to a select group of management. These retirement plans provided to our NEOs are described on pages 59 to 63 and are generally comparable to the benefits provided by peers of Duke Energy, as determined based on market surveys.

Duke Energy provides our NEOs with the same health and welfare benefits it provides to all other similarly situated employees, and at the same cost charged to all other eligible employees. Our NEOs also are entitled to the same post-retirement health and welfare benefits as those provided to similarly situated retirees.

Perquisites

The Compensation and People Development Committee believes it is important to provide only limited perquisites as supported by competitive practice. In 2020, Duke Energy provided our NEOs with the perquisites disclosed in the footnotes to the Summary Compensation Table. Duke Energy offers these perquisites, as well as other benefits to certain executives in order to provide competitive total compensation packages. The cost of perquisites and other personal benefits is not part of base salary, and, therefore, does not affect the calculation of awards and benefits under Duke Energy's other compensation arrangements (i.e., retirement and incentive compensation plans).

Our NEOs were eligible to receive the following perquisites and other benefits during 2020: (i) up to $2,500 for the cost of a comprehensive physical examination; (ii) reimbursement of expenses incurred for tax and financial planning services, which program is administered on a three-year cycle, such

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COMPENSATION DISCUSSION AND ANALYSIS

that participating executives can be reimbursed for up to $15,000 of eligible expenses during the three-year cycle; (iii) matching contributions from the Duke Energy Foundation to qualifying charitable institutions; (iv) reimbursement of a portion of the monthly expense for a personal mobile device; and (v) preferred airline status. In addition, we occasionally provide our NEOs with tickets to athletic and cultural events for personal use.

Ms. Good may use the corporate aircraft for personal travel in North America. With advance approval from the CEO, the other NEOs may use the corporate aircraft for personal travel in North America. If Ms. Good or any other NEO uses the corporate aircraft for personal travel, he or she must reimburse Duke Energy for the direct operating costs for such travel. However, Ms. Good is not required to reimburse Duke Energy for the cost of travel to her executive physical or to meetings of the board of directors of other companies on which she serves. For additional information on the use of the corporate aircraft, see the footnotes to the Summary Compensation Table.

Employment Agreement with Ms. Good

Effective July 2013, Duke Energy entered into an employment agreement with Ms. Good that contained a three-year initial term and automatically renews for additional one-year periods at the end of the initial term unless either party provides 120 days' advance notice. In the event of a change in control of Duke Energy, the term automatically extends to a period of two years.

Upon a termination of Ms. Good's employment by Duke Energy without "cause" or by Ms. Good for "good reason" (each as defined in her employment agreement), Ms. Good would be entitled to the severance benefits described under the "Potential Payments Upon Termination or Change in Control" section on page 64 of this proxy statement. Ms. Good's employment agreement does not provide for golden parachute excise tax gross-up payments.

Severance Plan

The Executive Severance Plan provides severance protection to our NEOs, other than Ms. Good, in order to provide a consistent approach to executive severance and to provide eligible executives with certainty and security while they are focusing on their duties and responsibilities. Severance compensation would only be paid in the event that an eligible executive's employment is involuntarily terminated without "cause" or is voluntarily terminated for "good reason," and is subject to compliance with restrictive covenants (i.e., confidentiality and non-competition). The severance compensation that would be paid in the event of a qualifying termination of employment to those senior executives who are identified as "Tier I Participants," including Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann, generally approximates two times his or her annual compensation and benefits. The Executive Severance Plan prohibits the payment of severance if an executive also would be entitled to severance compensation under a separate agreement or plan maintained by Duke Energy, including the Change in Control Agreements described below. The Executive Severance Plan does not provide for golden parachute excise tax gross-up payments.

Executive Severance Plan Payments to Ms. Anderson

On August 31, 2020, in connection with a restructuring of her roles and responsibilities, Ms. Anderson resigned from Duke Energy under circumstances that the Compensation and People Development Committee determined constituted "good reason," and she, therefore, was eligible to receive severance benefits under the terms of the Executive Severance Plan. Ms. Anderson received the standard severance compensation provided under the Executive Severance Plan, which was not modified or increased in connection with her termination of employment.

The benefit levels under the Executive Severance Plan are described in more detail on pages 65 through 66 under the "Potential Payments Upon Termination or Change in Control" section of this proxy statement.

Change in Control Agreements

Duke Energy has entered into Change in Control Agreements with our NEOs other than Ms. Good. Under these agreements, each such NEO would be entitled to certain payments and benefits if (i) a change in control were to occur and (ii) within two years following the change in control, (a) the executive's employment is terminated without "cause," or (b) the executive terminates his or her employment for "good reason." The severance that would be provided to these NEOs is generally two times the executive's annual compensation and benefits and becomes payable only if there is both a change in control and a qualifying termination of employment. The Compensation and People Development Committee approved the two times severance multiplier after consulting with its advisors and reviewing the severance provided by peer companies. The Change in Control Agreements do not provide for golden parachute excise tax gross-up payments.

Our RSU and performance share awards provide for "double-trigger" vesting upon a qualifying termination of employment in connection with a change in control.

The Compensation and People Development Committee believes these change in control arrangements are appropriate in order to diminish the uncertainty and risk to the executives' roles in the context of a potential or actual change in control. The benefit levels under the Change in Control Agreements and equity awards are described in more detail on page 64 under the "Potential Payments Upon Termination or Change in Control" section of this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Section 3: Competitive Market Practices

Compensation Consultant

The Compensation and People Development Committee has engaged FW Cook to report directly to the Compensation and People Development Committee as its independent compensation consultant.

The compensation consultant generally attends each Compensation and People Development Committee meeting and provides advice, including reviewing and commenting on market compensation data used to establish the compensation of the executive officers and directors, the terms and performance goals applicable to incentive plan awards, the process for certifying achievement of the incentive goals, and analysis with respect to specific projects and information regarding trends and competitive practices. The compensation consultant also routinely meets with the Compensation and People Development Committee members without management present. When establishing the compensation program for our NEOs, the Compensation and People Development Committee considers input and recommendations from management, including Ms. Good, who attends the Compensation and People Development Committee meetings.

The consultant has been instructed that it is to provide completely independent advice to the Compensation and People Development Committee and is not permitted to provide any services to Duke Energy other than at the direction of the Compensation and People Development Committee. With the consent of the Chair of the Compensation and People Development Committee, the consultant may meet with management to discuss strategic issues with respect to executive compensation that will assist the consultant in its engagement with the Compensation and People Development Committee.

The Compensation and People Development Committee has assessed the independence of FW Cook pursuant to SEC rules, and concluded that no conflict of interest exists that would prevent the consulting firm from independently advising the Compensation and People Development Committee.

Compensation Peer Group

One of our core compensation objectives is to attract and retain talented executive officers by providing a total compensation package that generally is competitive with that of other executives and key employees of similarly sized companies with similar complexity, whether within or outside of the utility sector.

The Compensation and People Development Committee, with input and advice from its independent consultant, has developed a customized peer group for the review of executive compensation levels and plan design practices.

The customized peer group consists of 20 similarly sized companies from the utility and general sectors, with the general industry companies also having satisfied at least one of the following characteristics: (i) operates in capital intensive industry; (ii) operates in a highly regulated industry; (iii) has significant manufacturing operations; or (iv) derives more than 50% of revenue in the United States.

The customized peer group used by the Compensation and People Development Committee in February 2020 remained unchanged from 2019 and consisted of:

Compensation Peer Group

3M	Deere & Co.	FedEx	Medtronic
American Electric Power*	Dominion Resources*	FirstEnergy*	NextEra Energy*
CenturyLink	Eaton Corporation	General Dynamics	PG&E Corp.*
Colgate-Palmolive	Edison International*	International Paper	The Southern Co.*
Consolidated Edison*	Exelon*	Lockheed Martin	UPS

*
Utility subset consisting of nine companies.

The Compensation and People Development Committee also reviews executive compensation levels against a subset of the customized peer group consisting of nine companies in the UTY, and where appropriate, the Willis Towers Watson General and Energy Services Industry Executive Compensation databases.

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COMPENSATION DISCUSSION AND ANALYSIS

Section 4: Executive Compensation Policies

The following is a summary of our executive compensation policies, which reinforce our pay for performance philosophy and strengthen the alignment of interests of our executives and shareholders:

Policy	Description

Stock ownership policy	We maintain meaningful stock ownership guidelines to reinforce the importance of Duke Energy stock ownership. These guidelines are intended to align the interests of executives and shareholders and to focus the executives on our long-term success. Under these guidelines, each of our active NEOs must own Duke Energy shares in accordance with the following schedule:
	Leadership Position	Value of Shares

	CEO	6x Base Salary
	Other NEOs	3x Base Salary

Stock holding policy
Each NEO is required to hold 50% of all shares acquired under the LTI program (after payment of any applicable taxes) and 100% of all shares acquired upon the exercise of stock options (after payment of the exercise price and taxes) until the applicable stock ownership requirement is satisfied. Each of our NEOs was in compliance with the stock ownership/stock holding policy during 2020.
Clawback policy
We maintain a "clawback policy," which would allow us to recover (i) certain cash or equity based incentive compensation tied to financial results in the event those results were restated due at least in part to the recipient's fraud or misconduct or (ii) a payment based on an incorrect calculation.
Hedging or pledging policy
We have a policy that prohibits employees (including our NEOs) and directors from trading in options, warrants, puts, calls, or similar instruments in connection with Duke Energy securities, or selling Duke Energy securities "short." Our pledging policy prohibits the pledging of any Duke Energy securities, regardless of where or how such securities are held. See "Prohibition on Hedging and Pledging" on page 33 of this proxy statement for additional information about the hedging prohibition.
Equity award grant policy
In recognition of the importance of adhering to specific practices and procedures in the granting of equity awards, the Compensation and People Development Committee has adopted a policy that applies to the granting of equity awards. Under this policy, annual grants to our NEOs may be made at any previously scheduled meeting, provided that reasonable efforts will be made to make such grants at the first regularly scheduled meeting of each calendar year, and annual grants to independent directors may be made by the Board at any previously scheduled meeting, provided that reasonable efforts will be made to make such grants at the regularly scheduled meeting that is held in conjunction with the Annual Meeting each year.

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Policy	Description

Risk assessment policy
In consultation with the Compensation and People Development Committee, members of management from Duke Energy's Human Resources, Legal, and Risk Management Departments assessed whether our compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our NEOs. This assessment included a review of the risk characteristics of Duke Energy's business and the design of our incentive plans and policies. Management reported its findings to the Compensation and People Development Committee, and after review and discussion, the Compensation and People Development Committee concluded that our plans and policies do not encourage excessive or inappropriate risk taking.
Shareholder approval policy for severance
We have a policy, generally, to seek shareholder approval for any agreements with our NEOs that provide severance compensation in excess of 2.99x the executive's annual compensation or that provide for tax gross-ups in connection with a termination event.

Section 5: Tax and Accounting Implications

Deductibility of Executive Compensation

The Compensation and People Development Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that Duke Energy generally may not deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to certain employees. Prior to 2018, performance-based compensation paid pursuant to shareholder approved plans was not subject to the deduction limit as long as such compensation was approved by "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and certain other requirements were satisfied.

The Tax Act, which was enacted on December 22, 2017, included a number of significant changes to Section 162(m), such as the repeal of the performance-based compensation exemption and the expansion of the definition of "covered employees" (e.g., by including the CFO and certain former NEOs as covered employees). As a result of these changes, except as otherwise provided in the transition relief provisions of the Tax Act, compensation paid to any of our covered employees generally will no longer be deductible in 2018 or future years, to the extent that it exceeds $1 million.

The Compensation and People Development Committee has not adopted a policy that would have required all compensation to be deductible because the Compensation and People Development Committee wants to preserve the ability to pay compensation to our executives in appropriate circumstances, even if such compensation would not be deductible under Section 162(m).

The Compensation and People Development Committee will continue to consider tax implications (including the potential lack of deductibility under Section 162(m)) when making compensation decisions, but reserves the right to make compensation decisions based on other factors believed to be in the best interests of Duke Energy and our shareholders.

Accounting for Stock-Based Compensation

Stock-based compensation represents costs related to stock-based awards granted to employees and members of the Board. Duke Energy recognizes stock-based compensation based upon the estimated fair value of the awards, net of estimated forfeitures at the date of issuance. The recognition period for these costs begins at either the applicable service inception date or grant date, and continues throughout the requisite service period or, for certain share-based awards, until the employee becomes retirement eligible, if earlier. Compensation cost is recognized as expense or capitalized as a component of property, plant, and equipment.

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COMPENSATION DISCUSSION AND ANALYSIS

Non-GAAP Financial Measures

As described previously in this Compensation Discussion and Analysis, Duke Energy uses various financial measures, including adjusted EPS, cumulative adjusted EPS, and adjusted O&M expense, in connection with short-term and long-term incentives. Adjusted EPS and cumulative adjusted EPS are non-GAAP financial measures that represent basic and diluted EPS from continuing operations available to Duke Energy common shareholders, adjusted for the per share impact of special items. Cumulative adjusted EPS is calculated based on a cumulative three-year basis. For the years ended December 31, 2020, 2019, and 2018, basic EPS available to Duke Energy common shareholders and diluted EPS available to Duke Energy common shareholders were equal. For 2018 and 2019, Duke Energy used adjusted diluted EPS as a financial measure to evaluate management performance. Beginning in 2020, Duke Energy used adjusted basic EPS as the financial measure to evaluate management performance. Adjusted basic EPS will represent basic EPS available to Duke Energy common shareholders (GAAP reported basic EPS), adjusted for the per share impact of special items. As discussed below, special items represent certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance. A component of the operational excellence performance metric is adjusted O&M expense. The adjusted O&M expense measure used for incentive plan purposes also is a non-GAAP financial measure as it represents GAAP O&M adjusted primarily for expenses recovered through rate riders, certain regulatory accounting deferrals, and applicable special items. Management believes that the presentation of adjusted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy's performance across periods. Management uses this non-GAAP financial measure for planning and forecasting and for reporting financial results to the Board, employees, shareholders, analysts, and investors. The most directly comparable GAAP measures for adjusted EPS and adjusted O&M expense measures used for incentive plan purposes are reported basic and diluted EPS from continuing operations available to Duke Energy common shareholders and reported O&M expense from continuing operations, which includes the impact of special items.

Special items for the periods presented include the following, which management believes do not reflect ongoing costs:

•
Gas Pipeline Investments represents costs related to the cancellation of the ACP Pipeline and additional exit costs related to Constellation.

•
Costs to achieve mergers, which represent charges that result from strategic acquisitions.

•
Regulatory and legislative impacts represent charges related to Duke Energy Carolinas and Duke Energy Progress and coal ash settlement and partial settlements in the 2019 North Carolina rate cases. In 2018, it represents charges related to the Duke Energy Progress and Duke Energy Carolinas North Carolina rate case orders and the repeal of the South Carolina Base Load Review Act.

•
Impairment charges in 2019, which represents a reduction of prior year impairment at Citrus County combined cycle and an other-than-temporary impairment of the remaining investment in Constitution Pipeline Company, LLC. For 2018, it represents an impairment at Citrus County combined cycle, a goodwill impairment at Commercial Renewables, and an other-than-temporary impairment of an investment in Constitution Pipeline Company, LLC.

•
Sale of a retired plant, which represents the loss associated with selling Beckjord, a nonregulated generating facility in Ohio.

•
Impacts of the Tax Act, which represent amounts recognized related to the Tax Act.

•
Severance represents the reversal of 2018 severance charges, which were deferred as a result of a partial settlement in the Duke Energy Carolina 2019 North Carolina rate case. In 2019 and 2018, severance charges relate to company-wide initiatives, excluding merger integration, to standardize process and systems, leverage technology, and workforce optimization.

Adjusted EPS used in the LTI plan was adjusted for the net dilutive effect of equity issuances made in 2018 related to the Tax Act, but not adjusted for other equity issuances. Additionally, previously approved target levels did not incorporate certain structural changes in Duke Energy's business from 2018 to 2020, including the sale of Duke Energy International and the acquisition of Piedmont. As such, adjusted EPS used in the LTI plan incorporates an expected level of operating results for Duke Energy International and removes an expected level of operating results for Piedmont, net of any transaction proceeds or financing impacts from such transactions.

Duke Energy's adjusted EPS and adjusted O&M expense may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides compensation information for our CEO (Ms. Good), our CFO (Mr. Young) and our three other most highly compensated executive officers who were employed on December 31, 2020, (Mr. Jamil, Ms. Janson, and Mr. Esamann). The table also provides compensation information for Ms. Anderson, who would have been among the three most highly compensated executive officers if she had remained employed with Duke Energy through December 31, 2020. The table provides information for 2018 and 2019 only to the extent that each NEO was included in the Duke Energy Summary Compensation Table for those years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Lynn J. Good	2020	1,390,500	0	11,431,738	0	1,169,578	246,046	306,536	14,544,398
Chair, President	2019	1,383,750	0	10,122,579	0	2,793,389	355,908	373,810	15,029,436
and CEO	2018	1,350,000	0	9,873,135	0	2,268,961	188,593	302,271	13,982,960

Steven K. Young	2020	769,519	0	2,391,345	0	353,050	261,816	125,879	3,901,609
Executive Vice President	2019	734,003	0	1,792,619	0	868,773	280,504	104,100	3,779,999
and CFO	2018	707,438	0	1,558,502	0	616,903	161,336	88,576	3,132,755

Dhiaa M. Jamil	2020	867,458	0	2,915,910	0	397,984	267,957	138,391	4,587,700
Executive Vice President	2019	834,094	0	2,444,461	0	987,243	294,809	97,707	4,658,314
and Chief Operating Officer	2018	803,907	0	2,164,521	0	701,026	205,073	119,873	3,994,400

Julia S. Janson	2020	744,792	0	2,314,530	0	341,705	522,811	125,010	4,048,848
Executive Vice President,	2019	674,167	0	1,616,702	0	797,951	772,885	93,652	3,955,357
External Affairs and President, Carolinas Region	2018	638,021	0	1,405,548	0	566,067	0	80,040	2,689,676

Douglas F Esamann	2020	703,125	0	2,184,979	0	322,589	451,016	118,644	3,780,353
Executive Vice President,	2019	649,167	0	1,564,446	0	705,180	594,127	93,000	3,605,920
Energy Solutions and President, Midwest/Florida Regions and Natural Gas Business

Melissa H. Anderson(1)	2020	366,923	0	854,647	0	149,637	0	2,174,482	3,545,689
Former Executive Vice
President and Chief Human Resources Officer

(1)
Ms. Anderson resigned from Duke Energy on August 31, 2020.

(2)
Grant Date Fair Value of Stock Awards for Accounting Purposes: This column does not reflect the value of stock awards that were actually earned or received by our NEOs during each of the years listed above. Rather, as required by applicable SEC rules, this column reflects the aggregate grant date fair value of the performance shares (based on the probable outcome of the performance conditions as of the date of grant) and RSUs granted to our NEOs in the applicable year. The aggregate grant date fair value of the performance shares provided in 2020 to Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, Mr. Esamann, and Ms. Anderson, assuming that the highest level of performance would be achieved, is $16,189,025; $3,386,542; $4,129,384; $3,277,741; $3,094,297; and $1,210,308; respectively. The aggregate grant date fair value of the awards was determined in accordance with the accounting guidance for stock-based compensation. See Note 21 of the Consolidated Financial Statements contained in our 2020 Form 10-K for an explanation of the assumptions made in valuing these awards.

(3)
With respect to the applicable performance period, this column reflects amounts payable under the STI plan. Unless deferred, the 2020 amounts were paid in March 2021.

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(4)
This column includes the amounts listed below. The amounts listed were earned over the 12-month period ending on December 31, 2020.

	Good ($)	Young ($)	Jamil ($)	Janson ($)	Esamann ($)	Anderson ($)

Change in Actuarial Present Value of Accumulated Benefit Under:
RCBP	40,128	68,439	57,950	135,624	132,192	0
ECBP	205,918	193,377	210,007	387,187	318,824	0

Total	246,046	261,816	267,957	522,811	451,016	0

(5)
The All Other Compensation column includes the following for 2020:

	Good ($)	Young ($)	Jamil ($)	Janson ($)	Esamann ($)	Anderson ($)

Matching and Employer Retirement Contributions Under the Retirement Savings Plan	17,100	17,100	17,100	17,100	17,100	27,556
Make-Whole Matching, Cash Balance Contribution Credits, and Employer Retirement Contributions Under the Executive Savings Plan	233,933	102,529	118,191	96,110	86,889	27,157
Personal Use of the Corporate Aircraft*	49,903	0	0	0	0	7,088
Charitable Contributions Made in the Name of the Executive	2,500	2,500	2,500	2,500	2,500	2,500
Financial Planning Program	0	3,350	0	8,700	10,000	1,875
Cost of Basic Life Coverage	0	0	0	0	0	1,785
Company Paid Outplacement Services	0	0	0	0	0	30,000
Payout of Unused Vacation	0	0	0	0	0	41,582
Cash Severance Accrued at Termination of Employment**	0	0	0	0	0	1,997,663
Continued Health and Welfare Benefits	0	0	0	0	0	36,976
Other***	3,100	400	600	600	2,155	300

Total	306,536	125,879	138,391	125,010	118,644	2,174,482

*
Regarding use of corporate aircraft, NEOs are required to reimburse Duke Energy the direct operating costs of any personal travel, except Ms. Good is not required to reimburse Duke Energy for the cost of travel to her executive physical or to meetings of the board of directors of other companies on which she serves. With respect to flights on a leased or chartered airplane, direct operating costs equal the amount that the third party charges Duke Energy for such trip. With respect to flights on the corporate aircraft, direct operating costs include the amounts permitted by the Federal Aviation Regulations for non-commercial carriers, including hangar fees, fuel, crew travel expenses, airplane maintenance, aircraft depreciation, catering, labor, and aircraft leases. NEOs are permitted to invite their spouse or other guests to accompany them on business trips when space is available; however, in such events, the NEO is imputed income in accordance with IRS guidelines. The incremental cost included in the table above is the amount of the IRS-specified tax deduction disallowance, if any, with respect to the NEO's personal travel. Duke Energy does not provide any tax gross-ups to the NEOs, including with respect to personal use of corporate aircraft.

**
lncludes interest on severance payment that is deferred under applicable tax rules. In addition, under the terms of the Executive Severance Plan, Ms. Anderson received additional vesting of RSUs and performance shares with a value of $410,016 and $1,717,216 (assuming target performance), respectively. See page 69 for additional information.

***
lncludes the cost of benefits under the executive physical exam program, an airline club membership, and reimbursement of a portion of the monthly expense for a personal mobile device.

56 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

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GRANTS OF PLAN-BASED AWARDS

									All Other Stock Awards: Number of Shares of Stock or Units (#)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Lynn J. Good	Cash STI(1)		1,089,804	2,294,325	4,215,822
	LTI Perf. Shares(2)	2/19/2020				34,550	76,778	153,556		8,094,513
	RSUs(3)	2/19/2020							32,905	3,337,225

Steven K. Young	Cash STI(1)		328,969	692,567	1,272,592
	LTI Perf. Shares(2)	2/19/2020				7,227	16,061	32,122		1,693,271
	RSUs(3)	2/19/2020							6,883	698,074

Dhiaa M. Jamil	Cash STI(1)		370,838	780,712	1,434,559
	LTI Perf. Shares(2)	2/19/2020				8,813	19,584	39,168		2,064,692
	RSUs(3)	2/19/2020							8,393	851,218

Julia S. Janson	Cash STI(1)		318,398	670,313	1,231,699
	LTI Perf. Shares(2)	2/19/2020				6,995	15,545	31,090		1,638,870
	RSUs(3)	2/19/2020							6,662	675,660

Douglas F Esamann	Cash STI(1)		300,586	632,813	1,162,793
	LTI Perf. Shares(2)	2/19/2020				6,604	14,675	29,350		1,547,149
	RSUs(3)	2/19/2020							6,289	637,830

Melissa H. Anderson	Cash STI(1)		139,431	293,539	539,378
	LTI Perf. Shares(2)	2/19/2020				2,583	5,740	11,480		605,154
	RSUs(3)	2/19/2020							2,460	249,493

(1)
Reflects the STI opportunity granted to our NEOs in 2020 under the Duke Energy Corporation Executive Short-Term Incentive Plan. The information included in the "Threshold," "Target," and "Maximum" columns reflects the range of potential payouts under the plan established by the Compensation and People Development Committee. The actual amounts earned by each executive under the terms of such plan are disclosed in the Summary Compensation Table on page 55.

(2)
Reflects the performance shares granted to our NEOs on February 19, 2020, under the LTI program, pursuant to the terms of the Duke Energy Corporation 2015 Long-Term Incentive Plan. The information included in the "Threshold," "Target," and "Maximum" columns reflects the range of potential payouts established by the Compensation and People Development Committee. Earned performance shares will be paid following the end of the 2020 - 2022 performance period, based on the extent to which the performance goals have been achieved. Any shares not earned are forfeited. In addition, following a determination that the performance goals have been achieved, participants will receive a cash payment equal to the amount of cash dividends paid on one share of Duke Energy common stock during the performance period multiplied by the number of performance shares earned. In connection with her termination of employment, Ms. Anderson will receive a pro-rated portion of the performance shares reflected above as disclosed in the Outstanding Equity Awards at Fiscal Year-End Table on page 58.

(3)
Reflects RSUs granted to our NEOs on February 19, 2020, under our LTI program, pursuant to the terms of the Duke Energy Corporation 2015 Long-Term Incentive Plan. These RSUs generally vest in equal portions on each of the first three anniversaries of the grant date, provided the recipient continues to be employed by Duke Energy on each vesting date. If dividends are paid during the vesting period, then the participants will receive a current cash payment equal to the amount of cash dividends paid on one share of Duke Energy common stock during the vesting period multiplied by the number of unvested RSUs. In connection with her termination of employment, Ms. Anderson will receive a pro-rated portion of the RSUs reflected above as disclosed in the Option Exercises and Stock Vested Table on page 59.

(4)
Reflects the grant date fair value of each RSU and performance share award (based on the probable outcome of the performance conditions as of the date of grant) granted to our NEOs in 2020, as computed in accordance with the accounting guidance for stock-based compensation.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the outstanding equity awards held by our NEOs as of December 31, 2020.

		Stock Awards
Name	Grant Type	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Lynn J. Good	RSUs	69,706	6,382,281
	Performance Shares (2019 - 2021)			81,767	7,486,587
	Performance Shares (2020 - 2022)			153,556	14,059,587

Steven K. Young	RSUs	13,143	1,203,373
	Performance Shares (2019 - 2021)			14,480	1,325,789
	Performance Shares (2020 - 2022)			32,122	2,941,090

Dhiaa M. Jamil	RSUs	16,982	1,554,872
	Performance Shares (2019 - 2021)			19,746	1,807,944
	Performance Shares (2020 - 2022)			39,168	3,586,222

Julia S. Janson	RSUs	12,308	1,126,920
	Performance Shares (2019 - 2021)			13,059	1,195,682
	Performance Shares (2020 - 2022)			31,090	2,846,600

Douglas F Esamann	RSUs	11,770	1,077,661
	Performance Shares (2019 - 2021)			12,637	1,157,044
	Performance Shares (2020 - 2022)			29,350	2,687,286

Melissa H. Anderson	Performance Shares (2019 - 2021)			6,331	579,666
	Performance Shares (2020 - 2022)			10,202	934,095

(1)
Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, Mr. Esamann, and Ms. Anderson received RSUs on February 28, 2018, February 27, 2019, and February 19, 2020, which vest, subject to certain exceptions, in equal installments on the first three anniversaries of the date of grant. All RSUs held by Ms. Anderson immediately prior to her termination of employment have vested or been forfeited.

(2)
Market value is based on the closing price per share of our common stock on December 31, 2020, of $91.56.

(3)
Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, Mr. Esamann, and Ms. Anderson received performance shares on February 27, 2019, and on February 19, 2020, that, subject to certain exceptions, are eligible for vesting on December 31, 2021, and December 31, 2022, respectively. Pursuant to applicable SEC rules, the performance shares granted in 2019 are listed at the target number of shares and the performance shares granted in 2020 are listed at maximum. As described in more detail on page 69, performance shares held by Ms. Anderson are eligible to vest following her termination on a pro-rated basis, subject to the actual achievement of pre-determined performance measures and compliance with restrictive covenants.

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OPTION EXERCISES AND STOCK VESTED

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Lynn J. Good	232,796	23,554,067
Steven K. Young	26,219	2,637,978
Dhiaa M. Jamil	44,534	4,495,846
Julia S. Janson	30,212	3,051,655
Douglas F Esamann	20,256	2,032,975
Melissa H. Anderson	19,269	1,890,201

(1)
Includes vested RSUs and performance shares covering the 2018 - 2020 performance period, for all NEOs along with vested performance-based RSUs for Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, and Ms. Anderson. On February 9, 2021, the Compensation and People Development Committee certified the achievement of the applicable performance measures for the performance share cycle ending in 2020. Also includes the value of RSUs held by Ms. Anderson that became vested in connection with her termination of employment, which shares generally are payable six months following her separation from service date, as required by applicable tax laws.

(2)
The value realized upon vesting of stock awards was calculated based on the closing price of a share of Duke Energy common stock on the respective vesting date and includes the following cash payments for dividend equivalents on earned performance shares: Ms. Good: $1,106,851; Mr. Young: $174,724; Mr. Jamil: $242,656; Ms. Janson: $157,568; Mr. Esamann: $153,970; and Ms. Anderson: $85,686. Dividend equivalents for the first quarter of 2021 are not included above but were paid due to the fact that the vested performance shares were not distributed until after the certification of performance results on February 9, 2021.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Lynn J. Good	RCBP	17.67	450,634	0
	ECBP	17.42	6,656,380	0

Steven K. Young	RCBP	40.51	945,735	0
	ECBP	40.26	1,450,232	0

Dhiaa M. Jamil	RCBP	39.34	961,063	0
	ECBP	39.09	1,861,697	0

Julia S. Janson	RCBP	33.00	1,802,314	0
	ECBP	32.75	4,523,086	0

Douglas F Esamann	RCBP	38.00	1,969,626	0
	ECBP	37.75	4,567,045	0

Melissa H. Anderson	Not eligible to participate in a pension plan	0	0	0

Duke Energy provides pension benefits that are intended to assist our retirees with their retirement income needs. A more detailed description of the plans that comprise Duke Energy's pension program follows.

Duke Energy Retirement Cash Balance Plan

Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann actively participate in the RCBP, which is a noncontributory, defined benefit retirement plan that is intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. The RCBP generally covers employees of Duke Energy and affiliates, with certain exceptions for individuals employed or re-employed on or after January 1, 2014. The RCBP currently provides benefits under a "cash balance account" formula. Certain prior plan formulas are described below. Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann have satisfied the eligibility requirements to receive his or her RCBP account benefit upon termination of employment. The RCBP benefit is payable in the form of a lump sum in the amount credited to a hypothetical account at the time of benefit commencement. Payment is also available in annuity

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EXECUTIVE COMPENSATION

forms based on the actuarial equivalent of the account balance.

The amount credited to the hypothetical account is increased with monthly pay credits equal to: (i) for participants with combined age and service of less than 35 points, 4% of eligible monthly compensation; (ii) for participants with combined age and service of 35 to 49 points, 5% of eligible monthly compensation; (iii) for participants with combined age and service of 50 to 64 points, 6% of eligible monthly compensation; and (iv) for participants with combined age and service of 65 or more points, 7% of eligible monthly compensation. If the participant earns more than the Social Security wage base, the account is credited with additional pay credits equal to 4% of eligible compensation above the Social Security wage base. Interest credits are credited monthly. The interest rate for benefits accrued after 2012 is based on an annual interest factor of 4% and for benefits accrued before 2013 is based generally on the annual yield on the 30-year Treasury rate (determined quarterly), subject to a minimum of 4% and a maximum of 9%.

For the RCBP, eligible monthly compensation is equal to Form W-2 wages, plus elective deferrals under a 401(k), cafeteria, or 132(f) transportation plan, and deferrals under the Executive Savings Plan. Compensation does not include severance pay, payment for unused vacation (including banked vacation and banked time), expense reimbursements, allowances, cash or noncash fringe benefits, moving expenses, bonuses for performance periods in excess of one year, transition pay, LTI compensation (including income resulting from any stock-based awards such as stock options, stock appreciation rights, RSUs, or restricted stock), military leave of absence pay (including differential wage payments), and other compensation items to the extent described as not included for purposes of benefit plans or the RCBP. The benefit under the RCBP is limited by maximum benefits and compensation limits under the Internal Revenue Code.

Effective at the end of 2012, the Cinergy Plan was merged into the RCBP. The balances that Ms. Good, Ms. Janson, and Mr. Esamann had under the Cinergy Plan's "cash balance account" formula at the end of 2012 were credited to their hypothetical accounts under the RCBP. Prior to 2011, the Cinergy Plan also provided benefits under the Traditional Program formula, which provides benefits based on service and FAP. Pursuant to a choice program offered to all non-union participants in the Traditional Program formula in 2006, Ms. Janson and Mr. Esamann elected to participate in the Cinergy Plan's cash balance account formula. Their accrued benefit under the Traditional Program, which is based on service through April 1, 2007, and on pay through December 31, 2016, (with banked vacation taken into account at December 31, 2016) was retained in the plan as well. Ms. Good has always participated in the Cinergy Plan's cash balance account formula.

Under the Traditional Program, in which Ms. Janson and Mr. Esamann participated prior to April 1, 2007, and which was frozen as of December 31, 2016, each participant earns a benefit under a final average pay formula, which calculates pension benefits based on a participant's "highest average earnings" and years of plan participation. The Traditional Program benefit is payable following normal retirement at age 65, following early retirement at or after age 50 with three or more years of service (with reduction in the life annuity for commencement before age 62 in accordance with prescribed factors) and at or after age 55 with combined age and service of 85 points (with no reduction in the life annuity for commencement before normal retirement age). Ms. Janson and Mr. Esamann are eligible for an early retirement benefit, the amount of which would not be reduced as of December 31, 2020, for early commencement. Payments to Ms. Janson and Mr. Esamann are available in a variety of annuity forms and in the form of a lump sum that is the actuarial equivalent of the benefit payable to them under the Traditional Program.

The Traditional Program benefit formula is the sum of (a), (b), and (c), where (a) is 1.1% of FAP times years of participation (up to a maximum of 35 years); (b) is 0.5% times FAP in excess of monthly Social Security covered compensation times years of participation (up to a maximum of 35 years); and (c) is 1.55% of FAP times years of participation in excess of 35. The benefit under the Traditional Program will not be less than the minimum formula, which is the sum of (x) and (y), where (x) is the lesser of (i) 1.12% of FAP times years of participation (up to a maximum of 35 years) plus 0.5% times FAP in excess of monthly Social Security covered compensation times years of participation (up to a maximum of 35 years), or (ii) 1.163% of FAP times years of participation (up to a maximum of 35 years); and (y) is 1.492% of FAP times years of participation over 35 years. Social Security covered compensation is the average of the Social Security wage bases during the 35 calendar years ending in the year the participant reaches Social Security retirement age.

Under the Traditional Program, as part of the administrative record keeping process established in 1998, creditable service for Ms. Janson, Mr. Esamann, and similarly situated employees was established from the beginning of the year of hire. The number of actual years of service by Ms. Janson and Mr. Esamann with us or an affiliated company, established from the beginning of the year of hire, is the same as the number of credited years of service under the RCBP (and the ECBP), and, therefore, no benefit augmentation resulted under the RCBP (and the ECBP) to Ms. Janson and Mr. Esamann as a result of any difference in the number of years of actual and credited service. Ms. Janson's and Mr. Esamann's years of participation under the Traditional Program are frozen as of April 1, 2007.

FAP is the average of the participant's total pay during the three consecutive years of highest pay from the last ten years of participation at December 31, 2016, (including banked vacation taken into account at December 31, 2016, determined by multiplying the participant's weeks of unused banked vacation as of December 31, 2016, by the participant's rate of pay as of December 31, 2016). This is determined, at December 31, 2016, using the three consecutive calendar years or last 36 months of participation

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EXECUTIVE COMPENSATION

that yield the highest FAP. Ms. Janson's and Mr. Esamann's FAPs under the Traditional Program are frozen as of December 31, 2016.

Total pay under the Traditional Program includes base salary or wages, overtime pay, shift premiums, work schedule recognition pay, holiday premiums, retirement bank vacation pay, performance lump-sum pay, annual cash incentive plan awards, and annual performance cash awards. Total pay does not include reimbursements or other expense allowances, imputed income, fringe benefits, moving and relocation expenses, deferred compensation, welfare benefits, long-term performance awards, and executive individual incentive awards. The benefit under the Traditional Program is limited by maximum benefits and compensation limits under the Internal Revenue Code.

Duke Energy Corporation Executive Cash Balance Plan

Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann actively participated, until September 30, 2020, in the ECBP, which is a noncontributory, defined benefit retirement plan that is not intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. Effective September 30, 2020, the ECBP was frozen with respect to future pay credits, but interest credits continue to be credited on ECBP account balances after September 30, 2020. Prior to this freeze in future benefits, the ECBP generally provided benefits to all employees who participated in the RCBP and whose compensation exceeded the limits under the Internal Revenue Code, including the NEOs listed above. As described on page 63, effective October 1, 2020, each employee who was eligible to earn a benefit under the ECBP as in effect immediately prior to October 1, 2020, became eligible to earn a corresponding benefit under the Executive Savings Plan. Prior to the freeze, benefits earned under the ECBP were attributable to (i) compensation in excess of the annual compensation limit under the Internal Revenue Code that applies to the determination of pay credits under the RCBP; (ii) restoration of benefits in excess of a defined benefit plan maximum annual benefit limit under the Internal Revenue Code that applies to the RCBP; and (iii) supplemental benefits granted to a particular participant. Generally, benefits earned under the RCBP and the ECBP vest upon completion of three years of service, and, with certain exceptions, vested benefits generally become payable upon termination of employment with Duke Energy.

Amounts were credited to a hypothetical account established for Ms. Good under the ECBP pursuant to an amendment to her prior employment agreement that was negotiated in connection with the merger of Cinergy Corp. and Duke Energy. Ms. Good will not earn any additional benefits under any nonqualified defined benefit plan (other than future interest credits under the ECBP) unless and until she continues employment with Duke Energy past age 62.

Present Value Assumptions

Because the pension amounts shown in the Pension Benefits Table on page 59 are the present values of current accrued retirement benefits, numerous assumptions must be applied. The values are based on the same assumptions as used in our Annual Report, except as required by applicable SEC rules. Such assumptions include a 2.6% discount rate and an interest crediting rate of 4.00% for all cash balance accounts. The assumed form of payment for the RCBP is that a lump sum will be elected 86% of the time and an annuity (i.e., single life annuity, if single, and 100% joint and survivor annuity, if married) will be elected 14% of the time, and the assumed form of payment under the ECBP is a lump sum. The post-retirement mortality assumption is consistent with that used in our 2020 Form 10-K. Benefits are assumed to commence at age 55 for Ms. Janson and Mr. Esamann, age 62 for Ms. Good, and at age 65 for Mr. Young and Mr. Jamil or the NEO's current age (if later), and each NEO is assumed to remain employed until that age.

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EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Lynn J. Good	153,605	233,933	305,832	0	4,421,344
Executive Savings Plan

Steven K. Young	67,354	102,529	254,170	0	2,035,758
Executive Savings Plan

Dhiaa M. Jamil	99,496	118,191	497,110	0	5,281,014
Executive Savings Plan

Julia S. Janson	65,190	96,110	229,198	0	1,981,807
Executive Savings Plan

Douglas F Esamann	136,897	86,889	425,286	0	3,123,329
Executive Savings Plan

Melissa H. Anderson	14,677	27,157	75,226	0	591,699
Executive Savings Plan

(1)
Includes $83,430; $46,171; $44,688; $56,250; and $14,677 of salary deferrals credited to the plan in 2020 on behalf of Ms. Good, Mr. Young, Ms. Janson, Mr. Esamann, and Ms. Anderson, respectively, which are included in the salary column of the Summary Compensation Table on page 55. Includes $70,175; $21,183; $99,496; $20,502; and $80,647 of STI deferrals earned in 2020 and credited to the plan in 2021 on behalf of Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann, respectively, which are included in the Non-Equity Incentive Compensation Plan column of the Summary Compensation Table.

(2)
Includes $233,933; $81,198; $94,182; $75,465; and $67,398 of make-whole matching contribution credits made under the Executive Savings Plan on behalf of Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann, respectively, as well as $21,331; $24,009; $20,645; and $19,491 of make-whole cash balance contribution credits on behalf of Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann, respectively, and $27,157 of employer retirement contributions on behalf of Ms. Anderson, all of which are included in the All Other Compensation column of the Summary Compensation Table.

(3)
The aggregate balance as of December 31, 2020, for each NEO includes the following aggregate amount of prior deferrals of base salary and STI, as well as employer make-whole matching contributions, that were previously earned and reported as compensation on the Summary Compensation Table for the years 2008 through 2019: (i) Ms. Good – $2,964,993; (ii) Mr. Young – $649,869; (iii) Mr. Jamil – $1,909,514; (iv) Ms. Janson – $579,928; and (v) Mr. Esamann – $281,360. These amounts have since been adjusted, pursuant to the terms of the Executive Savings Plan for investment performance (i.e., earnings and losses), deferrals, contributions, and distributions. The aggregate balance as of December 31, 2020, also includes amounts earned in 2020 but credited to the plan in 2021, including the amounts described in footnotes 1 and 2 above.

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Duke Energy Corporation Executive Savings Plan

The Executive Savings Plan generally provides all employees who participate in the Retirement Savings Plan and whose compensation exceeds the limits under the Internal Revenue Code, including the NEOs, with the ability to elect to defer a portion of their base salary and STI compensation. Participants actively employed as of the end of the year also receive a company matching contribution in excess of the contribution limits prescribed by the Internal Revenue Code under the Retirement Savings Plan, which is the 401(k) plan in which the NEOs participate.* Effective October 1, 2020, participants also became eligible to receive monthly company cash balance contributions to the Executive Savings Plan in excess of the contribution limits prescribed by the Internal Revenue Code under the RCBP, which is the pension plan in which the NEOs (other than Ms. Anderson) participate.** Similar make-whole cash balance contribution credits were provided, prior to October 1, 2020, under the ECBP, as described on page 61. The amendments to the Executive Savings Plan and ECBP, effective as of October 1, 2020, streamline the administration of the plans and do not change the contribution formula used to calculate benefits. Because Ms. Anderson was not eligible for the RCBP, she was entitled under the Retirement Savings Plan to an additional annual employer contribution equal to 4% of her eligible earnings.

In general, payments are made following termination of employment or death in the form of a lump sum or installments, as selected by the participant. Participants may direct the deemed investment of their account (with certain exceptions) among investment options available under the Retirement Savings Plan, including the Duke Energy Common Stock Fund. Participants may change their investment elections on a daily basis. The benefits payable under the plan are unfunded and subject to the claims of Duke Energy's creditors.

*
The Retirement Savings Plan is a tax-qualified "401(k) plan" that provides a means for employees to save for retirement on a tax-favored basis and to receive an employer matching contribution. The employer matching contribution is equal to 100% of the NEO's before-tax and Roth 401(k) contributions (excluding "catch-up" contributions) with respect to 6% of eligible pay. For this purpose, "eligible pay" includes base salary and STI compensation. Earnings on amounts credited to the Retirement Savings Plan are determined based on the performance of investment funds (including a Duke Energy Common Stock Fund) selected by each participant.

**
The RCBP is a tax-qualified "cash balance" pension plan that provides a hypothetical account for each participant to which pay credits are credited monthly and to which interest credits are also credited. The Executive Savings Plan does not provide for interest credits, but, instead, allows for participants to direct the investment of their cash balance contributions. See the "Pension Benefits" section for a detailed description of the RCBP.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Under certain circumstances, each NEO would be entitled to compensation in the event his or her employment terminates or upon a change in control. The amount of the compensation is contingent upon a variety of factors, including the circumstances under which he or she terminates employment. The relevant agreements that each NEO has entered into with Duke Energy are described below, followed by a table on page 68 that quantifies the amount that would become payable to each NEO as a result of his or her termination of employment.

Except with respect to Ms. Anderson, who resigned from Duke Energy during 2020, the amounts shown assume that such termination was effective as of December 31, 2020, and are merely estimates of the amounts that would be paid to our NEOs upon their termination. The actual amounts to be paid can only be determined at the time of such NEO's termination of employment.

The table shown on page 68 does not include certain amounts that have been earned and that are payable without regard to the NEO's termination of employment. Such amounts, however, are described immediately following the table.

For a summary of the severance payment and benefits provided to Ms. Anderson in connection with her resignation in Duke Energy in August 2020, please see the sub-heading "Severance Payment for Ms. Anderson" on page 69.

Under each of the compensation arrangements described below for Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann, "change in control" generally means the occurrence of one of the following: (i) the date any person or group becomes the beneficial owner of 30% or more of the combined voting power of Duke Energy's then outstanding securities; (ii) during any period of two consecutive years, the directors serving at the beginning of such period or who are elected thereafter with the support of not less than two-thirds of those directors cease for any reason other than death, disability, or retirement to constitute at least a majority thereof; (iii) the consummation of a merger, consolidation, reorganization, or similar corporate transaction, which has been approved by the shareholders of Duke Energy, regardless of whether Duke Energy is the surviving company, unless Duke Energy's outstanding voting securities immediately prior to the transaction continue to represent at least 50% of the combined voting power of the outstanding voting securities of the surviving entity immediately after the transaction; (iv) the consummation of a sale of all or substantially all of the assets of Duke Energy or a complete liquidation or dissolution, which has been approved by the shareholders of Duke Energy; or (v) under certain arrangements, the date of any other event that the Board determines should constitute a change in control.

Employment Agreement with Ms. Good

Effective July 1, 2013, Duke Energy entered into an employment agreement with Ms. Good that contained a three-year initial term and automatically renews for additional one-year periods at the end of the initial term unless either party provides 120 days' advance notice. In the event of a change in control of Duke Energy, the term automatically extends to a period of two years. Upon a termination of Ms. Good's employment by Duke Energy without "cause" or by Ms. Good for "good reason" (each as defined below), the following severance payments and benefits would be payable: (i) a lump-sum payment equal to a pro rata amount of her annual bonus for the portion of the year that the termination of employment occurs during which she was employed, determined based on the actual achievement of performance goals; (ii) a lump-sum payment equal to 2.99 times the sum of her annual base salary and target annual bonus opportunity; (iii) continued access to medical and dental benefits for 2.99 years, with monthly amounts relating to Duke Energy's portion of the costs of such coverage paid by Duke Energy (reduced by coverage provided by future employers, if any) and a lump-sum payment equal to the cost of basic life insurance coverage for 2.99 years; (iv) one year of outplacement services; (v) if termination occurs within 30 days prior to, or two years after a change in control of Duke Energy, vesting in unvested retirement plan benefits that would have vested during the two years following the change in control and a lump-sum payment equal to the maximum contributions and allocations that would have been made or allocated if she had remained employed for an additional 2.99 years; and (vi) 2.99 additional years of vesting with respect to equity awards and an extended period to exercise outstanding vested stock options following termination of employment.

Ms. Good is not entitled to any form of tax gross-up in connection with Sections 280G and 4999 of the Internal Revenue Code. Instead, in the event that the severance payments or benefits otherwise would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause Ms. Good to retain an

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after-tax amount in excess of what would be retained if no reduction were made.

Under Ms. Good's employment agreement, "cause" generally means, unless cured within 30 days, (i) a material failure by Ms. Good to carry out, or malfeasance or gross insubordination in carrying out, reasonably assigned duties or instructions consistent with her position; (ii) the final conviction of Ms. Good of a felony or crime involving moral turpitude; (iii) an egregious act of dishonesty by Ms. Good in connection with employment, or a malicious action by Ms. Good toward the customers or employees of Duke Energy; (iv) a material breach by Ms. Good of Duke Energy's Code of Business Ethics; or (v) the failure of Ms. Good to cooperate fully with governmental investigations involving Duke Energy. "Good reason," for this purpose, generally means, unless cured within 30 days, (i) a material reduction in Ms. Good's annual base salary or target annual bonus opportunity (exclusive of any across-the-board reduction similarly affecting substantially all similarly situated employees); or (ii) a material diminution in Ms. Good's positions (including status, offices, titles, and reporting relationships), authority, duties or responsibilities or any failure by the Board to nominate Ms. Good for re-election as a member of the Board.

Ms. Good's employment agreement contains restrictive covenants related to confidentiality, mutual no disparagement, noncompetition, and nonsolicitation obligations. The noncompetition and nonsolicitation obligations survive for two years following her termination of employment.

Other Named Executive Officers

Duke Energy entered into a Change in Control Agreement with Mr. Young effective as of July 1, 2005, and with Mr. Jamil effective as of February 26, 2008, both of which were amended and restated effective as of August 26, 2008, and subsequently amended effective as of January 8, 2011. Duke Energy entered into a Change in Control Agreement with Ms. Janson effective as of December 17, 2012, and with Mr. Esamann effective as of June 1, 2015. The agreements have an initial term of two years commencing as of the original effective date, after which the agreements automatically extend, unless six months' prior written notice is provided, on a month-to-month basis.

The Change in Control Agreements provide for payments and benefits to the executive in the event of termination of employment within two years after a "change in control" by Duke Energy without "cause" or by the executive for "good reason" (each as defined below) as follows: (i) a lump-sum cash payment equal to a pro rata amount of the executive's target bonus for the year in which the termination occurs; (ii) a lump-sum cash payment equal to two times the sum of the executive's annual base salary and target annual bonus opportunity in effect immediately prior to termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting "good reason;" (iii) continued medical, dental, and basic life insurance coverage for a two-year period or a lump-sum cash payment of equivalent value (reduced by coverage obtained by subsequent employers); and (iv) a lump-sum cash payment of the amount Duke Energy would have allocated or contributed to the executive's qualified and nonqualified defined benefit pension plan and defined contribution savings plan accounts during the two years following the termination date, plus the unvested portion, if any, of the executive's accounts as of the date of termination that would have vested during the remaining term of the agreement. The agreements also provide for enhanced benefits (i.e., two years of additional vesting) with respect to equity awards.

Under the Change in Control Agreements, each NEO also is entitled to reimbursement of up to $50,000 for the cost of certain legal fees incurred in connection with claims under the agreements. In the event that any of the payments or benefits provided for in the Change in Control Agreement otherwise would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made. In the event a NEO becomes entitled to payments and benefits under a Change in Control Agreement, he or she would be subject to a one-year noncompetition and nonsolicitation provision from the date of termination, in addition to certain confidentiality and cooperation provisions.

The Executive Severance Plan provides certain executives, including Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann with severance payments and benefits upon a termination of employment under certain circumstances. Pursuant to the terms of the Executive Severance Plan, Tier I Participants, which include our NEOs, would be entitled, subject to the execution of a waiver and release of claims, to the following payments and benefits in the event of a termination of employment by (a) Duke Energy other than for "cause" (as defined below), death, or disability, or (b) the participant for "good reason" (as defined below): (i) a lump-sum payment equal to a pro rata amount of the participant's annual bonus for the year that the termination of employment occurs, determined based on the actual achievement of performance goals under the applicable performance-based bonus plan; (ii) a lump-sum payment equal to two times the sum of the participant's annual base salary and target annual bonus opportunity in effect immediately prior to termination of employment or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting "good reason;" (iii) continued access to medical and dental insurance for a two-year period

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following termination of employment, with monthly amounts relating to Duke Energy's portion of the costs of such coverage paid to the participant by Duke Energy (reduced by coverage provided to the participant by future employers, if any) and a lump-sum payment equal to the cost of two years of basic life insurance coverage; (iv) one year of outplacement services; and (v) two additional years of vesting with respect to equity awards and an extended period to exercise outstanding vested stock options following termination of employment.

The Executive Severance Plan also provides that, in the event any of the payments or benefits provided for in the Executive Severance Plan otherwise would constitute an "excess parachute payment" (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made. In the event a participant becomes entitled to payments and benefits under the Executive Severance Plan, he or she would be subject to certain restrictive covenants, including those related to noncompetition, nonsolicitation, and confidentiality.

Duke Energy has the right to terminate any participant's participation in the Executive Severance Plan but must provide the participant with one year's notice and the participant would continue to be eligible for all severance payments and benefits under the Executive Severance Plan during the notice period. Any employee who is eligible for severance payments and benefits under a separate agreement or plan maintained by Duke Energy (such as a Change of Control Agreement) would receive compensation and benefits under such other agreement or plan (and not the Executive Severance Plan).

For purposes of the Change in Control Agreements and the Executive Severance Plan, "cause" generally means, unless cured within 30 days, (i) a material failure by the executive to carry out, or malfeasance or gross insubordination in carrying out, reasonably assigned duties or instructions consistent with the executive's position; (ii) the final conviction of the executive of a felony or crime involving moral turpitude; (iii) an egregious act of dishonesty by the executive in connection with employment, or a malicious action by the executive toward the customers or employees of Duke Energy; (iv) a material breach by the executive of Duke Energy's Code of Business Ethics; or (v) the failure of the executive to cooperate fully with governmental investigations involving Duke Energy. "Good reason," for this purpose, generally means (i) a material reduction in the executive's annual base salary or target annual bonus opportunity as in effect either immediately prior to the change in control or the termination under the Executive Severance Plan (exclusive of any across-the-board reduction similarly affecting substantially all similarly situated employees); or (ii) a material diminution in the participant's positions (including status, offices, titles, and reporting relationships), authority, duties, or responsibilities as in effect either immediately prior to the change in control or immediately prior to a Tier I Participant's termination of employment under the Executive Severance Plan.

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Equity Awards – Consequences of Termination of Employment

Each year Duke Energy grants long-term incentives to our executive officers, and the terms of these awards vary somewhat from year to year. The following table summarizes the consequences under Duke Energy's LTI award agreements, without giving effect to Ms. Good's employment agreement, the Change in Control Agreements or the Executive Severance Plan, that would generally occur with respect to outstanding equity awards in the event of the termination of employment of Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann.

Award Type	Event	Consequences

	Retirement*	Unvested RSUs prorated and vest

	Voluntary termination**	Unvested RSUs are forfeited

RSUs	Death or disability	Unvested RSUs immediately vest

	Change in control	No impact absent termination of employment; immediate vesting of unvested RSUs if involuntarily terminated after a change in control

	Retirement*	Prorated portion vests based on actual performance.
Performance Share	Death & Disability

Awards	Voluntary termination**	Award is forfeited

	Change in Control	No impact absent termination of employment; prorated portion vests based on actual performance if involuntarily terminated after a change in control

*
Age 55 with at least 10 years of service. In the event a member of the Senior Management Committee (including the NEOs) retires on or after age 60 with at least five years of service following the completion of at least one year of the performance cycle, performance shares granted after 2019 continue to vest (without proration) based on actual performance

**
Not retirement eligible

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EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR
A CHANGE IN CONTROL*

Name and Triggering Event	Cash Severance Payment ($)(1)	Incremental Retirement Plan Benefit ($)(2)	Welfare and Other Benefits ($)(3)	Stock Awards ($)

Lynn J. Good
• Voluntary termination without good reason	0	0	0	16,375,467
• Involuntary or good reason termination under Employment Agreement	11,017,627	0	69,219	22,823,177
• Involuntary or good reason termination after a change in control	11,017,627	740,696	69,219	22,067,826
• Death or Disability(4)	0	0	0	14,644,610

Steven K. Young
• Voluntary termination without good reason	0	0	0	3,162,310
• Involuntary or good reason termination under Executive Severance Plan	2,947,565	0	34,822	4,341,662
• Involuntary or good reason termination after a change in control	2,947,565	489,470	41,074	4,220,045
• Death or Disability(4)	0	0	0	2,751,397

Dhiaa M. Jamil
• Voluntary termination without good reason	0	0	0	4,050,908
• Involuntary or good reason termination under Executive Severance Plan	3,317,607	0	16,896	5,598,107
• Involuntary or good reason termination after a change in control	3,317,607	552,377	23,272	5,443,711
• Death or Disability(4)	0	0	0	3,586,083

Julia S. Janson
• Voluntary termination without good reason	0	0	0	1,905,795
• Involuntary or good reason termination under Executive Severance Plan	2,852,850	0	39,662	4,065,395
• Involuntary or good reason termination after a change in control	2,852,850	473,369	45,498	3,950,443
• Death or Disability(4)	0	0	0	2,559,542

Douglas F Esamann
• Voluntary termination without good reason	0	0	0	2,836,701
• Involuntary or good reason termination under Executive Severance Plan	2,693,250	0	28,440	3,883,718
• Involuntary or good reason termination after a change in control	2,693,250	446,237	51,068	3,774,275
• Death or Disability(4)	0	0	0	2,451,429

(1)
The amounts listed under "Cash Severance Payment" are payable under (i) the terms of Ms. Good's employment agreement; (ii) the Change in Control Agreements of Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann; or (iii) the Executive Severance Plan.

(2)
The amounts listed under Incremental Retirement Plan Benefit are payable under the terms of Ms. Good's employment agreement and the Change in Control Agreements of Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann. They represent the additional amount that would have been contributed to the RCBP, ECBP, Retirement Savings Plan, and the Executive Savings Plan in the event the NEO had continued to be employed by Duke Energy for (i) 2.99 years for Ms. Good or (ii) two additional years after the actual date of termination for the other NEOs.

(3)
The amounts listed under "Welfare and Other Benefits" include the amount that would be paid to each NEO in lieu of providing continued welfare benefits and basic life coverage. This continued coverage represents (i) 2.99 years for Ms. Good or (ii) two years for the other NEOs. In addition to the amounts shown above, access to outplacement services for a period of up to one year after termination will be provided to Ms. Good if terminating under her employment agreement or to any NEO terminating under the Executive Severance Plan.

(4)
In the event of a termination of employment due to long-term disability, because the payment of RSUs would be delayed for an additional six months as required by applicable tax rules, additional dividend equivalent payments would be made in the amount of $99,707; $19,108; $24,509; $17,964; and $17,146 for Ms. Good, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann, respectively.

*
Ms. Anderson is not included in the table above because she resigned from Duke Energy in 2020, and therefore the amounts payable to her is known. Ms. Anderson is entitled to severance compensation under the Executive Severance Plan as described in the "Severance Payment for Ms. Anderson" section on the next page.

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Assumptions and Other Considerations

The amounts listed on the previous page have been determined based on a variety of assumptions, including with respect to the limits on qualified retirement plan benefits under the Internal Revenue Code. The actual amounts to be paid out can only be determined at the time of each NEO's termination of employment. The amounts described in the table do not include compensation to which each NEO would be entitled without regard to his or her termination of employment, including (i) base salary and STI that have been earned but not yet paid; (ii) amounts that have been earned, but not yet paid, under the terms of the plans listed under the Pension Benefits and Nonqualified Deferred Compensation tables; (iii) unused vacation; and (iv) the potential reimbursement of legal fees.

The amounts shown on the previous page do not reflect the fact that, under Ms. Good's employment agreement and under the Change in Control Agreements that Duke Energy has entered into with Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Esamann, in the event that payments to any such executive in connection with a change in control otherwise would result in a golden parachute excise tax and lost tax deduction under Sections 280G and 4999 of the Internal Revenue Code, such amounts would be reduced under certain circumstances so that such tax would not apply.

The amounts shown on the previous page with respect to stock awards were calculated based on a variety of assumptions, including the following: (i) the NEO terminated employment on December 31, 2020; (ii) a stock price for Duke Energy common stock equal to $91.56, which was the closing price on December 31, 2020; (iii) the continuation of Duke Energy's dividend at the rate in effect during the first quarter of 2021; and (iv) performance at the target level with respect to performance shares.

Severance Payment for Ms. Anderson

On August 31, 2020, in connection with a restructuring of roles and responsibilities among the executive team, Ms. Anderson resigned from Duke Energy under circumstances that the Compensation and People Development Committee determined constituted "good reason" and she therefore was eligible to receive severance benefits under the Executive Severance Plan. In consideration for a waiver and release of claims, and an agreement to non-competition, non-solicitation, and confidentiality covenants, Ms. Anderson is entitled to a cash severance payment equal to two times the sum of her annual base salary and target annual cash bonus, a pro-rated STI payment for 2020, continued health and welfare benefits for two years, access to outplacement services for one year, and two additional years of vesting with respect to stock awards. The following table quantifies the severance benefits provided to Ms. Anderson.

Payments and Benefits	Ms. Anderson

Cash Severance, with interest	$1,997,663
Pro-rated STI payment	$149,637
Continued Health and Welfare Benefits	$36,976
Outplacement Services	$30,000
Vesting of RSUs	$410,016
Vesting of Performance Shares	$1,717,216

Total	$4,341,508

The amounts shown in the "Payments and Benefits" table with respect to stock awards were calculated based on a variety of assumptions, including the following: (i) a stock price for Duke Energy common stock equal to the closing price of a share of Duke Energy common stock on the date of termination (i.e, $80.34); and (ii) the continuation of Duke Energy's dividend at the rate in effect during the first quarter of 2021. The performance share amounts are based on an assumption that target performance is achieved; payments (if any) under these awards only will be made to the extent that the shares are earned based on actual performance.

In addition, Ms. Anderson is entitled to her accrued and unpaid benefits under Duke Energy's retirement and deferred compensation plans, as well as a payout for her unused vacation.

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Chief Executive Officer Pay Ratio

As required by SEC rules, we are providing the following information about the ratio of the 2020 annual total compensation of Lynn Good, our CEO, to the annual total compensation of our median employee.

We estimated the median of the 2020 annual total compensation of our employees, excluding our CEO, to be $125,812. The annual total compensation of our CEO was $14,544,398. The ratio of the annual total compensation of our CEO to the estimated median of the annual total compensation of our employees was 116 to 1.

The SEC rules permit us to identify our median employee once every three years. If, however, we determine it is not appropriate to use the median employee identified in one year (2019) in a subsequent year (2020) because of a change in circumstances that would result in a significant change in the pay ratio disclosure, then we are permitted to select another median employee whose compensation is substantially similar to the original median employee. The median employee we used for 2020 is the same as the median employee we identified for 2019.

To identify the median employee, we reviewed our employee population as of October 31, 2019. We used wages reported in Box 1 of IRS Form W-2 during the ten-month period ending on October 31, 2019, as a consistently applied compensation measure. We did not annualize the wages or make cost of living adjustments. Based on this methodology, we identified a group of employees whose compensation was at the median of the employee data. From this group, we selected another individual who we reasonably believed represented our median employee.

We calculated the annual total compensation using the rules applicable to the Summary Compensation Table. With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column for 2020 in the Summary Compensation Table on page 55.

The pay ratio rules provide companies with flexibility to select the methodology and assumptions used to identify the median employee, calculate the median employee's compensation and estimate the pay ratio. As a result, our methodology may differ from those used by other companies, which likely will make it very difficult to compare pay ratios with other companies, including those within our industry.

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PROPOSAL 4:     AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF DUKE ENERGY CORPORATION TO ELIMINATE SUPERMAJORITY REQUIREMENTS

The Board has unanimously approved, and recommends that shareholders approve, an amendment to the Company's Certificate of Incorporation, substantially in the form attached to this proxy statement as Appendix A, to eliminate the current requirement in the Certificate for an affirmative vote of the combined voting power of 80% of the outstanding shares of all classes of Duke Energy entitled to vote in the election of directors to approve certain actions.

Background. At both the 2017 and 2018 Annual Meetings, the Board recommended that shareholders vote for an amendment to our Certificate of Incorporation to revise the voting requirements for the actions described below from 80% of the outstanding shares of all classes of Duke Energy stock to a simple majority of the outstanding shares of all classes of Duke Energy stock. Despite the Board's support for this amendment, the proposal failed both times, receiving the support of only approximately 59% and 62% of the outstanding shares, respectively. At the 2020 Annual Meeting, Duke Energy's shareholders voted on a shareholder proposal requesting that our Board take the steps necessary to eliminate this super majority requirement in Duke Energy's Certificate of Incorporation. The shareholder proposal was approved by a majority of the votes cast. After review and discussion with shareholders, the Corporate Governance Committee and the Board once again has decided to propose this amendment in the hopes that it will receive the affirmative vote of the combined voting power of 80% of the outstanding shares at the 2021 Annual Meeting.

Rationale. The Board recognizes that supermajority requirements are viewed by many corporate governance experts as overly burdensome and not in line with the best principles in corporate governance.

The proposed amendment to the Certificate of Incorporation to eliminate these supermajority requirements is described in more detail below. A draft Certificate of Incorporation containing the text of the proposed amendment is set forth in Appendix A attached hereto.

Certificate of Incorporation. Article Seventh of the Certificate of Incorporation currently requires the affirmative vote of the combined voting power of 80% of the outstanding shares of all classes of Duke Energy to approve, among other things, the following actions:

•
amend the provision that provides for the method to amend the Certificate of Incorporation (Article Seventh);

•
change the number of directors that constitute the Company's Board (Article Fifth, section (b));

•
change the method by which vacancies resulting from death, resignation, disqualification, removal or other cause can be filled on the Board (Article Fifth, section (d)); and

•
change the method by which directors shall be elected and hold office until the next Annual Meeting (Article Fifth, section (d)).

Upon the approval by our shareholders of the proposed amendment, Article Seventh of our Certificate of Incorporation would be amended as follows, with the proposed deletion stricken through and proposed addition underlined:

  "The Corporation reserves the right to supplement, amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and this Certificate of Incorporation, and all rights conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, this ARTICLE SEVENTH and sections (b) and (d) of ARTICLE FIFTH may not be supplemented, amended, altered, changed, or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such supplement, amendment, alteration, change or repeal is approved by the affirmative vote of the holders of ~~at least 80%~~ a majority of the combined voting power of the then outstanding shares of stock of all classes of the Corporation entitled to vote generally in the election of directors, voting together as a single class."

The affirmative vote of holders of at least 80% of the outstanding shares of Duke Energy common stock, the only class of stock outstanding and entitled to vote in the election of directors, is required to approve the amendment to our Certificate of Incorporation described herein. The Board recommends that all shareholders vote in favor of this amendment.

For the Above Reasons the Board of Directors Recommends a Vote "FOR" This Proposal.

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SHAREHOLDER PROPOSALS

Proposals 5 and 6 are proposals Duke Energy received from our shareholders. Additional information regarding the number of securities held by each proponent will be provided upon request to the Executive Vice President, Chief Legal Officer and Corporate Secretary, Kodwo Ghartey-Tagoe, at DEC 48H, P.O. Box 1414, Charlotte, NC 28201-1414. If the proponents of these proposals, or their representatives, present their respective proposal at our Annual Meeting and submit the proposal for a vote, then the proposal will be voted upon. The shareholder proposals and supporting statements are included exactly as submitted to us by the proponents. The Board recommends voting "AGAINST" proposals 5 and 6.

PROPOSAL 5:     SHAREHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIR

City of New York, Office of The Comptroller, One Centre Street – 8th Floor North, New York, NY 10007, submitted the following proposal on behalf of New York City Employees' Retirement System, New York City Fire Pension Fund, New York City Police Pension Fund, and New York Teachers' Retirement System:

RESOLVED: Shareholders of Duke Energy Corporation ("Duke") ask the Board of Directors to adopt a policy, and amend the bylaws as necessary, to require the Chair of the Board to be an independent member of the Board. This policy shall apply prospectively, and not violate any contractual obligation.

Supporting Statement

As long-term shareholders, we believe that independent Board leadership now or upon succession to the next CEO, (as the proposal requests), would assist the Board in overseeing Duke's necessary strategic transformation to achieve its goal of net zero carbon emissions by 2050. We commend Duke for committing to this important target. We are concerned, however, that (1) Duke's planned transition from coal is too slow and (2) that its near term capital investments in long-lived natural gas assets are incompatible with achieving its goal and that these assets are at risk of becoming stranded. Our fundamental concern is that Duke's CEO has no long-term incentive to make investments and strategic choices whose payoff – no matter how substantial – is decades into the future.

As summarized in a 2020 Deloitte study: "[T]here are significant gaps between decarbonization targets and the scheduled fossil fuel plant retirements, renewable additions and flexibility requirements needed to achieve full decarbonization. The math doesn't yet add up."1 Deloitte was referring generally to U.S. utilities that have made net zero commitments, but this is a particular concern for Duke, which plans to run several big coal plants into the 2040s.2.

An independent Board chair can help ensure that the CEO is accountable for managing the company in alignment with the long-term interests of its shareowners. It can also help strengthen the quality of the board's questions.

Chairing the board and running the company are distinct, time-intensive responsibilities. There is an inherent conflict of interest when a CEO chairs the board to which she is answerable. A 2019 PwC survey found that directors on boards with a joint CEO-Chair report being more likely to have difficulty voicing a dissenting view (57% versus 41%).

Duke's lack of independent board leadership may be exacerbated by the fact that "Independent" Lead Director, Michael Browning, is Duke's longest tenured director. Duke's corporate governance principles state that independent directors normally retire the earlier of age 70 or 15 years of service. Browning is 74 with 30 years of service on the boards of Duke and its predecessor companies. Further, Mr. Browning is the chair of Browning Investments LLC, which is the "master planning partner" for developable land within the Purdue Research Foundation's Discovery Park District in West Lafayette, Indiana. In 2019, Duke leased nondevelopable land within the Discovery Park District to build a solar power plant. Duke has represented that Browning Investments LLC was not involved with and did not profit from Duke's solar power plant project in the Discovery Park District.

We urge shareholders to vote for this proposal.

1
https://www2.deloitte.com/us/en/insights/industry/power-and-utilities/utility-decarbonization-strategies.html

2
https://www.scientificamerican.com/article/utilities-big-promises-on-co2-questioned-by-analysts/#:~:text=America's%20utilities %20are%20getting%20ambitious%20about%20carbon %20reduction.&text=Ceres%202C%20a%sustainability %20nonprofit%2C%20recently,are%20notable%20on %20several%20fronts.

72 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROPOSAL 5:    SHAREHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIR

Opposing Statement of the Board of Directors:

Your Board of Directors recommends a vote "AGAINST" this proposal for the following reasons:

The Board believes that it is in the best interests of shareholders for the Board to retain the flexibility to determine the appropriate leadership structure for Duke Energy at a particular time. The Board is best positioned to determine the leadership structure at any given time because of its in-depth knowledge of Duke Energy's strategies, risks and opportunities, and its oversight of such matters. Implementing this proposal would deprive the Board of its ability to make decisions in the best interests of our shareholders about the appropriate leadership structure of Duke Energy as the Company evolves. This is of particular importance as the utility industry undergoes rapid transformation.

The Board has a strong Independent Lead Director in order to independently oversee management, rendering a separate Chair unnecessary. Our Principles for Corporate Governance provide for the Board to regularly evaluate the optimal leadership for Duke Energy depending upon our particular needs and circumstances. The members of the Board elect the Chair and, as part of this election, review whether to combine or separate the positions of Chair and CEO. Our Board has exercised this discretion on numerous occasions in the recent past, including electing an independent Chair twice in the past 14 years. This exercise of discretion further illustrates the engagement of our Board and reinforces the leadership structure is not a static structure. Prior to January 1, 2016, our Board was structured with an independent Chair. Beginning January 1, 2016, the Board determined that Ms. Good, the Vice Chair and CEO, was in the best position to lead the Board at that time because of her in-depth knowledge of the Company and industry expertise as we navigated the transformation in the industry and implemented an aggressive strategy to succeed during that transformation. The Board also determined at that time that Mr. Browning was in the best position to serve as the Board's Independent Lead Director. The Board continues to believe that having Ms. Good serve as Chair fosters clear accountability, effective decision-making, and execution of corporate strategy during this time of rapid change in the utility industry.

At the time the Board elected Ms. Good as Chair in 2016, the Board also took the opportunity to review the responsibilities of Duke Energy's Independent Lead Director role in accordance with the corporate governance standards set by the National Association of Corporate Directors in order to assure strong, independent oversight of the CEO and management. The responsibilities of Duke Energy's Independent Lead Director include:

•
Serving as liaison between the Chair and the CEO and the independent directors.

•
Leading, in conjunction with the Corporate Governance Committee, the process for review of the CEO and Board.

•
Presiding at all meetings of the Board at which the Chair is not present, including executive sessions of the independent members of the Board, and apprise the Chair of the issues considered, as appropriate.

•
In the event of the death or incapacity of the Chair or in other situations where it is not possible or appropriate for the Chair to assume leadership of the Board, becoming the acting Chair until such time as a Chair shall have been selected.

•
Assisting the Chair and the CEO in setting, reviewing, and approving agendas and schedules of Board meetings.

•
Approving meeting schedules to assure there is sufficient time for discussion of all agenda items.

•
Reviewing and approving information sent to the Board, including advising on quality, quantity, and timeliness of information.

•
Developing topics for discussion during executive sessions of the Board.

•
Calling meetings of the independent members of the Board when necessary and appropriate.

•
Assisting the Chair and the CEO to promote the efficient and effective performance and functioning of the Board.

•
Consulting with the Corporate Governance Committee on the Board's annual self-assessment.

•
Being available for consultation and direct communication with the Company's major shareholders.

In addition to the enumerated responsibilities of the Independent Lead Director in the Principles for Corporate Governance, our lead directors, past and present, have held a number of other day-to-day functional roles and responsibilities. The Independent Lead Director communicates with the Chair and CEO and members of the Board on a constant basis – encouraging feedback among the directors, seeking input on and recommending agenda topics, and following up with directors and management on meeting outcomes and deliverables. The Independent Lead Director helps to foster open dialogue among the Board and management, including through the director interviews conducted as part of the annual Board assessment process, and acts as a touchpoint to the Chair and CEO. The Independent Lead Director also leads the discussion on the Board's refreshment efforts by working regularly with the Company's search firm to locate skilled and diverse candidates for the Board. Finally, our Independent Lead Director leads the Board's oversight of strategy – leading the Board's annual strategy retreat and working with the Chair and CEO to align the Board's committee structures and responsibilities with the Company's long-term strategy, such

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 73

PROPOSAL 5:    SHAREHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIR

as consolidating the responsibilities for the oversight of Duke Energy's generation fleet under the Operations and Nuclear Oversight Committee in 2019, and adding the responsibility for the oversight of environmental, social and governance goals and strategies to the Corporate Governance Committee in 2020.

The Board believes that its governance practices provide effective independent oversight of management. In addition to its appointment of an Independent Lead Director, the Board has implemented a number of other practices to provide for independent oversight of management. For example:

•
Independent directors comprise 93% of the Board.

•
The Independent Lead Director is elected by the independent members of the Board.

•
The Board meets in executive session at every regularly scheduled meeting.

•
The Audit, Compensation and People Development, and Corporate Governance Committees are comprised exclusively of independent directors.

•
The Compensation and People Development Committee Committee annually reviews the CEO's performance and establishes her compensation, the result of which is reviewed with the Corporate Governance Committee and the full Board, absent the CEO.

As a result of these practices, the oversight of critical issues such as the integrity of Duke Energy's financial statements, executive compensation, and the development and implementation of our corporate governance policies and practices is entrusted to independent directors.

The Board's Independent Lead Director qualifies as independent under the standards of the NYSE and the SEC. The proponent raises Mr. Browning's tenure to question his independence. Contrary to the proponent's suggestion otherwise, our Independent Lead Director not only qualifies as independent under the requirements of our Standards for Assessing Director Independence, but also under the NYSE and SEC standards. The Board believes that his tenure and the in-depth institutional knowledge gained during that tenure is an asset for an Independent Lead Director. Over half of the Board has been appointed in the last five years, and the Board is pleased with the contributions these new directors have made and the diverse perspectives they bring to the Board. However, the Board has felt it appropriate to keep Mr. Browning as Independent Lead Director during this time of transition for the Board to lend stability among the independent directors and to keep his long-term perspective as part of the mix of ideas. Furthermore, the significant support that Mr. Browning received from shareholders at the 2020 Annual Meeting – over 95% of the votes cast – supports this view.

The Board is effectively overseeing the Company's business strategy. The Board views the success of the Company's climate strategy and clean energy transition as integral to the success of the Company's business strategy. Pursuant to that strategy, the Board, under the leadership of our current Chair and CEO, set ambitious goals in 2019 to reduce carbon emissions from electricity generation by at least 50% from 2005 levels and to reach net-zero carbon emissions from electricity generation by 2050. In 2021, the Compensation and People Development Committee added a performance measure to our STIP to align our executives compensation with that long-term strategy. As of the end of 2020, we had reduced emissions by over 40% since 2005, and we estimate that we will surpass our goal to reduce emissions by 50% in advance of 2030. We have also announced plans for approximately $59 billion in capital investments in clean generation and grid investments to enable us to execute on our strategy. The combined vision, knowledge and execution of our Chair and CEO and the skill and direction of the independent directors on our Board have driven the progress we have made. This is evidence of the fact that a combined Chair and CEO is not an impediment, but rather a benefit, to achieving our long-term goals, and that decisions on the Board's leadership structure are best left flexible so that the Board can determine what is in the best interests of the Company and its shareholders at any given time.

Conclusion. The Board believes that shareholder interests are best served if the Board retains the flexibility to select a leadership structure it believes to be in the best interests of Duke Energy and our shareholders at any given time. It has embraced the need for independent oversight by structuring its leadership in a way that balances independent and effective leadership while also maintaining a strong alignment with our long-term strategy. Given our strong independent Board oversight of the CEO and management, led by an effective Independent Lead Director, the Board does not believe that a fixed policy requiring an independent Chair is in the best interests of our shareholders.

For the Above Reasons the Board of Directors Recommends a Vote "AGAINST" This Proposal.

74 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROPOSAL 6:     SHAREHOLDER PROPOSAL REGARDING PROVIDING A SEMIANNUAL REPORT ON DUKE ENERGY'S POLITICAL CONTRIBUTIONS AND EXPENDITURES

State of New York, Office of The State Comptroller, 59 Maiden Lane – 30th Floor, New York, NY 10038, submitted the following proposal on behalf of the New York State Common Retirement Fund:

Duke Energy Corporation Political Disclosure Shareholder Resolution

Resolved, that the shareholders of Duke Energy Corporation ("Duke" or "Company") hereby request the Company to prepare and semiannually update a report, which shall be presented to the pertinent board of directors committee and posted on the Company's website, that discloses the Company's:

  (a)
  Policies and procedures for making electoral contributions and expenditures (direct and indirect) with corporate funds, including the board's role (if any) in that process; and
  (b)
  Monetary and non-monetary contributions or expenditures that could not be deducted as an "ordinary and necessary" business expense under section 162(e)(1)(B) of the Internal Revenue Code, including (but not limited to) contributions or expenditures on behalf of candidates, parties, and committees and entities organized and operating under section 501(c)(4) of the Internal Revenue Code, as well as the portion of any dues or payments made to any tax-exempt organization (such as a trade association) used for an expenditure or contribution that, if made directly by the Company, would not be deductible under section 162(e)(1)(B) of the Internal Revenue Code.

The report shall be made available within 12 months of the annual meeting and identify all recipients and the amount paid to each recipient from Company funds. This proposal does not encompass lobbying spending.

Supporting Statement

As long-term Duke shareholders, we support transparency and accountability in corporate electoral spending. Disclosure is in the best interest of the company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said, "[D]isclosure permits citizens and shareholders to react to the speech of corporate entitles in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages."

Publicly available records show Duke has contributed at least $17,000,000 in corporate funds since the 2010 election cycle. (moneyline.cq.com; National Institute on Money in State Politics: http://www.followthemoney.org)

We acknowledge that Duke publicly discloses a policy on corporate political spending, its direct contributions to entities organized and operating under §527 of the Internal Revenue Code, and the federal lobbying portion of trade association dues for dues in excess of $50,000. We believe this is deficient because Duke does not disclose, for example, payments to organizations, including those organized under section 501(c)(4) of the Internal Revenue Code, that are used for election-related purposes. Duke also fails to disclose how trade associations use the Company's money on issues related to electioneering expenditures.

Duke's Board and shareholders need comprehensive disclosure to be able to fully evaluate the use of corporate assets in elections. This would bring Duke in line with a growing number of leading companies, including Dominion Energy Inc., Consolidated Edison Inc., Edison International, and Exelon Corp., which present this information on their websites.

Opposing Statement of the Board of Directors:

Your Board of Directors recommends a vote "AGAINST" this proposal for the following reasons:

Duke Energy is committed to adhering to the highest standards of ethics in all of our activities, including our political activities. As a public utility holding company, Duke Energy is highly regulated and significantly impacted by public policy decisions at the local, state, and federal levels. As such, the Board believes that Duke Energy's public policy engagement is essential to protect the interests of Duke Energy, our shareholders, customers, employees, and communities.

Duke Energy already discloses our Political Expenditures Policy, which incorporates robust Board and management oversight over its political

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 75

PROPOSAL 6:    SHAREHOLDER PROPOSAL REGARDING PROVIDING A SEMIANNUAL REPORT ON DUKE ENERGY'S POLITICAL CONTRIBUTIONS AND EXPENDITURES

activities.    The first request of the shareholder proposal is to provide disclosure of our "[p]olicies and procedures for making electoral contributions and expenditures (direct and indirect) with corporate funds, including the board's role (if any) in that process."

Implementing this request would be a waste of shareholder resources as we already disclose information about our policy and procedures, including the Board's oversight role, with regard to our political activities on the Political Expenditures page of our website, which is located at duke-energy.com/our-company/investors/corporate-governance/political-expenditures-policy. The Political Expenditures Policy incorporates significant oversight of our participation in political activities, which is conducted through our Political Expenditures Committee, led by our government relations organization. The Political Expenditures Committee is responsible for the approval, monitoring, and tracking of all corporate expenditures, and the Corporate Governance Committee of the Board conducts reviews of our strategy, activities, and disclosures at least semiannually. We also disclose information regarding the ultimate oversight of our policies, practices, and strategy with respect to political expenditures by the Corporate Governance Committee on our website as well as the Charter of the Corporate Governance Committee at duke-energy.com/our-company/investors/corporate-governance/board-committee-charters/corporate-governance. The existence and disclosure of these policies and practices are even acknowledged by the proponent in its supporting statement.

Duke Energy increased our political processes and procedures in 2020 to ensure best practices.    Having good policies and procedures around political activities has always been important to Duke Energy. However, in 2020, the Company, with the oversight and approval of the Corporate Governance Committee, took the opportunity to review its policies and procedures to ensure best practices. As a result, the Company has made several significant enhancements to the Political Expenditures Policy, including expanding the practices covered by the policy to engaging a corporate political consultant of external lobbying. The Company also added certification and attestation requirements for individuals who take part in political activities, including those who hire external consultants or interact with candidates, campaign committees, or advocacy organizations. Additional periodic training is required for such individuals as well.

Duke Energy already provides disclosure of our political contributions and has increased our level of disclosure of political contributions in 2019 and 2020.    The Board believes that the report requested in the proposal is unnecessary because of the numerous disclosures regarding our political expenditures that we currently provide. In addition to providing disclosure regarding our policies and procedures in numerous places on our website, we also provide additional disclosure of our political expenditures. Corporate political contributions are subject to regulation by the state and federal governments and, as such, there are disclosures we are required to provide by law. These disclosures are publicly available and are linked to our Political Expenditures webpage. In addition to the disclosures we are required to provide by law, Duke Energy has also prepared a semiannual report since 2015, which is posted directly on our Political Expenditures webpage that discloses all corporate contributions to 527 Committees in excess of $1,000, the federal lobbying portion of trade association dues for trade associations with dues over $50,000 during the reporting period, and all contributions of Duke Energy's political action committee, DukePAC, each in the aggregate. In both 2019 and 2020, in response to feedback we have received during our shareholder engagements, Duke Energy increased the disclosures in our semiannual report to include more detail, including the amount, date, and recipient of all contributions to political candidates, parties, committees and 527 Committees, the federal lobbying portion of trade association dues in excess of $50,000 in the reporting period, including the amount and name of the trade association recipient of such contributions, and links to certain federal and state election websites with navigation instructions so that shareholders can more easily obtain contribution information for DukePAC. Disclosing this information in one report allows the information to be more easily accessed and viewed by our shareholders. All such semiannual reports remain available on Duke Energy's website for historical comparison purposes. In addition, in 2021 after considerable discussion with shareholders on the topic, we released our Trade Associations Climate Review, which discusses the climate positions of the trade associations included in our semiannual Political Expenditures Reports, whether those positions are aligned with our climate position, and what we have done to help align their position with ours.

Duke Energy pays dues and makes contributions to trade associations and other nonprofit organizations organized under section 501(c) of the Internal Revenue Code that are not necessarily related to their political efforts.    We participate in industry trade organizations for many important reasons, including business, technical, and industry standard-setting expertise. Moreover, we may not support each of the initiatives of every association in which we participate or align in strategy with every position of every association, but we believe it is important to participate in the discussions these organizations have on these topics so that important decisions that may affect our business, customers, and shareholders are made with our input. As a result, disclosure of all the trade associations in which Duke Energy participates is not likely to provide our shareholders with any meaningful benefit to their understanding of our political activities or strategies. However, as discussed above, in 2019 and 2020, we added disclosures to our semiannual report to detail the federal lobbying portion of trade association dues in excess of $50,000 in the reporting period, which constitute the substantial majority of the payments made to all trade associations.

76 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROPOSAL 6:    SHAREHOLDER PROPOSAL REGARDING PROVIDING A SEMIANNUAL REPORT ON DUKE ENERGY'S POLITICAL CONTRIBUTIONS AND EXPENDITURES

Conclusion.    Accordingly, because we already provide robust disclosure concerning our policies and procedures regarding our political activities, as well as a semiannual report disclosing our political contributions and the fact that such activities and procedures are subject to extensive Board and management oversight, the Board believes that the additional report requested in the proposal would result in an unnecessary and unproductive use of Duke Energy and our shareholders' resources.

For the Above Reasons the Board of Directors Recommends a Vote "AGAINST" This Proposal.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 77

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How can I participate in the Annual Meeting?

Duke Energy's 2021 Annual Meeting will once again be held exclusively via live webcast. Holders of record of Duke Energy's common stock as of the close of business on the record date of March 8, 2021, are entitled to participate in, vote at, and submit questions in writing during the Annual Meeting by visiting duke-energy.onlineshareholdermeeting.com. To participate in the Annual Meeting via live webcast, you will need the 16-digit control number, which can be found on your Notice, on your proxy card, and on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 12:30 p.m. Eastern time on May 6, 2021. Online check-in will begin at 12:00 p.m. Eastern time. Please allow ample time for the online check-in process. An audio broadcast of the Annual Meeting will be available by phone toll-free at 866.548.4713, confirmation code 7210509.

What is the pre-meeting forum and how can I access it?

One of the benefits of holding the Annual Meeting via live webcast is that it allows us to communicate more effectively with you via a pre-meeting forum that you can enter by visiting proxyvote.com. On our pre-meeting forum, you can submit questions in writing in advance of the Annual Meeting, and also access copies of our proxy materials. Through the pre-meeting forum, we can respond to more questions than we were able to respond to at previous meetings.

What if I have difficulties accessing the pre-meeting forum or locating my 16-digit control number prior to the day of the Annual Meeting on May 6, 2021?

Prior to the day of the Annual Meeting on May 6, 2021, if you need assistance with your 16-digit control number and you hold your shares in your own name, please call toll-free 866.232.3037 in the United States or 720.358.3640 if calling from outside the United States. If you hold your shares in the name of a bank or brokerage firm, you will need to contact your bank or brokerage firm for assistance with your 16-digit control number.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the live webcast of the Annual Meeting?

If you encounter any difficulties accessing the live webcast of the Annual Meeting during the online check-in process or during the Annual Meeting itself, including any difficulties with your 16-digit control number, please call toll-free 855.449.0991 in the United States or 720.378.5962 if calling from outside the United States, for assistance. Technicians will be ready to assist you beginning at 12:00 p.m. Eastern time with any difficulties.

On what am I voting?

More information

PROPOSAL 1	Election of directors	Page 10
PROPOSAL 2	Ratification of Deloitte & Touche LLP as Duke Energy's independent registered public accounting firm for 2021	Page 34
PROPOSAL 3	Advisory vote to approve Duke Energy's named executive officer compensation	Page 36
PROPOSAL 4	Amendment to the Amended and Restated Certificate of Incorporation of Duke Energy Corporation to eliminate supermajority requirements	Page 71
PROPOSALS 5 - 6	Shareholder proposals	Page 72

Who can vote?

Holders of record of Duke Energy's common stock as of the close of business on the record date, March 8, 2021. Each share of Duke Energy common stock has one vote.

78 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How do I vote?

By Proxy – Before the Annual Meeting, you can give a proxy to vote your shares of Duke Energy common stock in one of the following ways:

By Internet	By Phone	By Mailing Your Proxy Card

Visit 24/7 proxyvote.com	Call toll-free 24/7 800.690.6903 or by calling the number provided by your broker, bank, or other nominee if your shares are not registered in your name	Cast your vote, sign your proxy card, and mail free of postage

The phone and online voting procedures are designed to confirm your identity, to allow you to give your voting instructions, and to verify that your instructions have been properly recorded. If you wish to vote by phone or online, please follow the instructions that are included on your Notice.

If you mail us your properly completed and signed proxy card or vote by phone or online, your shares of Duke Energy common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:

•
"FOR" the election of all nominees for director;

•
"FOR" the ratification of Deloitte & Touche LLP as Duke Energy's independent registered public accounting firm for 2021;

•
"FOR" the advisory vote to approve Duke Energy's named executive officer compensation;

•
"FOR" the Amendment to the Amended and Restated Certificate of Incorporation of Duke Energy Corporation to eliminate supermajority requirements; and

•
"AGAINST" shareholder proposals 5 and 6.

We do not expect that any other matters will be brought before the Annual Meeting. However, by giving your proxy, you appoint the persons named as proxies as your representatives at the Annual Meeting.

You may cast your vote online up until 11:59 p.m. Eastern time on May 5, 2021, at proxyvote.com.

Remotely – You may participate in the Annual Meeting via live webcast and cast your vote online during the Annual Meeting prior to the closing of the polls by visiting duke-energy.onlineshareholdermeeting.com.

May I change or revoke my vote?

Yes. You may change your vote or revoke your proxy at any time prior to the Annual Meeting by:

•
notifying Duke Energy's Corporate Secretary in writing that you are revoking your proxy;

•
providing another signed proxy that is dated after the proxy you wish to revoke;

•
using the phone or online voting procedures; or

•
participating in the Annual Meeting via live webcast and voting online during the Annual Meeting prior to the closing of the polls.

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares in your own name or in the name of a bank or brokerage firm. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote online during the Annual Meeting prior to the closing of the poll. Brokerage firms generally have the authority to vote their customers' unvoted shares on certain "routine" matters. If your shares are held in the name of a broker, bank, or other nominee, such nominee can vote your shares for the ratification of Deloitte as Duke Energy's independent registered public accounting firm for 2021 if you do not timely provide your proxy because this matter is considered "routine" under the applicable rules. However, no other items are considered "routine" and may not be voted by your broker without your instruction.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 79

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

If I am a participant in the Retirement Savings Plan, how do I vote shares held in my plan account?

If you are a participant in the Retirement Savings Plan, you have the right to provide voting directions to the plan trustee, Fidelity Management Trust Company, by submitting your proxy card for those shares of Duke Energy common stock that are held by the plan and allocated to your account. Plan participant proxies are treated confidentially.

If you elect not to provide voting directions to the plan trustee, the plan trustee will vote the Duke Energy shares allocated to your plan account in the same proportion as those shares held by the plan for which the plan trustee has received voting directions from other plan participants. The plan trustee will follow participants' voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974.

Because the plan trustee must process voting instructions from participants before the date of the Annual Meeting, you must deliver your instructions no later than May 3, 2021, at 11:59 p.m. Eastern time.

What constitutes a quorum?

As of the record date on March 8, 2021, 769,216,518 shares of Duke Energy common stock were issued and outstanding and entitled to vote at the Annual Meeting. In order to conduct the Annual Meeting, a majority of the shares entitled to vote must participate remotely via live webcast or by proxy. This is referred to as a "quorum." If you submit a properly executed proxy card or vote by phone or online, you will be considered part of the quorum. Abstentions and broker "non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" is not, however, counted as present and entitled to vote for purposes of voting on individual proposals other than ratification of Deloitte as Duke Energy's independent registered public accounting firm. A broker "non-vote" occurs when a bank, broker, or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under NYSE listing standards, does not have discretionary authority to vote on a matter.

Who conducts the proxy solicitation and how much will it cost?

Duke Energy is requesting your proxy for the Annual Meeting and will pay all the costs of requesting shareholder proxies. We hired Georgeson LLC to help us send out the proxy materials and request proxies. The estimated fees for Georgeson's services are approximately $23,000, plus out-of-pocket expenses, although the amount could be higher depending on the level of services provided by Georgeson. We can request proxies through the mail or personally by phone, fax, or online. We can use directors, officers, and other employees of Duke Energy to request proxies. Directors, officers, and other employees will not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Duke Energy common stock.

Where can I view the replay of the Annual Meeting webcast and the answers to questions submitted by shareholders in advance of or during the Annual Meeting?

A replay of the Annual Meeting webcast, as well as our answers to questions submitted by shareholders before and during the Annual Meeting, will be available until the release of the proxy statement for the following year at duke-energy.com/our-company/investors/financial-news under "05/06/2021 – Annual Meeting of Shareholders."

80 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

OTHER INFORMATION

Discretionary Voting Authority

As of the date this proxy statement was printed, Duke Energy did not anticipate that any matter other than the proposals set out in this proxy statement would be raised at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

Related Person Transactions

Related Person Transaction Policy. The Corporate Governance Committee adopted a Related Person Transaction Policy that sets forth Duke Energy's procedures for the identification, review, consideration, and approval or ratification of "related person transactions." For purposes of our policy only, a "related person transaction" is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are, were, or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A "related person" is any executive officer, director, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons. In the ordinary course of business, in 2020, some of our directors and officers, their family members, and affiliated entities received electric and gas services on the same terms and conditions provided to other customers. None of our executive officers or directors had a related person transaction.

Under the policy, if a transaction has been identified as a possible related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Corporate Governance Committee (or, if Corporate Governance Committee approval would be inappropriate, to the Board) for review, consideration, and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction, and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will, on an annual basis, collect information from each director, executive officer, and (to the extent feasible) significant shareholders to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our codes of business conduct and ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Corporate Governance Committee (or Board) will consider the relevant available facts and circumstances including but not limited to:

•
the risks, costs, and benefits to us;

•
the impact on a director's independence if the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•
the availability of other sources for comparable services or products; and

•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Corporate Governance Committee (or Board) must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our Corporate Governance Committee (or Board) determines in the good faith exercise of its judgment.

Proposals and Business by Shareholders

If you wish to submit a proposal for inclusion in the proxy statement for Duke Energy's 2022 Annual Meeting, we must receive it no later than November 23, 2021.

In addition, if you wish to introduce business at our 2022 Annual Meeting (besides the matters described on the Notice), you must send us written notice of the matter. Your written notice must comply with the requirements of Duke Energy's By-Laws, and we must receive it no earlier than January 5, 2022, and no later than February 4, 2022. The individuals named as proxy holders for our 2022 Annual Meeting will have discretionary authority to vote proxies on matters of which we are not properly notified and also may have discretionary voting authority under other circumstances.

Your proposal or written notice should be mailed to our Corporate Secretary at our principal executive office at the following address: Kodwo Ghartey-Tagoe, Executive Vice President, Chief Legal Officer and Corporate Secretary, Duke Energy Corporation, DEC 48H, P.O. Box 1414, Charlotte, NC 28201-1414.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 81

OTHER INFORMATION

Householding Information

Duke Energy has adopted a procedure called "householding," which has been approved by the SEC. Under this procedure, a single copy of the annual report and proxy statement is sent to any household at which two or more shareholders reside, unless one of the shareholders at that address notifies us that they wish to receive individual copies. Each shareholder will continue to receive separate proxy cards, and householding will not affect dividend check mailings or InvestorDirect Choice Plan statement mailings in any way.

If you have previously consented, householding will continue until you are notified otherwise or until you notify Broadridge Investor Communication Solutions, Inc. by mail at Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by phone at 866.540.7095, that you wish to receive separate annual reports and proxy statements. You will be removed from the householding program within 30 days of receipt of your notice. If you received a householded mailing this year and you would like to have additional copies of our annual report and proxy statement mailed to you, please submit your request to Broadridge Investor Communication Solutions, Inc. at the number or address listed above. They will promptly send additional copies of the annual report and proxy statement upon receipt of such request.

Many brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker, or other holder of record to request information about householding.

Electronic Delivery of the Annual Report and Proxy Materials

If you received a paper version of this year's proxy materials, please consider signing up for electronic delivery of next year's proxy materials. Electronic delivery significantly reduces Duke Energy's printing and postage costs and also reduces our consumption of natural resources. You will be notified immediately by email when next year's annual report and proxy materials are available. Electronic delivery also makes it more convenient for shareholders to cast their votes on issues that affect Duke Energy.

In order to enroll for electronic delivery, go to icsdelivery.com/duk and follow the instructions. If you elect to receive your Duke Energy proxy materials electronically, you can still request paper copies by contacting Investor Relations toll-free at 800.488.3853 or at duke-energy.com/investors/contactIR.

82 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

GLOSSARY OF TERMS

2020 Form 10-K	Annual Report on Form 10-K for the year ended December 31, 2020

527 Committees	Committees organized under Section 527 of the Internal Revenue Code

Annual Meeting	Annual Meeting of Shareholders

Board	Board of Directors

CDC	Centers for Disease Control and Prevention

CEO	Chief Executive Officer

CERT	Community Emergency Response Team

Certificate of Incorporation	The Amended and Restated Certificate of Incorporation of Duke Energy Corporation

CFO	Chief Financial Officer

Cinergy Plan	Cinergy Corp. Non-Union Employees' Pension Plan

Deloitte	Deloitte & Touche LLP

Directors' Savings Plan	Duke Energy Corporation Directors' Savings Plan

Duke Energy or the Company	Duke Energy Corporation

ECBP	Duke Energy Executive Cash Balance Plan

ESCC	Electricity Subsector Coordinating Council

EPS	Earnings Per Share

ESG	Environmental, social, and governance

Exchange Act	Securities Exchange Act of 1934, as amended

Executive Savings Plan	Duke Energy Corporation Executive Savings Plan

FAP	Final Average Monthly Pay

GAAP	Generally Accepted Accounting Principles in the United States

Internal Revenue Code	Internal Revenue Code of 1986

INPO	Institute of Nuclear Power Operations

IRP	Integrated Resource Plan

LTI	Long-Term Incentive

NEO	Named Executive Officer

Notice	Notice Regarding the Availability of Proxy Materials

NRC	Nuclear Regulatory Commission

NYSE	New York Stock Exchange

O&M	Operations and Maintenance

OSHA	Occupational Safety and Health Administration

pandemic	COVID-19 pandemic

Piedmont	Piedmont Natural Gas Company, Inc.

PwC	PricewaterhouseCoopers, LLC

RCBP	Duke Energy Retirement Cash Balance Plan

Retirement Savings Plan	Duke Energy Retirement Savings Plan

RSU	Restricted Stock Unit

SASB	Sustainability Accounting Standards Board

SEC	Securities and Exchange Commission

Securities Act	Securities Act of 1933, as amended

STI	Short-Term Incentive

Tax Act	The Tax Cuts and Jobs Act

TDC	Total Direct Compensation

TICR	Total Incident Case Rate

TSR	Total Shareholder Return

Traditional Program	Cinergy Plan's Traditional Program

UTY	Philadelphia Utility Index

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 83

APPENDIX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
DUKE ENERGY CORPORATION

DUKE ENERGY CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

1.       The name of the corporation is Duke Energy Corporation. The name under which the corporation was originally incorporated was Deer Holding Corp. The name of the corporation was changed to Duke Energy Holding Corp. on June 21, 2005. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 3, 2005.

2.       This Amended and Restated Certificate of Incorporation, having been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") and by the approval of the stockholders of the Corporation in accordance with Section 211 of the DGCL, restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation as amended or supplemented heretofore. As so restated and integrated and further amended, the Amended and Restated Certificate of Incorporation (hereinafter, this "Certificate of Incorporation") reads as follows:

ARTICLE FIRST
Name

The name of the corporation is Duke Energy Corporation.

ARTICLE SECOND
Registered Office

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE THIRD
Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE FOURTH
Capital Stock

(a)      The aggregate number of shares of stock that the Corporation shall have authority to issue is two billion forty-four million (2,044,000,000) shares, consisting of two billion (2,000,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock"), and forty-four million (44,000,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").

(b)      The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into one or more classes or series and, with respect to each such class or series, to determine by resolution or resolutions the number of shares constituting such class or series and the designation of such class or series, the voting powers, if any, of the shares of such class or series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of any such class or series of Preferred Stock to the full extent now or hereafter permitted by the law of the State of Delaware. The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding.

(c)      Subject to applicable law and the rights, if any, of the holders of any class or series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors of the Corporation in its discretion shall determine. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a class or series of Preferred Stock with dividends the rate of which is calculated by reference to, and the payment of which is concurrent with, dividends on shares of Common Stock.

(d)      In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to the rights of the holders of any class or series of the Preferred Stock, the net assets of the Corporation available for distribution to stockholders of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests. If the assets of the Corporation are not sufficient to pay the amounts, if any, owing to holders of shares of Preferred Stock in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in

84 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

APPENDIX A

proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the class or series of Preferred Stock. Neither the merger or consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph, except to the extent specifically provided in any certificate of designation for any class or series of Preferred Stock. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a class or series of Preferred Stock for which the amount to be distributed upon any liquidation, dissolution or winding up of the Corporation is calculated by reference to, and the payment of which is concurrent with, the amount to be distributed to the holders of shares of Common Stock.

(e)      Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any class or series of Preferred Stock, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meetings of stockholders.

(f)       Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of any outstanding shares of Common Stock shall vote together as a class, and every holder of Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Common Stock standing in such holder's name on the books of the Corporation; provided, however, that, except as otherwise required by law, or unless provided in any certificate of designation for any class or series of Preferred Stock, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) or pursuant to applicable law. Subject to the rights of the holders of any class or series of Preferred Stock, stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation and no stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE FIFTH
Board of Directors

(a)      The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b)      Except as otherwise fixed by or pursuant to provisions of ARTICLE FOURTH relating to the rights of the holders of any series of Preferred Stock, the number of directors of the Corporation shall not be less than nine (9) nor more than eighteen (18), as may be fixed from time to time by the Board of Directors.

(c)      A director may be removed from office with or without cause; provided, however, that, subject to applicable law, any director elected by the holders of any series of Preferred Stock may be removed without cause only by the holders of a majority of the shares of such series of Preferred Stock.

(d)      Except as otherwise fixed by or pursuant to provisions of ARTICLE FOURTH relating to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(e)      Except as otherwise fixed by or pursuant to provisions of ARTICLE FOURTH relating to the rights of the holders of any series of Preferred Stock, the directors shall be elected by the holders of voting stock and shall hold office until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(f)       Election of directors need not be by written ballot unless the By-Laws so provide.

(g)      In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 85

APPENDIX A

ARTICLE SIXTH
Action by Stockholders; Books of the Corporation

(a)      Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation

(b)      Written Consent.    Certain actions required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of the stockholders may be effected without a meeting by the written consent of the holders of common stock of the Corporation (a "Consent"), but only if such action is taken in accordance with the provisions of this Article Sixth, the Corporation's By-laws and applicable law.

  (i)       Record Date.    The record date for determining such stockholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article Sixth. Any holder of common stock of the Corporation seeking to have the stockholders authorize or take corporate action by Consent shall, by written request addressed to the secretary of the Corporation and delivered to the Corporation's principal executive offices and signed by holders of record at the time such request is delivered representing at least 20 percent (20%) of the outstanding shares of common stock of the Corporation, request that a record date be fixed for such purpose. The written request must contain the information set forth in paragraph (b)(ii) of this Article Sixth. Following delivery of the request, the Board of Directors shall, by the later of (x) 20 days after delivery of a valid request to set a record date and (y) 5 days after delivery of any information required by the Corporation to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by Consent under paragraph (b)(iii) of this Article Sixth, determine the validity of the request and whether the request relates to an action that may be taken by Consent and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If a request complying with the second and third sentences of this paragraph (b)(i) has been delivered to the secretary of the Corporation but no record date has been fixed by the Board of Directors by the date required by the preceding sentence, the record date shall be the first date on which a signed Consent relating to the action taken or proposed to be taken by Consent is delivered to the Corporation in the manner described in paragraph (b)(vi) of this Article Sixth; provided that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

  (ii)      Request Requirements.    Any request required by paragraph (b)(i) of this Article Sixth (a) must be delivered by the holders of record of at least 20% of the outstanding shares of common stock of the, who shall not revoke such request and who shall continue to own not less than 20% of the outstanding shares of common stock of the Corporation through the date of delivery of Consents signed by a sufficient number of stockholders to authorize or take such action; (b) must contain an agreement to solicit Consents in accordance with paragraph (b)(iv) of this Article Sixth, (c) must describe the action proposed to be taken by written consent of stockholders and (d) must contain (1) such information and representations, to the extent applicable, then required by Section 2.03(b) of the Corporation's By-laws as though such stockholder was intending to propose an amendment to the Corporation's Restated Certificate of Incorporation or By-laws or other business to be brought before a meeting of stockholders and (2) the text of the proposed action to be taken (including the text of any resolutions to be adopted by Consent) and (e) must include documentary evidence that the requesting stockholder(s) own in the aggregate not less than 20% of the outstanding shares of common stock of the Corporation as of the date of such written request to the secretary; provided, however, that if the stockholder(s) making the request are not the beneficial owners of the shares representing at least 20% of the outstanding shares of common stock of the Corporation, then to be valid, the request must also include documentary evidence (or, if not simultaneously provided with the request, such documentary evidence must be delivered to the secretary within ten business days after the date on which the request is delivered to the secretary) that the beneficial owners on whose behalf the request is made beneficially own at least 20% of the outstanding shares of common stock of the Corporation as of the date on which such request is delivered to the secretary. If the action proposes to elect directors by written consent, the written request for a record date must also contain the information required by Section 3.03 of the Corporation's By-laws. The Corporation may require the stockholder(s) submitting such request to furnish such other information as may be reasonably requested by the Corporation. Any requesting stockholder may revoke his, her or its request at any time by written revocation delivered to the secretary of the Corporation at the Corporation's principal executive offices. Any disposition by a requesting stockholder of any shares of common stock of the Corporation (or of beneficial ownership of such shares by the beneficial owner on whose behalf the request was made) after the date of the request, shall be deemed a revocation of the request with respect to such shares, and each requesting stockholder and the applicable beneficial owner shall certify to the secretary of the Corporation on the day prior to the record date set for the action by written consent as to whether any such disposition has occurred. If the unrevoked requests represent in the aggregate less than 20% of the outstanding shares of common stock of the Corporation, the Board of Directors, in its discretion, may cancel the action by written consent.

86 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

APPENDIX A

  (iii)     Actions Which May Be Taken by Written Consent.    Stockholders are not entitled to act by Consent if (a) the record date request does not comply with this Article Sixth or the Corporation's By-Laws; (b) the action relates to an item of business that is not a proper subject for stockholder action under applicable law; (c) the request for a record date for such action is received by the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (d) an identical or substantially similar item of business (as determined by the Board of Directors of the Corporation in its reasonable determination, which determination shall be conclusive and binding on the Corporation and its stockholders, (a "Similar Item")), was presented at a meeting of stockholders held not more than 12 months before the request is received by the secretary of the Corporation; (e) a Similar Item consisting of the election or removal of directors was presented at a meeting of stockholders held not more than 90 days before the request is received by the secretary of the Corporation (and, for purposes of this clause, the election or removal of directors shall be deemed a "Similar Item" with respect to all items of business involving the election or removal of directors), (f) a Similar Item is included in the Corporation's notice of meeting as an item of business to be brought before an annual or special stockholders meeting that has been called but not yet held or that is called to be held within 90 days after the request is received by the secretary of the Corporation; or (g) such record date request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 or other applicable law. For purposes of this paragraph (b)(iii), the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

  (iv)     Manner of Consent Solicitation.    Holders of common stock of the Corporation may take action by written consent only if Consents are solicited from all holders of common stock of the Corporation entitled to vote on the matter and in accordance with applicable law.

  (v)      Date of Consent.    Every Consent purporting to take or authorize the taking of corporate action must bear the date of signature of each stockholder who manually signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by paragraph (b)(vi) of this Article Sixth and not later than 120 days after the record date, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

  (vi)     Delivery of Consents.    No Consents may be dated or delivered to the Corporation or its registered office in the State of Delaware until 60 days after the delivery of a valid request to set a record date. Consents must be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. The secretary of the Corporation shall provide for the safe-keeping of such Consents and any related revocations and shall promptly designate one or more persons, who shall not be members of the Board of Directors, to serve as inspectors ("Inspectors") with respect to such Consents. The Inspectors shall promptly conduct a ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the secretary of the Corporation deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent. If after such investigation the Inspectors shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders and the Consents shall be filed in such records. In conducting the investigation required by this section, the Inspectors of the Corporation may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

  (vii)    Effectiveness of Consent.    No action may be taken by the stockholders by Consent except in accordance with this Article Sixth. If the Board of Directors shall determine that any request to fix a record date was not properly made in accordance with, or relates to an action that may not be effected by Consent pursuant to, this Article Sixth, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Article Sixth, then the Board of Directors shall not be required to fix a record date and any such purported action by Consent shall be null and void to the fullest extent permitted by applicable law. No Consent shall be effective until such date as the Inspectors certify to the Corporation that the Consents delivered to the Corporation in accordance with paragraph (vi) of this Article Sixth, represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware law and this Certificate of Incorporation.

  (viii)   Challenge to Validity of Consent.    Nothing contained in this Article Sixth shall in any way be construed to suggest or imply that the Board of Directors of the Corporation or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Inspectors, as the case may be, or to prosecute or defend any litigation with respect thereto.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 87

APPENDIX A

  (ix)     Board-solicited Stockholder Action by Written Consent.    Notwithstanding anything to the contrary set forth above, (x) none of the foregoing provisions of this Article Sixth shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (y) the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.

ARTICLE SEVENTH
Amendment of Certificate of Incorporation

The Corporation reserves the right to supplement, amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and this Certificate of Incorporation, and all rights conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, this ARTICLE SEVENTH and sections (b) and (d) of ARTICLE FIFTH may not be supplemented, amended, altered, changed, or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such supplement, amendment, alteration, change or repeal is approved by the affirmative vote of the holders of ~~at least 80%~~ a majority of the combined voting power of the then outstanding shares of stock of all classes of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE EIGHTH
Amendment of By-Laws

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter or amend the By-Laws of the Corporation. No By-Laws may be adopted, repealed, altered or amended in any manner that would be inconsistent with this Amended and Restated Certificate of Incorporation (as it may be adopted, repealed, altered or amended from time to time in accordance with ARTICLE SEVENTH).

ARTICLE NINTH
Limitation of Liability

Except to the extent elimination or limitation of liability is not permitted by applicable law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty in such capacity. Any repeal or modification of this ARTICLE NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE TENTH
Liability of Stockholders

The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts, and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

ARTICLE ELEVENTH
Effectiveness

This Amended and Restated Certificate of Incorporation is to become effective at [    •    ].

88 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

APPENDIX B

Cautionary Note Regarding Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements are based on management's beliefs and assumptions and can often be identified by terms and phrases that include "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook," or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:

•
The impact of the pandemic;

•
State, federal, and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

•
The extent and timing of costs and liabilities to comply with federal and state laws, regulations, and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;

•
The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

•
The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;

•
Costs and effects of legal and administrative proceedings, settlements, investigations, and claims;

•
Industrial, commercial, and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, such as self-generation and distributed generation technologies;

•
Federal and state regulations, laws, and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in customers leaving the electric distribution system, excess generation resources, as well as stranded costs;

•
Advancements in technology;

•
Additional competition in electric and natural gas markets and continued industry consolidation;

•
Changing customer expectations and demands, including heightened emphasis on ESG concerns;

•
The influence of weather and other natural phenomena on operations, including the economic, operational, and other effects of severe storms, hurricanes, droughts, earthquakes, and tornadoes, including extreme weather associated with climate change;

•
The ability to successfully operate electric generating facilities and deliver electricity to customers, including direct or indirect effects to the Company resulting from an incident that affects the U.S. electric grid or generating resources;

•
Operational interruptions to our natural gas distribution and transmission activities;

•
The availability of adequate interstate pipeline transportation capacity and natural gas supply;

•
The impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, operational accidents, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events, or other similar occurrences;

•
The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory, and financial risks, including the financial stability of third-party service providers;

•
The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 89

APPENDIX B

•
The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants, and conditions and general market and economic conditions;

•
Credit ratings may be different from what is expected;

•
Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans, and nuclear decommissioning trust funds;

•
Construction and development risks associated with the completion of the Company's capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets, and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

•
Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

•
The ability to control operation and maintenance costs;

•
The level of creditworthiness of counterparties to transactions;

•
The ability to obtain adequate insurance at acceptable costs;

•
Employee workforce factors, including the potential inability to attract and retain key personnel;

•
The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);

•
The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities;

•
The effect of accounting pronouncements issued periodically by accounting standard-setting bodies;

•
The impact of U.S. tax legislation to our financial condition, results of operations or cash flows and our credit ratings;

•
The impacts from potential impairments of goodwill or equity method investment carrying values; and

•
The ability to implement our business strategy, including enhancing existing technology systems.

Additional risks and uncertainties are identified and discussed in the Company's reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

90 DUKE ENERGY 2021 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

APPENDIX C

Non-GAAP Financial Measures

This proxy statement contains references to the long-term range of annual growth of 5% - 7% through 2025 off the midpoint of 2021 adjusted EPS guidance range of $5.15. In addition, the materials include a reference to the original forecasted 2020 adjusted EPS guidance range of $5.05 to $5.45. The forecasted adjusted EPS is a non-GAAP financial measure as it represents basic EPS available to Duke Energy Corporation common stockholders (GAAP reported EPS), adjusted for the per share impact of special items. Special items represent certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance. Due to the forward-looking nature of this non-GAAP financial measure for future periods, information to reconcile it to the most directly comparable GAAP measure is not available at this time, as management is unable to project all special items for future periods, such as legal settlements, the impact of regulatory orders or asset impairments. For additional discussion regarding Non-GAAP financial measures in the Compensation Discussion and Analysis section of this proxy statement, please see page 54.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2021 PROXY STATEMENT 91

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE AWARDS IN 2020

Our commitment to excellence.

Labrador Advisory Services' "U.S. Transparency Awards"

Duke Energy was ranked third by Labrador Advisory Services for transparency among the nation's utilities – and seventh among all companies – based on quality and completeness of information.

Fortune's "World's Most Admired Companies"

Duke Energy was named by Fortune magazine as one of the World's Most Admired Companies for the fourth year in a row.

Forbes "Best Employers for Women"

Duke Energy was named by Forbes as one of the Best Employers for Women based on a survey of 75,000 Americans, including 45,000 women, working for businesses that employ more than 1,000 employees.

Forbes' "Best Employers for Diversity"

Duke Energy was named by Forbes as one of the Best Employers for Diversity based on a survey of 50,000 Americans working for businesses with at least 1,000 employees.

"AMVETS Veteran Friendly Employer of the Year Award"

Duke Energy was named by American Veterans as the employer of the year for North Carolina companies with more than 1,000 employees.

Human Rights Campaign's "Best Places to Work for LGBTQ Equality"

Duke Energy was named by the Human Rights Campaign as one of the Best Places to Work for LGBTQ Equality with a perfect score in its Corporate Equality Index.

"Dow Jones Sustainability Index"

Duke Energy was named to the Dow Jones Sustainability Index for the 15th year.

DUKE ENERGY.

BUILDING A SMARTER ENERGY FUTURE ®

VOTE BY INTERNET Before the Annual Meeting of Shareholders (Annual Meeting) - Go to proxyvote.com Use the internet to transmit your voting instructions up until 11:59 p.m. Eastern time on May 5, 2021. Have your proxy card available when you access the website and follow the instructions to obtain your records and to create a voting instruction form. DUKE ENERGY CORPORATION 550 SOUTH TRYON STREET CHARLOTTE, NC 28202 During the Annual Meeting - Go to duke-energy.onlineshareholdermeeting.com You may participate in the Annual Meeting via live webcast and cast your vote online during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1.800.690.6903 Use any touch-tone phone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 5, 2021. Have your proxy card available when you call and follow the instructions. VOTE BY MAIL Mark, sign, and date this proxy card, and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D38327-P48535-Z78930 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DUKE ENERGY CORPORATION The Board of Directors recommends a vote "FOR" Director nominees. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of directors: Nominees: 01) 02) 03) 04) 05) 06) 07) Michael G. Browning Annette K. Clayton Theodore F. Craver, Jr. Robert M. Davis Caroline Dorsa W. Roy Dunbar Nicholas C. Fanandakis 08) 09) 10) 11) 12) 13) Lynn J. Good John T. Herron E. Marie McKee Michael J. Pacilio Thomas E. Skains William E. Webster, Jr. The Board of Directors recommends a vote "AGAINST" Proposals 5 and 6. For Against Abstain ! ! ! ! ! ! 5. 6. Shareholder proposal regarding independent board chair Shareholder proposal regarding providing a semiannual report on Duke Energy’s political contributions and expenditures The Board of Directors recommends a vote "FOR" Proposals 2, 3, and 4. For Against Abstain ! ! ! ! ! ! ! ! ! 2. Ratification of Deloitte & Touche LLP as Duke Energy's independent registered public accounting firm for 2021 Advisory vote to approve Duke Energy's named executive officer compensation Amendment to the Amended and Restated Certificate of Incorporation of Duke Energy Corporation to eliminate supermajority requirements 3. 4. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders: The Notice and Proxy Statement and Annual Report are available at proxyvote.com. D38328-P48535-Z78930 DUKE ENERGY CORPORATION Annual Meeting of Shareholders May 6, 2021, at 12:30 p.m. Eastern time PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Lynn J. Good, Steven K. Young, and Kodwo Ghartey-Tagoe, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of Duke Energy Corporation (Duke Energy) of the undersigned at the Annual Meeting of Shareholders (Annual Meeting) to be held via live webcast, on May 6, 2021, and at any adjournment thereof, upon all subjects that may come before the Annual Meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the individuals designated above will vote "FOR" the election of all director nominees under Proposal 1, "FOR" Proposals 2, 3, and 4, "AGAINST" Proposals 5 and 6, and at their discretion on any other matter that may come before the Annual Meeting. Phone and online voting cutoff is 11:59 p.m. Eastern time on May 5, 2021, except as described below. This instruction and proxy card is also solicited by the Board of Directors of Duke Energy for use at the Annual Meeting on May 6, 2021, by persons who participate in the Duke Energy Retirement Savings Plan (Plan). Phone and online voting cutoff for participants in the Plan is 11:59 p.m. Eastern time on May 3, 2021. By signing this instruction and proxy card or by voting by phone or online, the undersigned hereby directs Fidelity Management Trust Company, as Trustee for the Plan, to vote, as designated herein, all shares of Duke Energy common stock with respect to which the undersigned is entitled to direct the Trustee as to voting under the Plan at the Annual Meeting to be held on May 6, 2021, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Annual Meeting and any and all adjournments thereof. If no directions are given, the shares of Duke Energy common stock allocated to the undersigned's account will be voted by the Trustee in the same proportion as shares held by the Plan for which the Trustee has received voting directions from other participants in the Plan, unless the Trustee determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974, as amended.